Exhibit 99.1
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART II OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006. If you are in any doubt as to the contents of this document or what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000, if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.
If you sell or have sold or otherwise transferred all of your Indivior Shares, please send this document and any accompanying documents or forms as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom you sell or have sold or transferred your Indivior Shares for delivery to the purchaser or transferee. However, these documents must not be forwarded, distributed or transmitted in, into or from any jurisdiction where to do so would violate the laws of that jurisdiction. If you have sold or otherwise transferred only part of your holding of Indivior Shares, you should retain these documents and contact the bank, stockbroker or other agent through whom the sale or transfer was effected.
The release, publication or distribution of this document and/or the accompanying documents (in whole or in part) in jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about and observe any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.
This document is not a prospectus and it does not constitute or form part of any offer or invitation to purchase, acquire, subscribe for, sell, dispose of or issue, or any solicitation of any offer to purchase, acquire, subscribe for, sell or dispose of, any security, including any fully paid ordinary shares in the capital of Indivior.

Indivior PLC
(incorporated in the United Kingdom with registered number 09237894)
Recommended proposal to establish
Indivior Pharmaceuticals, Inc.
as the holding company of the Indivior Group by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006
and
Notices of Court Meeting and Extraordinary General Meeting

This document has been prepared to comply with English law and applicable regulations, and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of any other jurisdiction. This document has not been approved by the SEC or any other regulatory authority of any jurisdiction, nor have any of the foregoing passed upon or endorsed the accuracy or adequacy of this document.
This document (including any documents incorporated into it by reference) should be read as a whole and in conjunction with the accompanying Forms of Proxy, Forms of Instruction or Forms of Direction (as applicable).
Capitalised terms used in this document have the meanings ascribed to them in the section of this document headed Part VIII (Definitions). References to times are to U.K. time unless otherwise stated.
Your attention is drawn to the letter from the Chair of Indivior in Part I (Letter from the Chair) of this document, which contains the unanimous recommendation of the Indivior Board that you vote in favour of the Scheme at the Court Meeting and the Special Resolutions to be proposed at the Extraordinary General Meeting. Part II (Explanatory Statement) of this document contains a more detailed explanation of the Scheme.
Notices of the Court Meeting and the Extraordinary General Meeting, both of which will be held at the offices of Freshfields LLP (100 Bishopsgate, London, EC2P 2SR) on 11 December 2025, are set out in Part IX (Notice of Court Meeting) and Part X (Notice of Extraordinary General Meeting) of this document respectively. The Court Meeting will start at 12.00 p.m. (U.K. time) and the Extraordinary General Meeting at 12.15 p.m. (U.K. time) (or as soon thereafter as the Court Meeting shall have been concluded or adjourned).

The action to be taken by Indivior Shareholders in relation to the Court Meeting and the Extraordinary General Meeting is set out in paragraph 5 of Part I (Letter from the Chair) and paragraph 16 of Part II (Explanatory Statement) of this document. It is very important that as many Indivior Shareholders as possible cast their votes so that the Court can be satisfied that there is a fair and reasonable representation of their views. Indivior Shareholders will receive a BLUE-BANDED Form of Proxy, Form of Direction and/or Form of Instruction for use (as applicable) in connection with the Court Meeting and a PURPLE-BANDED Form of Proxy, Form of Direction and/or Form of Instruction for use (as applicable) in connection with the Extraordinary General Meeting. Whether or not you intend to be present at the Court Meeting and the Extraordinary General Meeting in person, please complete and sign each of the Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable) (or appoint a proxy electronically, if you hold Indivior Shares directly (in certificated form), as referred to below) in accordance with the instructions printed on them. These should then be returned: (i) in respect of Forms of Proxy, to Computershare Trust Company, N.A.; and (b) in respect of Forms of Instruction and Forms of Direction, to Computershare Investor Services PLC (“Computershare U.K.”), as soon as possible and, in any event, so as to be received by:
(a)BLUE-BANDED Form of Proxy for the Court Meeting and PURPLE-BANDED Form of Proxy for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 9 December 2025;
(b)BLUE-BANDED Form of Instruction for the Court Meeting and PURPLE-BANDED Form of Instruction for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 8 December 2025; and
(c)BLUE-BANDED Form of Direction for the Court Meeting and PURPLE-BANDED Form of Direction for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 5 December 2025.
If the BLUE-BANDED Form of Proxy for the Court Meeting is not returned by the specified time, it may be handed to representatives of Computershare U.K. or the Chair of the Court Meeting before the start of that meeting and will still be valid. However, in order to be valid, the BLUE-BANDED Form of Instruction and/or Form of Direction (as applicable) must be received no later than the time mentioned in the instructions printed on it. In the case of the Extraordinary General Meeting, if the PURPLE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) is not returned by the time mentioned in the instructions printed on it, it will be invalid. The completion and return of the Forms of Proxy, Forms of Instruction or Forms of Direction (as applicable) will not prevent Indivior Shareholders from attending, voting and speaking in person at either the Court Meeting or the Extraordinary General Meeting, or any adjournment thereof, if they so wish.
In order to attend the Court Meeting and the Extraordinary General Meeting, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Meetings. Accordingly, should such holder, or a representative of that holder, wish to attend the Meetings and/or vote at the Meetings, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting, and 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Extraordinary General Meeting.
If you hold Indivior Shares directly (in certificated form), alternatively to completing the hard-copy Forms of Proxy, you may submit your proxy vote electronically via the InvestorVote service at www.investorvote.com/INPLGM, where full details of the procedure are given. Indivior Shareholders are advised to read the terms and conditions of use carefully and will need the Control Numbers set out on the Forms of Proxy. Electronic proxy appointments must be received by the Company’s Transfer Agent, Computershare Trust Company, N.A., by no later than 12.00 p.m. (U.K. time) on 9 December 2025 in respect of the Court Meeting and 12.15 p.m. (U.K. time) on 9 December 2025 in respect of the Extraordinary General Meeting.

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If you hold Indivior DIs directly, you are entitled to provide voting instructions for the Court Meeting and the Extraordinary General Meeting to Computershare U.K., in its capacity as DI Depositary, in respect of the Indivior DIs registered in your name in accordance with the procedures described in the notes to the Notice of Extraordinary General Meeting and by following the instructions on the Forms of Instruction that will accompany this document. Voting instructions must be received by no later than 12.00 (U.K. time) on 8 December 2025 in respect of the Court Meeting and 12.15 p.m. (U.K. time) on 8 December 2025 in respect of the Extraordinary General Meeting. Further details are set out in Part II (Explanatory Statement) of this document.
If you hold Indivior DIs via the Indivior CSN, you are entitled to provide voting instructions for the Court Meeting and the Extraordinary General Meeting to Computershare U.K., in its capacity as DI Depositary, in respect of the Indivior DIs that you are beneficially entitled to in accordance with the procedures described in the notes to the Notice of Extraordinary General Meeting and by following the instructions on the Forms of Direction that will accompany this document. Voting instructions must be received by no later than 12.00 p.m. (U.K. time) on 5 December 2025 in respect of the Court Meeting and 12.15 p.m. (U.K. time) on 5 December 2025 in respect of the Extraordinary General Meeting. Further details are set out in Part II (Explanatory Statement) of this document.
If your shares are held in a stock brokerage account or through a broker, bank or other nominee, you are considered the beneficial owner of Indivior Shares, and this Scheme Circular is being made available or forwarded to you by or on behalf of your broker, bank or other nominee. As the beneficial owner, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions. If you do not direct your broker, bank or other nominee on how to vote your shares by following the instructions on the voting instruction form, your Indivior Shares will not be voted at the Court Meeting or Extraordinary General Meeting.
If your shares are held through the Indivior PLC U.S. Employee Stock Purchase Plan, or if you are a registered holder of Indivior PLC Depositary Receipts and require further information on how to vote your shares please contact your share plan administrator or, in respect of Depositary Receipts, Computershare Trust Company, N.A. using the contact information detailed in their recent communications.
If the Scheme proceeds as presently envisaged and all applicable approvals are obtained on the expected timeline, it is currently anticipated that the Indivior Shares will cease trading on the Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”) at the close of trading on the trading day prior to the Listing Effective Date and that trading of Indivior Pharmaceuticals Shares on Nasdaq will commence at the start of trading on the Listing Effective Date.
If you have any practical questions about this document, the Court Meeting, the Extraordinary General Meeting or on the completion and return of the Forms of Proxy, Forms of Instruction and Forms of Direction (as applicable) please call the Shareholder Helpline. Details of the Shareholder Helpline can be found on page 88 in the notes to the Notice of Extraordinary General Meeting. Please note that calls may be monitored or recorded and the Shareholder Helpline cannot provide financial, legal or tax advice or advice on the merits of the Scheme.
Certain terms used in this document are defined in Part VIII (Definitions).
No person has been authorised to give any information or make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been so authorised. The contents of this document are not to be construed as legal, financial or tax advice. Each person should consult his or her own independent legal, financial or tax adviser for legal, financial or tax advice.
The Indivior Pharmaceuticals Shares to be issued to Indivior Shareholders in connection with the Scheme will not be, and are not required to be, registered with the SEC under the U.S. Securities Act, in reliance upon the exemption from the registration requirements provided by Section 3(a)(10) of the U.S. Securities Act. Pursuant to Section 3(a)(10), Indivior and Indivior Pharmaceuticals will advise the Court that they will rely on the Section 3(a)(10) exemption based on the Court’s approval of the Scheme, and the Court will hold a hearing on the Scheme’s fairness to Indivior Shareholders. Indivior will give timely notice of such fairness hearing to all Indivior Shareholders, each of whom will be entitled to appear. Indivior

2

Shareholders who are Affiliate Shareholders will, after the Scheme Effective Time, be subject to the same U.S. transfer restrictions relating to the Indivior Pharmaceuticals Shares received pursuant to the Scheme as those to which they are currently subject.
Forward looking statements
This document (including information incorporated by reference in this document) may contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Indivior about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this document include statements relating to approval of the Scheme, the expected effects of the Scheme on the Group, the expected timing and scope of the Scheme, the Court’s approval of the Scheme, the listing and start of trading of the Indivior Pharmaceuticals Shares on Nasdaq, the terms of the organisational documents of Indivior Pharmaceuticals, and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. By their nature, such forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future. Actual results may differ materially from those expressed or implied in these forward-looking statements.
The forward-looking statements in this document are made based upon our current expectations and beliefs concerning future events and involve a number of known and unknown risks and uncertainties. Such forward-looking statements are based on numerous assumptions regarding our present and future business strategy and the environment in which we operate, which may prove to be inaccurate. These factors include the satisfaction of the Conditions, risks related to obtaining requisite shareholder approval as well as additional inherent business and economic risk factors described in Indivior’s public filings and that will be described in Indivior Pharmaceuticals’ SEC filings. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither Indivior, Indivior Pharmaceuticals nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, neither Indivior nor Indivior Pharmaceuticals is under any obligation, and Indivior and Indivior Pharmaceuticals expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
No profit forecasts or estimates
No statement in this document is intended as a profit forecast or a profit estimate and no statement in this document should be interpreted to mean that earnings per Indivior Share or Indivior Pharmaceuticals Share (as the case may be) for the current or future financial years would necessarily match or exceed the historical published earnings per Indivior Share.
Rounding
Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown in the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

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TABLE OF CONTENTS
Page
EXPECTED TIMETABLE OF PRINCIPAL EVENTS    1
SUMMARY    3
Part I LETTER FROM THE CHAIR    4
Part II EXPLANATORY STATEMENT    8
Part III ADDITIONAL INFORMATION    22
Part IV SETTLEMENT AND DEALINGS IN INDIVIOR PHARMACEUTICALS SHARES
FOLLOWING THE SCHEME EFFECTIVE TIME    33
Part V COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS AND DESCRIPTION OF CAPITAL STOCK OF INDIVIOR PHARMACEUTICALS AFTER THE
SCHEME    39
Part VI FREQUENTLY ASKED QUESTIONS    53
Part VII THE SCHEME OF ARRANGEMENT    58
Part VIII DEFINITIONS    65
Part IX NOTICE OF COURT MEETING    73
Part X NOTICE OF EXTRAORDINARY GENERAL MEETING    78

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EXPECTED TIMETABLE OF PRINCIPAL EVENTS
All times shown are U.K. times unless otherwise stated. All dates and times are based on Indivior’s current expectations and are subject to change. If any of the dates and/or times in this expected timetable change, the revised dates and/or times will be notified to Indivior Shareholders by announcement through a Form 8-K, with such announcement being made available on Indivior’s website at https://www.indivior.com/en/investors/sec-filings.
Event    Expected time/date

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Voting Record Time for beneficial owners of Indivior Shares held in a stock brokerage account or through a bank, broker or other nominee which is a DTC participant to be eligible to vote for the Court Meeting and Extraordinary General Meeting(1)
Voting Record Time for Indivior DI Holders and Indivior CSN Holders for the Court Meeting and Extraordinary General Meeting
Latest time for lodging Forms of Direction (Indivior CSN Holders) for: Court Meeting (BLUE-BANDED form)
Latest time for lodging Forms of Direction (Indivior CSN Holders) for: Extraordinary General Meeting (PURPLE- BANDED form)
Latest time for lodging Forms of Instruction (Indivior DI Holders) for: Court Meeting (BLUE-BANDED form)
Latest time for lodging Forms of Instruction (Indivior DI Holders) for: Extraordinary General Meeting (PURPLE- BANDED form)
Latest time for lodging Forms of Proxy (direct shareholders) for: Court Meeting (BLUE-BANDED form)
Latest time for lodging Forms of Proxy (direct shareholders) for: Extraordinary General Meeting (PURPLE-BANDED form)
Voting Record Time for direct shareholders for the Court Meeting and Extraordinary General Meeting

5.00 p.m. (New York time) on
28 November 2025

6.00 p.m. on 5 December 2025(2)

12.00 p.m. on 5 December 2025(3)

12.15 p.m. on 5 December 2025(3)

12.00 p.m. on 8 December 2025(3)

12.15 p.m. on 8 December 2025(3)

12.00 p.m. on 9 December 2025(3)

12.15 p.m. on 9 December 2025(3)

12.15 p.m. on 9 December 2025(2)
Court Meeting    12.00 p.m. on 11 December 2025
Extraordinary General Meeting    12.15 p.m. on 11 December 2025(4)
Court Hearing    22 January 2026(5)
Last day for registration of transfers of Indivior Shares, and disablement in CREST of Indivior DIs

Scheme Effective Date(6)
Scheme Record Time    6.00 p.m. (New York time) on the Scheme Effective Date(6)
Scheme Effective Time    Not later than 6.59 p.m. (New York time) on the Scheme Effective Date(6)
Cancellation of the entire existing share capital of Indivior, new shares in Indivior issued to Indivior Pharmaceuticals, issuance of Indivior Pharmaceuticals Shares to Indivior Shareholders

Following 6.59 p.m. (New York time) on the
Scheme Effective Date(6)

2

Event    Expected time/date

Indivior Shares cease trading on Nasdaq    Close of trading on the trading day prior to
the Listing Effective Date(6)

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Commencement of trading in Indivior Pharmaceuticals Shares on Nasdaq
Indivior Pharmaceuticals Shares registered through DRS (in respect of Scheme Shares held directly
(in certificated form only))
Creation of Indivior Pharmaceuticals DIs by Computershare U.K. and issuance of such Indivior Pharmaceuticals DIs to CREST participant accounts
Despatch of letters of transmittal to direct Indivior Shareholders (in certificated form)
Despatch of CSN holding statements to Indivior Pharmaceuticals CSN Holders

Open of trading on the Listing
Effective Date(6)
As soon as possible after the Nasdaq
Listing Effective Time

As soon as possible after the Nasdaq
Listing Effective Time

No later than 14 days after the Nasdaq
Listing Effective Time
No later than 14 days after the Nasdaq
Listing Effective Time

Notes:
(1)If your shares are held in a stock brokerage account or through a broker, bank or other nominee, you are considered the beneficial owner of Indivior Shares. As the beneficial owner, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions. If you do not direct your broker, bank or other nominee on how to vote your shares by following the instructions on the voting instruction form, your Indivior Shares will not be voted at the Court Meeting or Extraordinary General Meeting.
(2)If either the Court Meeting or the Extraordinary General Meeting is adjourned, the Voting Record Time for the relevant adjourned Meeting will be (i) 6.00 p.m. on the date which is four U.K. business days before the date set for such adjourned Meeting for Indivior DI Holders and Indivior CSN Holders (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for Indivior DI Holders and Indivior CSN Holders for both meetings will be the time that is four U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting); and (ii) 12.15 p.m. on the date which is two
U.K. business days before the date set for such adjourned Meeting for direct shareholders (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for direct shareholders for both meetings will be the time that is two U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting).
(3)The BLUE-BANDED Form of Proxy for the Court Meeting, if not received by the time stated above (or, if the Court Meeting is adjourned, 48 hours (excluding any part of a day that is not a U.K. business day) before the adjourned Court Meeting), may be handed to a representative of Computershare UK, on behalf of the Chair of the Court Meeting, or to the Chair of the Court Meeting, before the start of the Court Meeting. However, in order to be valid, the BLUE-BANDED Form of Instruction and/or Form of Direction (as applicable) must be received no later than the timings set out in the expected timetable above (or, if the Court Meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders and Indivior CSN Holders). In the case of the Extraordinary General Meeting, however, unless the PURPLE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) are returned by the time set out above, it will be invalid (except in the case of an adjourned meeting).
(4)To commence at the time fixed or, as soon thereafter as the Court Meeting concludes or is adjourned, whichever is the later.
(5)All Indivior Shareholders have the right to attend the Court Hearing in person or by proxy to support or oppose the sanctioning of the Scheme. It is currently anticipated that the Court Hearing will be held on 22 January 2026 at 7 Rolls Buildings, Fetter Lane, London, EC4A 1NL. In order to attend the Court Hearing, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Court Hearing. Accordingly, should such holder, or a representative of that holder, wish to attend the Court Hearing, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by 12.00 p.m. (U.K. time) on 19 January 2026.
(6)These times and dates are indicative only and will depend on, among other things, the dates upon which: (i) the Conditions are satisfied or (where applicable) waived; (ii) the Court sanctions the Scheme; and (iii) the Court Order sanctioning the Scheme is delivered to the Registrar of Companies. If the expected dates of the Scheme Effective Date and the Listing Effective Date are changed, Indivior will give adequate notice of the changes by issuing an announcement through a Form 8-K.

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SUMMARY
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
If you are in any doubt as to what action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, who is authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
This document tells you about the proposal for a reorganisation of Indivior PLC (“Indivior”) and its subsidiaries which will result in a new Delaware corporation (“Indivior Pharmaceuticals”) becoming the new holding company of the Group.
Here is what you need to do now:
•read this summary;
•read the letter from the Chair of Indivior set out at Part I (Letter from the Chair) on pages 4 to 7 of this document. The letter from the Chair explains what is happening and why the Indivior Board unanimously recommends that you should vote in favour of the Scheme;
•read the remainder of this document; and
•if you have any further queries, please call the Shareholder Helpline, the number of which is below.
Indivior Shareholders should read the whole of this document and not just rely on this summary. This summary should not be regarded as a substitute for reading the whole document.
SHAREHOLDER HELPLINE TELEPHONE NUMBER:
Direct shareholders and Indivior DR holders:
TEL: 1 (866) 644-4127 (in the U.S.)
TEL: 1 (781) 575-2906 (outside the U.S.) (calls to this shareholder helpline from outside the U.S. are charged at the applicable international rates)
Indivior DI Holders and Indivior CSN Holders:
TEL: +44 (0) 370 707 1820(1) (calls to this helpline from outside the U.K. are charged at the applicable international rates)
Charges from mobiles and other operators may apply.
Note: For legal reasons, this helpline will only be able to provide practical information and will not provide advice on the merits of the Scheme or give any legal, financial or tax advice. For legal, financial or tax advice, you will need to consult an independent legal, financial or tax adviser.
The questions and answers set out in Part VI (Frequently Asked Questions) of this document address briefly some questions you may have regarding the Court Meeting and Extraordinary General Meeting and the Scheme, and have been prepared to help you understand what is involved in the Scheme and other matters referred to below. This information is not intended to be a full summary of the information you need in order to make a decision on how to vote (or provide your voting instructions) and therefore may not address all of the questions that may be important to you as an Indivior Shareholder. Please refer to the more detailed information contained in this document which you should read carefully and in their entirety.

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Part I
LETTER FROM THE CHAIR
Registered Office:
234 Bath Road Slough, Berkshire
United Kingdom SL1 4EE
14 November 2025
To the holders of Indivior Shares, and for information only, to holders of awards granted under the Legacy Share Plans.
Dear Shareholder,
RECOMMENDED PROPOSAL IN RESPECT OF THE INTRODUCTION OF A NEW U.S. HOLDING COMPANY AND RELATED MATTERS
1.Introduction
On 2 June 2025, the Indivior Board announced that, having evaluated the optimal listing location for the Group, it had concluded that it was in the best interests of the business and its shareholders to retain Indivior’s listing on Nasdaq as a sole listing and to cancel the secondary listing in London. Following the period of notice to shareholders, the London Delisting took place on 25 July 2025.
On 1 October 2025, the Indivior Board announced that it intends to pursue a change in domicile from the
U.K. to the U.S. and will establish a new U.S. company—incorporated in Delaware and to be named Indivior Pharmaceuticals, Inc.—above its existing U.K. parent company. Indivior intends to implement the redomiciliation by means of a U.K. Court-sanctioned Scheme of Arrangement.
If the Scheme is approved and becomes effective, Indivior Shareholders will receive Indivior Pharmaceuticals Shares immediately following implementation of the Scheme in place of their Indivior Shares held at the Scheme Record Time on the following basis:
for every one Indivior Share, one Indivior Pharmaceuticals Share.
Indivior will then become a direct wholly-owned subsidiary of Indivior Pharmaceuticals. The rights attaching to the Indivior Pharmaceuticals Shares will be substantially the same to those attaching to the Indivior Shares including as to, and in respect of the same proportion of, the profits, net assets and dividends of the Group.
Following the Scheme Effective Time:
1.Indivior Shares will no longer be listed on Nasdaq;
2.Indivior Pharmaceuticals Shares will be issued in consideration for Indivior Shares on a one-for-one basis; and
3.Indivior Pharmaceuticals Shares will be listed on Nasdaq.
If the Scheme is not approved by Indivior Shareholders, then Indivior will remain the ultimate parent company of the Group and will retain its existing listing structure.
The purpose of this document is to explain the Scheme and why the Indivior Board considers it to be in the best interests of Indivior and its shareholders as a whole. The Indivior Board is unanimously recommending that you vote in favour of the Scheme. A summary of the recommended action to be taken is set out in paragraph 5 of this Part I (Letter from the Chair) and on the Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable) accompanying this document.

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2.Background to and reasons for the Scheme
Following Indivior’s U.S. listing on Nasdaq in June 2023 and subsequent cancellation of its secondary listing in London in July 2025, the Indivior Board is recommending the proposed change in domicile of the parent company of the Group to maximize the benefits of the Group’s U.S. stock listing, including:
•expanding Indivior’s U.S. capital markets presence;
•increasing potential U.S. equity indexation;
•simplifying corporate governance and reducing complexity; and
•further positioning Indivior as a U.S. based treatment innovator, enabling closer collaboration with public health leaders on advancing SUBLOCADE® for opioid use disorder.
Inserting a new U.S. parent company—to be named Indivior Pharmaceuticals, Inc.—above the existing
U.K. parent company will also align the Group’s domicile with the significant majority of the existing shareholder base.
3.Impact of the Scheme
3.1Business and operations
Indivior Pharmaceuticals will have the same business and operations after implementation of the Scheme as Indivior has now. The Scheme will not result in any changes in the day-to-day operations of the business of the Group or its strategy.
3.2Corporate governance and the Indivior Pharmaceuticals Board
(a)Corporate governance and law
Indivior Pharmaceuticals will retain the Group’s strong commitment to the highest standards of governance and corporate responsibility.
In connection with establishing the Group’s parent company in the United States, the Group expects to more closely align its corporate governance arrangements with those followed by U.S. domestic issuers. From the Scheme Effective Time, Indivior Pharmaceuticals will comply with U.S. corporate governance standards, including rules in respect of director independence, standards for audit, nomination and compensation (remuneration) board committees, and shareholder approval requirements. Indivior Pharmaceuticals will be subject to the U.S. Exchange Act, which requires filing with the SEC an annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, among other things, and to the U.S. Sarbanes-Oxley Act, which requires preparation of a management report on internal controls each year and an auditor attestation of management’s internal control report. Such corporate governance rules and reporting rules are imposed by the SEC, Nasdaq and Delaware law.
The governing company law that will apply to Indivior Pharmaceuticals will be the Delaware General Corporation Law. Part V of this document (Comparison of Corporate Governance and Shareholder Rights and Description of Capital Stock of Indivior Pharmaceuticals after the Scheme) contains a summary of the differences between Delaware law and U.K. law, which is the governing company law of Indivior.
(b)The Code
As a company incorporated in the United Kingdom, the U.K. City Code on Takeovers and Mergers (“the Code”) currently applies to any takeover offer for Indivior for a period of two years from the London Delisting (i.e. until July 2027). However, with effect from the Scheme Effective Time, the Code will no longer apply to any takeover offer for Indivior Pharmaceuticals due to its incorporation in Delaware, U.S., meaning that Indivior Shareholders will, from the Scheme Effective Time, no longer be afforded the specific protections provided by the Code.
Your attention is drawn to paragraph 6 of Part II (Explanatory Statement) of this document for further information about the protections afforded by the Code which will cease to apply following the Scheme.

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(c)The Indivior Pharmaceuticals Board
Indivior Pharmaceuticals will have the same board of directors and management as Indivior has immediately prior to the Scheme Effective Time.
Accordingly, each Director of Indivior at the Scheme Record Time will become a director of Indivior Pharmaceuticals. The Group’s approach to the amount and structure of its compensation of senior management and Non-Executive Directors (including the Chair) is not expected to change substantively as a result of the Scheme, but its structure will continue to be brought into line with
U.S. market practice for U.S. listed companies of a similar size and profile.
Further details on the specific effects of the Scheme on the Directors are set out in Part III (Additional Information) of this document.
3.3Legacy Share Plans and New Share Plan
Following the Scheme, the outstanding awards under the Indivior 2024 Long-Term Incentive Plan, the Indivior Long-Term Incentive Plan, the Indivior Group Deferred Bonus Plan 2018, the Indivior 2024 U.K. Savings Related Share Option Plan, the Indivior U.K. Savings Related Share Option Plan, and the Indivior PLC U.S. Employee Stock Purchase Plan (the “Legacy Share Plans”) are expected to be assumed by Indivior Pharmaceuticals. Details of the effect of the Scheme on holders of existing awards granted under the Legacy Share Plans as a result of the Scheme are set out in paragraph 10 of Part II (Explanatory Statement) of this document. In respect of future awards, the Directors expect to adopt the Indivior Pharmaceuticals Omnibus Equity Plan (the “New Share Plan”), conditional on the Scheme becoming effective.
4.Taxation
Your attention is drawn to paragraph 10 of Part III (Additional Information) of this document for further information about certain U.K. and U.S. taxation consequences of the Scheme.
The summary information on taxation in this document is intended as a guide only and holders of Indivior Shares who are in any doubt about their tax position, or who are resident for tax purposes in countries other than the U.K. or the U.S., are strongly advised to contact an appropriate professional, independent adviser immediately.
5.Action to be taken
The Scheme is conditional upon a number of matters, which are set out in full in the explanatory statement contained in Part II (Explanatory Statement) of this document, including approval of the Scheme by the Indivior Shareholders at the Court Meeting and of the Special Resolutions at the Extraordinary General Meeting. Full particulars of the Court Meeting and the Extraordinary General Meeting are also contained in Part IX (Notice of Court Meeting) and Part X (Notice of Extraordinary General Meeting) of this document respectively, including the action to be taken by Indivior Shareholders.
In order for the Court to be satisfied that the votes cast fairly represent the views of Indivior Shareholders, it is important that as many votes as possible are cast at the Court Meeting. Indivior Shareholders are therefore urged to attend the Court Meeting in person or by proxy. Separate Forms of Proxy, Forms of Instruction or Forms of Direction for use (as applicable) at the Court Meeting (BLUE-BANDED) and the Extraordinary General Meeting (PURPLE-BANDED) are enclosed. Whether or not you intend to attend in person at the meeting in question, you are encouraged to complete, sign and return the appropriate Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable) as explained in paragraph 16 of the explanatory statement contained in Part II (Explanatory Statement) of this document.
In order to attend the Court Meeting and the Extraordinary General Meeting, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Meetings. Accordingly, should such holder, or a representative of that holder, wish to attend the Meetings and/or vote at the Meetings, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting, and 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Extraordinary General Meeting.

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In the case of other beneficial owners, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
If you have any practical questions about this document, the Court Meeting, the Extraordinary General Meeting or the Proposal or are in any doubt as to how to complete the Forms of Proxy, Forms of Instruction and Forms of Direction please call the Shareholder Helpline. Details of the Shareholder Helpline can be found on page 3. Calls to the shareholder helpline from outside the United Kingdom will be charged at international rates. Other telephone provider costs may apply. Please note that calls may be monitored or recorded and the helpline cannot provide legal, financial or tax advice or advice on the merits of the Scheme.
6.Overseas Shareholders
If you are a citizen, resident or national of a jurisdiction outside of the United Kingdom or the United States, your attention is drawn to paragraph 11 of Part II (Explanatory Statement) of this document for further details concerning the Scheme.
7.Recommendation
In the Indivior Board’s opinion the Scheme is in the best interests of the Company and Indivior Shareholders as a whole.
Accordingly, the Indivior Board unanimously recommends Indivior Shareholders to vote in favour of the Scheme at the Court Meeting and to vote in favour of all of the Special Resolutions proposed at the Extraordinary General Meeting.
The Directors intend to vote in respect of their own beneficial holdings of Indivior Shares in favour of the Scheme and of all Special Resolutions proposed at the Extraordinary General Meeting.
The Directors strongly encourage you to complete, sign and return the enclosed Forms of Proxy, Forms of Instruction or Forms of Directions (as applicable) as soon as possible, and, in any event:
•in the case of the BLUE-BANDED Form of Proxy (direct shareholders), by no later than
12.00 p.m. (U.K. time) on 9 December 2025;
•in the case of the PURPLE-BANDED Form of Proxy (direct shareholders), by no later than
12.15 p.m. (U.K. time) on 9 December 2025;
•in the case of the BLUE-BANDED Form of Instruction (Indivior DI Holders), by no later than
12.00 p.m. (U.K. time) on 8 December 2025;
•in the case of the PURPLE-BANDED Form of Instruction (Indivior DI Holders), by no later than 12.15 p.m. (U.K. time) on 8 December 2025;
•in the case of the BLUE-BANDED Form of Direction (Indivior CSN Holders), by no later than
12.00 p.m. (U.K. time) on 5 December 2025; and
•in the case of the PURPLE-BANDED Form of Direction (Indivior CSN Holders), by no later than 12.15 p.m. (U.K. time) on 5 December 2025.
In the case of other beneficial owners, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
Yours faithfully

Dr. David Wheadon
Chair

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Part II
EXPLANATORY STATEMENT
(in compliance with Section 897 of the Companies Act 2006)
14 November 2025
To the holders of Indivior Shares, and, for information only, to the holders of awards granted under the Legacy Share Plans
Dear Shareholder,
RECOMMENDED PROPOSAL IN RESPECT OF THE INTRODUCTION OF A NEW HOLDING COMPANY AND RELATED MATTERS
1.Introduction
On 2 June 2025, the Indivior Board announced that, having evaluated the optimal listing location for the Group, it had concluded that it was in the best interests of the business and its shareholders to retain Indivior’s listing on Nasdaq as a sole listing and to cancel the secondary listing in London. Following the period of notice to shareholders, the London Delisting took place on 25 July 2025.
On 1 October 2025, the Indivior Board announced that it intends to pursue a change in domicile from the
U.K. to the U.S. and will establish a new U.S. company—incorporated in Delaware and to be named Indivior Pharmaceuticals, Inc.—above its existing U.K. parent company. Indivior intends to implement the redomiciliation by means of a U.K. Court-sanctioned Scheme of Arrangement.
Your attention is drawn to the letter from the Chair set out in Part I (Letter from the Chair) of this document. That letter contains, inter alia, the unanimous recommendation by the Directors to Indivior Shareholders to vote in favour of the Scheme at the Court Meeting and to vote in favour of all of the Special Resolutions proposed at the Extraordinary General Meeting.
That letter also states that the Directors consider the Scheme and its terms to be in the best interests of Indivior and Indivior Shareholders as a whole.
A description of the action to be taken by Indivior Shareholders in relation to the Court Meeting and the Extraordinary General Meeting is set out in paragraph 16 of this Part II (Explanatory Statement). The full text of the Scheme is set out in Part VII (The Scheme of Arrangement) of this document. The full text of each of the Special Resolutions to be proposed at the Extraordinary General Meeting is set out in Part X (Notice of Extraordinary General Meeting) of this document.
It is currently anticipated that, subject to receipt of the necessary approvals, the Scheme will become effective, and trading in Indivior Pharmaceuticals Shares will commence on Nasdaq, at the end of January 2026.
2.Summary of the Scheme
The Scheme
The principal steps involved in the Scheme are as follows:
(a)Cancellation of Scheme Shares
Under the Scheme, all the Scheme Shares will be cancelled at the Scheme Effective Time (which is currently anticipated to be not later than 6.59 p.m. (New York time) on the Scheme Effective Date).
In consideration of the cancellation of the Scheme Shares, the Scheme Shareholders will receive, in respect of any Scheme Shares held as at the Scheme Record Time:
for every one Scheme Share cancelled, one Indivior Pharmaceuticals Share.
The rights attaching to the Indivior Pharmaceuticals Shares will be substantially the same as those attaching to the Indivior Shares. A summary of the rights attaching to the Indivior Pharmaceuticals Shares is set out in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) of this document.

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(b)Establishing Indivior Pharmaceuticals as the new holding company of the Group
Following the cancellation of the Scheme Shares, the credit arising in the books of Indivior as a result of the cancellation will be applied in paying up in full new shares in Indivior such that the aggregate nominal value of those shares equals the aggregate nominal value of the Scheme Shares cancelled. The new shares in Indivior will be issued to Indivior Pharmaceuticals which will, as a result, become the holding company of the Group. In turn, Indivior Pharmaceuticals will issue Indivior Pharmaceuticals Shares to the holders of Indivior Shares at the Scheme Record Time. Immediately following implementation of the Scheme, the holders of Indivior Shares will hold Indivior Pharmaceuticals Shares in the same number and the same proportions in which they held Indivior Shares at the Scheme Record Time.
(c)Amendments to Indivior’s Articles of Association
It is proposed that the Indivior Articles be amended in such a way as to ensure that any Indivior Shares which are issued after the date of this document but before the Scheme Record Time are allotted subject to the terms of the Scheme and the holders of such shares will be bound by the Scheme accordingly.
This will avoid any person other than Indivior Pharmaceuticals holding Indivior Shares after dealings in such shares have ceased on Nasdaq and will further ensure that Indivior will remain a wholly- owned subsidiary of Indivior Pharmaceuticals despite any issues of Indivior Shares after the date of this document but before the Scheme Record Time.
3.Conditions to implementation of the Scheme
The implementation of the Scheme is conditional upon:
(a)the approval of the Scheme by a majority in number, representing not less than 75 per cent. in value of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting);
(b)the passing of the Special Resolutions set out in the notice of the Extraordinary General Meeting to approve the Scheme and various matters in connection with the Scheme at the Extraordinary General Meeting (or any adjournment of such meeting);
(c)the sanction of the Scheme by the Court at the Court Hearing and the confirmation by the Court of the Indivior Reduction of Capital; and
(d)a copy of the Court Order having been delivered to the Registrar of Companies for registration. Special Resolutions are proposed in order to approve:
(i)the Scheme;
(ii)the Indivior Reduction of Capital;
(iii)required amendments to the Indivior Articles to ensure that the holders of any Indivior Shares allotted before the Scheme Record Time are bound by the Scheme;
(iv)the re-registration of Indivior as a private company limited by shares; and
(v)conditional upon and subject to the re-registration of Indivior as a private company limited by shares, the adoption of the Post-Scheme Articles of Association.
The Court Hearing is currently anticipated to be held on 22 January 2026 at 7 Rolls Building, Fetter Lane, City of London, London, EC4A 1NL. Indivior Shareholders who wish to support or oppose the Scheme are entitled to appear in person or by proxy at the Court Hearing.
In order to attend the Court Hearing, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Court Hearing. Accordingly, should such holder, or a representative of that holder, wish to attend the Court Hearing, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by 12.00 p.m. (U.K. time) on 19 January 2026.

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Assuming the Scheme is sanctioned by the Court and the other conditions to the Scheme are satisfied or waived as expected, it is currently anticipated that the Scheme will become effective, and dealings in Indivior Pharmaceuticals Shares will commence at the end of January 2026.
If the Scheme has not become effective by 31 December 2026 (or such later date as Indivior and Indivior Pharmaceuticals may agree and the Court may allow), it will lapse, in which event the Scheme will not proceed, Indivior Shareholders will remain shareholders of Indivior and the Indivior Shares will continue to be traded on Nasdaq.
The Scheme contains a provision for Indivior and Indivior Pharmaceuticals jointly to consent, on behalf of all persons concerned, to any modification of or addition to the Scheme, or to any condition that the Court may think fit to approve or impose. Indivior has been advised by its legal advisers that the Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Indivior Shareholders unless Indivior Shareholders were informed of any such modification, addition or condition. It will be a matter for the Court to decide, in its discretion, whether or not further meetings of Indivior Shareholders should be held. If the Court does approve or impose a modification of, or addition or condition to, the Scheme which, in the opinion of the Directors, is such as to require the further consent of the Indivior Shareholders, the Directors will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained.
The full text of the Scheme and of the Special Resolutions to be proposed at the Court Meeting and the Extraordinary General Meeting are set out in Part IX (Notice of Court Meeting) and Part X (Notice of Extraordinary General Meeting), respectively of this document.
4.Effect of the Scheme
The effect of implementation of the Scheme will be as follows:
(a)instead of having its ordinary share capital owned by the current Indivior Shareholders, Indivior will become a wholly-owned subsidiary of Indivior Pharmaceuticals with effect from the Scheme Effective Time;
(b)instead of owning Indivior Shares, each current Indivior Shareholder will own the same number of Indivior Pharmaceuticals Shares; and
(c)Indivior Pharmaceuticals, a Delaware corporation, will be the holding company of the Group with a listing on Nasdaq. Immediately following the Scheme Effective Time, Indivior Pharmaceuticals will own all of the ordinary share capital of Indivior (and indirectly the whole of the Group).
5.Independent valuation report
In connection with the allotment of new shares by Indivior to Indivior Pharmaceuticals as part of the Scheme, Indivior will be required to obtain an independent valuation report in accordance with the requirements of Section 593 of the Companies Act. The independent valuation report will be prepared by Ernst & Young LLP. The independent valuation report will consider the non-cash consideration (being the Indivior Pharmaceuticals Shares issued to the holders of Scheme Shares) in exchange for the allotment of new shares by Indivior to Indivior Pharmaceuticals. It will contain the information prescribed in Section 596 of the Companies Act and will be provided to Indivior Pharmaceuticals prior to the Scheme Effective Time and delivered to the Registrar of Companies along with the return of allotment of the new shares in Indivior in connection with the Scheme.
6.The U.K. Takeover Code
The Code applies to all offers for companies which have their registered office in the United Kingdom, the Channel Islands or the Isle of Man if any of their equity share capital or other transferable securities carrying voting rights are admitted to trading on a U.K. regulated market, on a U.K. multilateral trading facility or on any stock exchange in the Channel Islands or the Isle of Man. The Code also applies to any company which has its registered office in the United Kingdom, the Channel Islands or the Isle of Man if any of its securities were admitted to trading on a U.K. regulated market, a U.K. multilateral trading facility, or a stock exchange in the Channel Islands or the Isle of Man at any time during the preceding two years.

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As Indivior is a company incorporated in the United Kingdom which had shares admitted to the equity shares (transition) category and to trading on the London Stock Exchange’s main market for listed securities during the preceding two years, the Code currently applies to any takeover offer for Indivior for a period of two years following the London Delisting. However, with effect from completion of the Scheme, the Code will not apply to any takeover offer for Indivior Pharmaceuticals due to its incorporation in Delaware, U.S., meaning that Indivior Shareholders will, from the Scheme Effective Time, no longer be afforded the specific protections provided by the Code. This includes the requirement for a mandatory cash offer to be made if either:
(a)a person acquires an interest in shares which, when taken together with the shares in which persons acting in concert with it are interested, increases the percentage of shares carrying voting rights in which it is interested to 30 per cent. or more; or
(b)a person, together with persons acting in concert with it, is interested in shares which in the aggregate carry not less than 30 per cent. of the voting rights of a company but does not hold shares carrying more than 50 per cent. of such voting rights and such person, or any person acting in concert with it, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which it is interested.
Brief details of the Panel and of the protections afforded by the Code (which will cease to apply following the Scheme) are described below. Before giving your consent to the Scheme, you may want to take independent professional advice from an appropriate independent financial adviser.
(a)The Code
The Code is issued and administered by the Panel. The Code currently applies to Indivior and, accordingly, its shareholders are entitled to the protections afforded by the Code for a period of two years from the London Delisting (although it will cease to apply following the Scheme). The Code and the Panel operate principally to ensure that shareholders are treated fairly and are not denied an opportunity to decide on the merits of a takeover, and that shareholders of the same class are afforded equivalent treatment by an offeror. The Code also provides an orderly framework within which takeovers are conducted. In addition, it is designed to promote, in conjunction with other regulatory regimes, the integrity of the financial markets.
(b)The General Principles and Rules of the Code
The Code is based upon a number of general principles (the “General Principles”) which are essentially statements of standards of commercial behaviour. The General Principles apply to takeovers and all other matters with which the Code is concerned. They are applied by the Panel in accordance with their spirit to achieve their underlying purpose.
In addition to the General Principles, the Code contains a series of Rules. Some of the Rules provide more detail on how the General Principles will be applied by the Panel and others govern specific aspects of takeover procedure. Like the General Principles, the Rules are to be interpreted to achieve their underlying purpose. Therefore, their spirit must be observed as well as their letter. The Panel may derogate or grant a waiver to a person from the application of a Rule in certain circumstances.
(c)Giving up the protection of the Code
The following is a summary of key provisions of the Code which apply to transactions to which the Code applies. You are encouraged to read this information carefully as it outlines certain important protections which you will be giving up if you agree to the Scheme.
Where similar or equivalent rules or practices to those being given up as a result of the Scheme will apply to Indivior Pharmaceuticals by virtue of Delaware Law and/or SEC rules, this has also been noted in the following summary.

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(d)Equality of treatment
General Principle 1 of the Code states that all holders of the securities of an offeree company of the same class must be afforded equivalent treatment. Furthermore, Rule 16.1 of the Code requires that, except with the consent of the Panel, special arrangements may not be made with certain shareholders if there are favourable conditions attached which are not being extended to all shareholders.
Under Delaware law, disparate treatment of shareholders in a takeover is typically subject to enhanced scrutiny by the Delaware courts.
(e)Information to shareholders
General Principle 2 of the Code requires that the holders of the securities of an offeree company must have sufficient time and information to enable them to reach a properly informed decision on the takeover bid. Consequently, a document setting out full details of an offer must be sent to the offeree company’s shareholders.
For U.S. public companies, SEC requirements, Delaware law and the type of takeover transaction will determine the form and content of information received by shareholders. In a “one-step” statutory merger where shareholder approval of the transaction is obtained through a vote, the shareholders will be provided with a proxy statement, which will include the disclosures required by SEC rules and may be subject to SEC review.
Pursuant to Delaware law, the notice of meeting, which must include a copy of the merger agreement (or a summary thereof) and a copy of any applicable appraisal rights statute, must be provided to shareholders at least 20 days prior to the date of the shareholder meeting relating to the approval of the relevant transaction.
For tender and exchange offers, SEC rules require similarly detailed disclosures that may also be subject to SEC review. SEC rules also regulate various procedural matters, such as requiring an offer to be held open for at least 20 business days from commencement and for at least 10 business days after a material change to the offer price, the amount of securities sought or other significant changes (and at least five business days for other material changes to tender and exchange offers).
In addition to disclosure requirements mandated by the SEC, under Delaware law, directors have a fiduciary duty of disclosure that generally requires directors to take reasonable steps to ensure that the company provides information that is materially complete and does not omit material facts in its disclosures to shareholders. In the context of soliciting shareholder votes with respect to mergers, directors must provide all information a reasonable shareholder would consider important in determining how to vote, which generally requires disclosure of all information in the company’s possession that is material to the matter at hand.
(f)The opinion of the offeree board and independent advice
The board of the offeree company is required by Rule 3.1 of the Code to obtain competent independent advice as to whether the financial terms of an offer are fair and reasonable and the substance of such advice must be made known to shareholders. Rule 25.2 of the Code requires the board of the offeree company to send to shareholders and persons with information rights its opinion on the offer and its reasons for forming that opinion. That opinion must include the board’s views on: (i) the effects of implementation of the offer on all the company’s interests, including, specifically, employment; and (ii) the offeror’s strategic plans for the offeree company and their likely repercussions on employment and the locations of the offeree company’s places of business.
The document sent to shareholders must also deal with other matters such as interests and recent dealings in the securities of the offeror and the offeree company by relevant parties and whether the directors of the offeree company intend to accept or reject the offer in respect of their own beneficial shareholdings.
Rule 20.1 of the Code states that, except in certain circumstances, information and opinions relating to an offer or a party to an offer must be made equally available to all offeree company shareholders and persons with information rights as nearly as possible at the same time and in the same manner.

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The board of directors of a Delaware public company will typically obtain independent advice on the fairness of the financial terms of a proposed takeover transaction in conjunction with the board’s satisfaction of its fiduciary duties. If such advice is obtained and relied upon by the board in making its recommendation to shareholders with respect to such transaction, the board’s fiduciary duty of disclosure generally requires that a copy or a summary of that financial advice obtained be disclosed to shareholders. Additionally, SEC regulations require that any report, opinion or appraisal from an outside party that is materially related to a takeover transaction be described in accordance with specified SEC requirements in the proxy statement sent to shareholders in connection with the solicitation of votes for the takeover transaction.
(g)Option holders (including participants in Indivior’s equity based incentive plans)
Rule 15 of the Code provides that when an offer is made and the offeree company has convertible securities outstanding (including pursuant to equity based incentive plans), the offeror must make an appropriate offer or proposal to the holders of those securities to ensure their interests are safeguarded. Rule 15 of the Code also applies in relation to holders of options and other subscription rights.
For a Delaware-incorporated company, the treatment of securities convertible into common stock, including equity compensation awards, is governed by the terms of the underlying contract (i.e., an equity compensation plan and award agreement) and the merger agreement. There is no requirement to solicit the votes of holders of equity awards in connection with a merger and they have no ability to vote on a transaction unless they become shareholders. In addition, only shareholders are typically permitted to tender their common stock in a tender offer and such offers are not open to holders of equity awards unless they become shareholders. Unlike shareholders, there are no fiduciary duties owed to holders of equity awards in a merger unless and until they become shareholders.
7.Costs and impact on the Group’s effective tax rate
Indivior Pharmaceuticals will incur certain one-off costs and expenses relating to the implementation of the Scheme, and certain related internal re-organisation transactions that are expected to be undertaken around the time of implementation of the Scheme, in order to optimise the Group’s operating structure. In addition, the Group expects that the Scheme will give rise to a modest increment in the Group’s effective tax rate in the short to mid-term, although this is expected to substantially reverse over time.
However, the overall impact of these factors are not expected to be significant, and the Board believes that they are outweighed by the anticipated benefits of the Scheme.
8.Taxation
Your attention is drawn to paragraph 10 of Part III (Additional Information) of this document for further information about certain U.K. and U.S. taxation consequences of the Scheme.
The summary information on taxation in this document is intended as a guide only and holders of Indivior Shares who are in any doubt about their tax position, or who are resident for tax purposes in countries other than the U.K. or the U.S., are strongly advised to contact an appropriate professional, independent adviser immediately.
9.Directors’ and other interests
Upon its incorporation on 28 October 2025, Ryan Preblick was appointed as sole Director of Indivior Pharmaceuticals. The Non-Executive Directors of Indivior (including the Chair) at the Scheme Effective Time will be appointed as Non-Executive Directors of Indivior Pharmaceuticals such that the board of Indivior Pharmaceuticals will replicate the Indivior Board immediately prior to the Scheme becoming effective. On and conditional upon the Scheme becoming effective, the Non-Executive Directors’ appointments as directors of Indivior will terminate. Following the Scheme Effective Time, each Non- Executive Director of Indivior Pharmaceuticals will be subject to Indivior Pharmaceuticals’ non-employee director compensation policy. The Group’s approach to the amount and structure of its compensation of senior management and Non-Executive Directors (including the Chair) is not expected to change substantively as a result of the Scheme, but its structure will continue to be brought into line with U.S. market practice for U.S. listed companies of a similar size and profile.

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Joe Ciaffoni is expected to remain as Chief Executive Officer of the Group after the Scheme Effective Time. Although Indivior Pharmaceuticals will not be subject to the same statutory U.K. remuneration policy framework that Indivior is currently subject to, it is anticipated that the overall level of Joe Ciaffoni’s remuneration will not change solely as a result of the Scheme.
Save as set out above, and in paragraph 10 of this Part II (Explanatory Statement), the effect of the Scheme on the interests of the Directors does not differ from the effect on the like interests of other parties.
10.Employee share schemes
10.1Legacy Share Plans
Participants in the Legacy Share Plans will be written to separately to explain the impact of the Scheme on their awards. The implications of the Scheme on the outstanding awards under the Legacy Share Plans are summarised at paragraph 11 of Part III (Additional Information) of this document.
The Indivior Board and the Compensation Committee will ensure that participants’ existing awards under the Legacy Share Plans will (subject to participants’ consent where required) be assumed by Indivior Pharmaceuticals when the Scheme becomes effective.
No further awards or options will be granted under the Indivior 2024 Long-Term Incentive Plan, the Indivior Long-Term Incentive Plan, the Indivior U.K. Savings Related Share Option Plan or the Indivior Group Deferred Bonus Plan 2018, in each case, after the Scheme becomes effective. However, further awards or options may be granted under the Indivior 2024 U.K. Savings Related Share Option Plan and the Indivior PLC U.S. Employee Stock Purchase Plan (as each of those plans is amended to take account of the Scheme), in each case, after the Scheme becomes effective.
10.2New Share Plan
In order to continue to provide share-based incentives to employees within the Group, the Directors expect that Indivior Pharmaceuticals will adopt the New Share Plan U.S.-style omnibus equity incentive plan, conditional on the Scheme becoming effective.
11.Overseas Shareholders
The implications of the Scheme for, and the distribution of this document to, Overseas Shareholders may be affected by the laws of other (non-U.K. and non-U.S.) jurisdictions. Overseas Shareholders should inform themselves about and observe all applicable legal requirements.
It is the responsibility of any person into whose possession this document comes to satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in connection with the Scheme and the distribution of this document and/or the accompanying documents, including the obtaining of any governmental, exchange control or other consents which may be required and/or compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes or levies due in such jurisdiction. To the extent that, due to regulatory restrictions or requirements in overseas territories, there are difficulties associated with Overseas Shareholders holding Indivior Pharmaceuticals Shares, it is currently envisaged that (as is customary under schemes of arrangement) the terms of the Scheme will enable Indivior Pharmaceuticals to determine that the relevant Indivior Pharmaceuticals Shares shall be issued to that Overseas Shareholder and sold on his or her behalf as soon as reasonably practicable after the Scheme becomes effective, with the net proceeds of sale being remitted to the Overseas Shareholder concerned at the risk of such Overseas Shareholder.
Overseas Shareholders should consult their own legal, financial and tax advisers with respect to the legal, financial and tax consequences of the Scheme in their particular circumstances.
THIS DOCUMENT DOES NOT CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS DOCUMENT SHALL BE SOLD, ISSUED, SUBSCRIBED FOR, PURCHASED, EXCHANGED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

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INFORMATION FOR UNITED STATES SHAREHOLDERS
The cancellation of the Indivior Shares and the issue of the Indivior Pharmaceuticals Shares relate to shares of a U.K. company and a U.S. company respectively and are proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to proxy solicitation or tender offer rules under the U.S. Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable in the United Kingdom to schemes of arrangement, which differ from the requirements of U.S. proxy solicitation or tender offer rules under the U.S. Exchange Act.
It may be difficult for Indivior Shareholders with registered addresses in the United States (“U.S. Shareholders”) to enforce their rights and claims arising out of U.S. federal securities laws, since Indivior is located in a country other than the United States. U.S. Shareholders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.
None of the securities referred to in this document have been approved or disapproved by the SEC, any state securities commission in the United States or any other U.S. regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense in the United States.
U.S. Shareholders should note that no appraisal or similar rights of dissenting shareholders are to apply in connection with the Scheme as none are required as a matter of English law.
The Indivior Pharmaceuticals Shares to be issued to Indivior Shareholders in connection with the Scheme have not been, will not be, and are not required to be, registered under the U.S. Securities Act in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act. Pursuant to Section 3(a)(10), Indivior and Indivior Pharmaceuticals will advise the Court that they will rely on the Section 3(a)(10) exemption based on the Court’s approval of the Scheme, and the Court will hold a hearing on the Scheme’s fairness to Indivior Shareholders. Indivior will give timely notice of such fairness hearing to all Indivior Shareholders, each of whom will be entitled to appear. The Indivior Pharmaceuticals Shares will not be registered under the securities laws of any state of the United States, and will be issued pursuant to the Scheme in reliance on available exemptions from such state law registration requirements. Neither the SEC nor any other
U.S. federal or state securities commission or other regulatory authority has approved or disapproved of the Scheme or passed or will pass any opinion upon the accuracy or adequacy of this document.
12.Listing, dealings, and settlement
12.1Listing
Indivior will submit a notification form to Nasdaq in connection with the introduction of Indivior Pharmaceuticals as the ultimate parent company of the Group.
The last day of dealings in Indivior Shares on Nasdaq is currently anticipated to be on the Scheme Effective Date.
Dealings in the Indivior Pharmaceuticals Shares on Nasdaq are currently anticipated to commence, at the start of trading on the Listing Effective Date.
With effect from (and including) the Scheme Effective Time, all share certificates representing the Indivior Shares will cease to be valid and will need to be exchanged for the release and delivery of the record of entitlement to the new Indivior Pharmaceuticals Shares.
12.2Settlement and dealings
Indivior Shares held as Indivior DRs
A short time following the Meetings, and prior to the Scheme Record Time, the existing Indivior DR facility will be cancelled. As a result, Indivior DR Holders will have to return to Computershare Trust Company N.A. their physical Indivior DR certificates for the release and delivery of the record of entitlement to their new Indivior Shares as evidenced through share certificates. Further information will be communicated as necessary.

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Notwithstanding cancellation of the Indivior DR facility, Indivior Shareholders who are Affiliate Shareholders will, after the Scheme Effective Time, be subject to the same U.S. transfer restrictions relating to the Indivior Pharmaceuticals Shares received pursuant to the Scheme as those to which they are currently subject.
Your attention is drawn to Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) of this document for information about the settlement and dealings of Indivior Pharmaceuticals Shares as a consequence of the Scheme.
12.3Trading currency
Following the Nasdaq Listing Effective Time, Indivior Pharmaceuticals Shares will trade in U.S. dollars on Nasdaq.
12.4Dividend payment currency elections
Following the Scheme Effective Time, Indivior Pharmaceuticals’ default payment currency for dividends will be U.S. dollars.
Indivior Pharmaceuticals DI Holders who wish to receive dividends in pounds sterling (or in any other currency other than U.S. dollars) must elect to do so through the DI Depositary.
Indivior Pharmaceuticals CSN Holders who wish to receive dividends in pounds sterling (or in any other currency other than U.S. dollars) must contact the CSN Nominee through whom their interest in Indivior Pharmaceuticals Shares is held.
Indivior Pharmaceuticals Shareholders who will hold Indivior Pharmaceuticals Shares through DRS and who wish to receive dividends in pounds sterling (or in any other currency other than U.S. dollars) should contact the Transfer Agent shortly after the Scheme Effective Date.
12.5Other mandates and elections
Indivior Pharmaceuticals Shareholders who will hold Indivior Pharmaceuticals Shares through DRS following the Scheme Effective Time and who currently receive dividends via cheque and would like to continue doing so do not have to take any further action.
All dividends payable to a holder of Indivior Pharmaceuticals DIs will be paid electronically through the CREST system.
Mandates relating to the payment of dividends by electronic bank transfer given (or deemed to be given) to Indivior by or on behalf of Indivior DI Holders and Indivior CSN Holders in force at the Scheme Record Time will be revoked and require resubmission. All Indivior Pharmaceuticals Shareholders who have previously elected, or intend to elect, to receive dividends by electronic bank transfer should: (i) in respect of Indivior Pharmaceuticals Shareholders who will hold Indivior Pharmaceuticals Shares through a DTC participant or Indivior Pharmaceuticals DIs through a CREST custodian or nominee, contact their DTC participant or CREST custodian or nominee as applicable; (ii) in respect of Indivior Pharmaceuticals Shareholders who will hold Indivior Pharmaceuticals Shares through DRS, contact the Transfer Agent; and (iii) in respect of Indivior Pharmaceuticals CSN Holders who will hold Indivior Pharmaceuticals DIs through the Indivior Pharmaceuticals CSN, contact Computershare U.K.. Details of how to take such action will be made available by the Transfer Agent and Computershare U.K. to such holders of Indivior Pharmaceuticals Shares through DRS, or Indivior Pharmaceuticals DIs, as applicable, shortly after the Scheme Effective Date.
Other instructions (or deemed instructions, including in respect of communication preferences) relating to Indivior Shares and Indivior DIs may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals Shares. The Transfer Agent and Computershare U.K. will provide details on how to check, add or update this information shortly after the Scheme Effective Date for holders of Indivior Pharmaceuticals Shares through DRS or Indivior Pharmaceuticals DIs through the Indivior Pharmaceuticals CSN respectively.

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13.Meetings and consents for implementation of the Scheme
The Scheme will require the approval of Indivior Shareholders at the Court Meeting, convened pursuant to an order of the Court, and the passing by Indivior Shareholders of the Special Resolutions set out in the notice of the Extraordinary General Meeting. The Scheme also requires a separate sanction from the Court.
It is expected that Indivior Pharmaceuticals will agree to appear by counsel at the Court Hearing to sanction the Scheme and to undertake to be bound by the Scheme.
Notices of the Court Meeting and the Extraordinary General Meeting can be found in Part IX (Notice of Court Meeting) and Part X (Notice of Extraordinary General Meeting) respectively of this document. Entitlement to attend and vote at these Meetings and the number of votes which may be cast thereat will be determined by reference to the relevant register of Indivior at the Voting Record Time. All Indivior Shareholders whose names appear on the register of members of Indivior at the Voting Record Time shall be entitled to attend and speak and vote at the relevant Meeting in respect of the number of Indivior Shares registered in their name at that time.
13.1Court Meeting
The Court Meeting has been convened for 12.00 p.m. (U.K. time) on 11 December 2025 pursuant to an order of the Court granted on 7 November 2025. At the Court Meeting, or at any adjournment thereof, the Indivior Shareholders will consider and, if thought fit, approve the Scheme.
Voting will be by poll and not on a show of hands at the Court Meeting and each Indivior Shareholder entitled to attend and who is present in person or by proxy will be entitled to one vote for each Indivior Share held. The statutory majority required to approve the Scheme at the Court Meeting is a majority in number, representing not less than 75 per cent. in value of the Indivior Shares voted at the Court Meeting.
In order that the Court can be satisfied that the votes cast constitute a fair representation of the views of the Indivior Shareholders, it is important that as many votes as possible are cast at the Court Meeting. Indivior Shareholders are therefore strongly encouraged to take the action referred to in paragraph 16 of this Part II (Explanatory Statement).
It is also particularly important for you to be aware that if the Scheme becomes effective, it will be binding on all Scheme Shareholders irrespective of whether they attended the Court Meeting and irrespective of the manner in which they voted.
13.2Extraordinary General Meeting
The Extraordinary General Meeting has been convened for 12.15 p.m. (U.K. time) on 11 December 2025 (or as soon thereafter as the Court Meeting has been concluded). At the Extraordinary General Meeting or at any adjournment thereof, Indivior Shareholders will consider and, if thought fit, pass the Special Resolutions set out in the notice of the Extraordinary General Meeting contained in Part X (Notice of Extraordinary General Meeting) of this document.
The Special Resolutions set out in the notice of the Extraordinary General Meeting are proposed in order to approve:
(a)the Scheme;
(b)the Indivior Reduction of Capital;
(c)amendments to the Indivior Articles to ensure that the holders of any Indivior Shares allotted before the Scheme Record Time are bound by the Scheme;
(d)the re-registration of Indivior as a private company limited by shares; and
(e)conditional upon and subject to the re-registration of Indivior as a private company limited by shares, the adoption of the Post-Scheme Articles of Association.
The majority required for the passing of the Special Resolutions is 75 per cent. of the votes cast (in person or by proxy) at the Extraordinary General Meeting. Voting on the Special Resolutions will be by poll and not on a show of hands.

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13.3Proxy Forms
For your convenience, the Forms of Proxy, Forms of Instruction and Forms of Direction are accompanied by a pre-paid envelope addressed to Computershare Trust Company, N.A. or Computershare U.K. (as set out below). If posting from outside the U.S. or U.K. (as applicable) or you wish to use your own envelope, it should be addressed to:
(a)for Forms of Proxy:    Computershare Trust Company, N.A., P.O. Box 43118, Providence, RI 02940-5132;
(b)for Forms of Instruction: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY; and
(c)for Forms of Direction: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY.
Forms of Proxy, Forms of Instruction and Forms of Direction must be received as soon as possible and, in any event:
•in the case of the BLUE-BANDED Form of Proxy and PURPLE-BANDED Form of Proxy (direct shareholders), no later than 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 9 December 2025;
•in the case of the BLUE-BANDED Form of Instruction and PURPLE-BANDED Form of Instruction (Indivior DI Holders), no later than 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 8 December 2025; and
•in the case of the BLUE-BANDED Form of Direction and PURPLE-BANDED Form of Direction (Indivior CSN Holders), no later than 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 5 December 2025.
If the blue-banded Form of Proxy for use at the Court Meeting is not returned by the above time, it may be handed to Computershare UK or the Chair of the Court Meeting, before the start of the Meeting. However, the blue-banded Form of Instruction and Form of Direction (as applicable) must be returned by the time mentioned in the instructions printed on it, otherwise it will be invalid. In the case of the Extraordinary General Meeting, unless the purple-banded Form of Proxy, Form of Instruction or Form of Direction (as applicable) is returned by the time mentioned in the instructions printed on it, it will be invalid. The completion and return of a Form of Proxy, Form of Instruction or Form of Direction (as applicable) will not prevent you from attending and voting in person at either the Court Meeting or the Extraordinary General Meeting, or at any adjournment thereof, if you so wish and are so entitled.
In order to attend the Court Meeting and the Extraordinary General Meeting, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Meetings. Accordingly, should such holder, or a representative of that holder, wish to attend the Meetings and/or vote at the Meetings, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting, and 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Extraordinary General Meeting.
13.4Sanction of the Scheme by the Court
The Court Hearing to sanction the Scheme is expected to be held at the 7 Rolls Building, Fetter Lane, City of London, London, EC4A 1NL on 22 January 2026. All Indivior Shareholders are entitled to appear at the Court Hearing in person or by proxy to support or oppose the sanctioning of the Scheme. It is currently anticipated that the Scheme will become effective at the end of January 2026.
In order to attend the Court Hearing, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Court Hearing. Accordingly, should such holder, or a representative of that holder, wish to attend the Court Hearing, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by 12.00 p.m. (U.K. time) on 19 January 2026.

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If the Scheme becomes effective, it will be binding on all Indivior Shareholders, including those who do not vote to approve the Scheme and those who vote against the Scheme at the Court Meeting and/or at the Extraordinary General Meeting.
Unless the Scheme becomes effective by no later than 31 December 2026, or such later date allowed by the Court and/or agreed by Indivior and Indivior Pharmaceuticals, the Scheme will not become effective.
14.Authorities relating to Indivior Pharmaceuticals
Prior to the Scheme Effective Time, the holder of the Indivior Pharmaceuticals Subscriber Share and the Indivior Pharmaceuticals Board is expected to pass certain resolutions in order to, among other matters, authorise Indivior Pharmaceuticals to carry out the actions required of it in relation to the Scheme and enable Indivior Pharmaceuticals to operate as the new parent company of the Group from the Scheme Effective Time, including but not limited to the approval by the Indivior Pharmaceuticals Board of the:
(a)issuance of Indivior Pharmaceuticals Shares in connection with the Scheme to the Indivior Shareholders;
(b)listing of the Indivior Pharmaceuticals Shares on Nasdaq;
(c)appointment of PricewaterhouseCoopers as Indivior Pharmaceuticals’ auditors (and for the remuneration of PricewaterhouseCoopers to be agreed by the audit committee of Indivior Pharmaceuticals on behalf of the Indivior Pharmaceuticals Board);
(d)appointment of Computershare Trust Company, N.A. as Transfer Agent in connection with the Indivior Pharmaceuticals Shares;
(e)compensation of members of the Indivior Pharmaceuticals Board;
(f)formation of committees of the Indivior Pharmaceuticals Board;
(g)adoption of various corporate governance policies and organisational documents of Indivior Pharmaceuticals;
(h)adoption of the New Share Plan and filing with the SEC of a corresponding registration statement on Form S-8; and
(i)assumption by Indivior Pharmaceuticals of the Legacy Share Plans (and outstanding awards thereunder) and filing with the SEC of a corresponding post-effective amendment to the existing registration statements on Form S-8 previously filed by Indivior.
15.Further information
You should read the whole of this document.
Your attention is drawn, in particular, to the summary set out at the front of this document, to the letter from your Chair in Part I (Letter from the Chair), to the Scheme set out in Part VII (The Scheme of Arrangement) and to the Notices of Court Meeting and Extraordinary General Meeting in Part IX (Notice of Court Meeting) and Part X (Notice of Extraordinary General Meeting).
Copies of the Post-Scheme Articles of Association, which are conditional upon and subject to the re- registration of Indivior as a private company limited by shares, to be adopted by Indivior (then being a private company limited by shares) in substitution for and to the exclusion of the existing Indivior Articles, can be inspected at the London offices of Indivior’s solicitors, Freshfields LLP, at 100 Bishopsgate, London, EC2P 2SR and at the registered office of Indivior at 234 Bath Road, Slough, Berkshire, United Kingdom, SL1 4EE during normal business hours on any day (Saturdays, Sundays and public holidays excepted) until the close of business on the Scheme Effective Time and will also be available for inspection for 15 minutes before and during the Court Meeting and the Extraordinary General Meeting.
This document is available in electronic form on the Group’s website at www.indivior.com/en/investors/shareholder-information/redomiciliation.

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16.Action to be taken
Indivior Shareholders will find enclosed with this document:
(a)a blue-banded Form of Proxy, Form of Instruction and/or Form of Direction for use (as applicable) at the Court Meeting; and
(b)a purple-banded Form of Proxy, Form of Instruction and/or Form of Direction for use (as applicable) at the Extraordinary General Meeting.
It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of Indivior Shareholder opinion. Whether or not you plan to attend the Court Meeting and/or the Extraordinary General Meeting in person, you are strongly encouraged to sign and return your Forms of Proxy, Forms of Instruction or Forms of Direction or to appoint a proxy electronically (in the case of direct shareholders), as soon as possible and in any event so as to be received by:
(a)BLUE-BANDED Form of Proxy for the Court Meeting and PURPLE-BANDED Form of Proxy for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 9 December 2025;
(b)BLUE-BANDED Form of Instruction for the Court Meeting and PURPLE-BANDED Form of Instruction for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 8 December 2025; and
(c)BLUE-BANDED Form of Direction for the Court Meeting and PURPLE-BANDED Form of Direction for the Extraordinary General Meeting by 12.00 p.m. and 12.15 p.m. (U.K. time) (respectively) on 5 December 2025.
Forms of Proxy may alternatively be submitted electronically via the InvestorVote service at www.investorvote.com/INPLGM where full details of the procedure are given. Shareholders are advised to read the terms and conditions of use before proceeding and will need the Control Numbers as set out on the Forms of Proxy which are enclosed with this Scheme Circular. For an electronic proxy appointment to be valid, the appointment must be validly received by the Transfer Agent, Computershare Trust Company, N.A. by no later than 12.00 p.m. (U.K. time) on 9 December 2025 in the case of the Court Meeting and by 12.15 p.m. (U.K. time) on 9 December 2025 in the case of the Extraordinary General Meeting (or, in the case of an adjourned meeting, not less than 48 hours (excluding any part of a day that is not a U.K. business day) prior to the time and date set for the adjourned meeting).
Forms of Instruction and Forms of Direction may alternatively be submitted electronically by logging on to the following website www.investorcentre.co.uk/eproxy and following the instructions there. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the enclosed Forms of Instruction and/or Forms of Direction (as applicable). For an electronic instruction to be valid:
•in respect of the Forms of Instruction, the instruction must be validly received by no later than
12.00 p.m. (U.K. time) on 8 December 2025 in the case of the Court Meeting, and by 12.15 p.m. (U.K. time) on 8 December 2025 in the case of the Extraordinary General Meeting (or, in the case of an adjourned meeting, by such other time and date as is communicated to Indivior DI Holders).
•in respect of the Forms of Direction, the instruction must be validly received by no later than
12.00 p.m. (U.K. time) on 5 December 2025 in the case of the Court Meeting, and by 12.15 p.m. (U.K. time) on 5 December 2025 in the case of the Extraordinary General Meeting (or, in the case of an adjourned meeting, by such other time and date as is communicated to Indivior CSN Holders).
Indivior DI Holders who wish to issue an instruction through the CREST electronic voting appointment service may do so by using the procedures detailed in the CREST Manual (available from Euroclear.com). CREST Personal Members or other CREST sponsored members (and those CREST members who have appointed (a) voting service provider(s)) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for instructions made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited’s (“EUI”) and must contain the information required for such instructions, as described in the CREST Manual. The message (regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K.) must, in order to

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be valid, be transmitted so as to be received by the issuer’s agent (ID 3RA50) by no later than 12.00 p.m. (U.K. time) on 8 December 2025 in the case of the Court Meeting and by 12.15 p.m. (U.K. time) on 8 December 2025 in the case of the Extraordinary General Meeting (or, in the case of an adjourned meeting, by such other time and date as is communicated to Indivior DI Holders). For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.
In the case of other beneficial owners, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
Please note that attendance and voting procedures differ depending on how you hold your Indivior Shares. Specific instructions, applicable to both the Court Meeting and the Extraordinary General Meeting, are set out in the notes to the Notice of Extraordinary General Meeting on the following pages:
•Direct shareholdings, see page 81
•Indivior DIs in CREST (other than via the Indivior CSN), see page 84
•Indivior DIs in CREST via the Indivior CSN, see page 86
•Other beneficial owners, see page 87
The return of the Forms of Proxy, Forms of Instruction or Forms of Direction, or submission of a CREST Voting Instruction, electronic proxy appointment (for direct shareholders) or electronic voting instruction submission (for Indivior DI Holders and Indivior CSN Holders) will not prevent you from attending either of the Court Meeting or the Extraordinary General Meeting and voting in person if you wish and are so entitled. In each case, the forms and cards should be completed in accordance with the instructions printed on them.
In order to attend the Court Meeting and the Extraordinary General Meeting, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Meetings. Accordingly, should such holder, or a representative of that holder, wish to attend the Meetings and/or vote at the Meetings, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting, and
12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Extraordinary General Meeting.
The blue-banded Form of Proxy in respect of the Court Meeting may also be handed to Computershare UK or the Chair at the Court Meeting, before the start of the Meeting. However, the blue-banded Form of Instruction and Form of Direction (as applicable) must be returned by the time mentioned in the instructions printed on it, otherwise it will be invalid. In the case of the Extraordinary General Meeting, the purple-banded Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) will be invalid unless it is lodged with the Transfer Agent, Computershare Trust Company, N.A., and Computershare UK (as applicable) so as to be received by the timings set out above.

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1.Information on Indivior

Part III
ADDITIONAL
INFORMATION

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Indivior is a public limited company incorporated in the United Kingdom. Its registered office is 234 Bath Road, Slough, Berkshire, United Kingdom, SL1 4EE.
2.Directors
2.1The Indivior Board and their respective functions are as follows:
Director    Function
Dr. David Wheadon    Independent Non-Executive Director and Chair
Joe Ciaffoni    Chief Executive Officer and Director
Dr. Keith Humphreys    Independent Non-Executive Director
Tony Kingsley    Independent Non-Executive Director
Daniel Ninivaggi    Independent Non-Executive Director
Barbara Ryan    Independent Non-Executive Director
Mark Stejbach    Independent Non-Executive Director
Juliet Thompson    Lead Independent Director
2.2The business address of each of the Non-Executive Directors of Indivior is 234 Bath Road, Slough, Berkshire, United Kingdom, SL1 4EE.
2.3Brief biographical details of the Indivior Directors are contained on Indivior’s website: www.indivior.com/en/about-us/our-leadership.
3.Directors’ interests
3.1On the Scheme becoming effective, assuming that no further Indivior Shares have been purchased by them or issued to them after 6 November 2025 (being the Latest Practicable Date), members of the Indivior Pharmaceuticals Board will have the following beneficial interest in Indivior Pharmaceuticals Shares by virtue of the effect of the Scheme on their Indivior Shares:
Percentage

Name	Number of Indivior Shares(1)	Percentage of Issued Indivior Share Capital	Number of Indivior Pharmaceuticals Shares	of Issued Indivior Pharmaceuticals Share Capital
Dr. David Wheadon . . . . . . . . . . . . . . . .	12,624	0.010%	12,624	0.010%
Joe Ciaffoni . . . . . . . . . . . . . . . . . . . . .	56,000	0.045%	56,000	0.045%
Dr. Keith Humphreys . . . . . . . . . . . . . . .	5,027	0.004%	5,027	0.004%
Tony Kingsley . . . . . . . . . . . . . . . . . . . .	920	0.001%	920	0.001%
Daniel Ninivaggi . . . . . . . . . . . . . . . . . .	16,148	0.013%	16,148	0.013%
Barbara Ryan . . . . . . . . . . . . . . . . . . . .	1,148	0.001%	1,148	0.001%
Mark Stejbach . . . . . . . . . . . . . . . . . . . .	16,072	0.013%	16,072	0.013%
Juliet Thompson . . . . . . . . . . . . . . . . . .	9,625	0.008%	9,625	0.008%
(1) The percentages of share capital are exclusive of treasury shares.
3.2The interests of the Directors together represent approximately 0.094 per cent. of the issued share capital (excluding treasury shares) of Indivior in existence as at 6 November 2025, the Latest Practicable Date.
3.3The interests in paragraph 3.1 of this Part III (Additional Information) are based upon the interests of the Directors in Indivior Shares which: (a) have been notified by the relevant Director to Indivior pursuant to Chapter 3 of the DTRs before 6 November 2025 (the Latest Practicable Date); or
(b) are interests of a connected person (within the meaning of the DTRs) of a Director which have been notified to Indivior by each connected person (within the meaning of the DTRs) pursuant to Chapter 3 of the DTRs before 6 November 2025.

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3.4Certain Non-Executive Directors will become interested in further Indivior Shares in early January 2026 by reason of their participation in and eligibility to make quarterly purchases of Indivior Shares under the NED Share Program. The number of such further Indivior Shares cannot be determined at the Latest Practicable Date, but such Non-Executive Directors will receive one Indivior Pharmaceuticals Share for each such Indivior Share on the Scheme becoming effective by virtue of the effect of the Scheme on such Indivior Shares.
4.Directors’ equity awards
As at the Latest Practicable Date, outstanding awards to the Executive Directors under the Legacy Share Plans were as follows:
Unvested awards(1)

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Name

Awards with performance conditions(2)(3)

Awards without performance
conditions(3)    Total awards

Joe Ciaffoni . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,266,903    422,302    1,689,205
(1)The Chair and the Non-Executive Directors do not receive any equity awards under the Legacy Share Plans.
(2)For details of the particular performance-based conditions to which an award made to Joe Ciaffoni is subject, see the notice of the 2025 Annual General Meeting.
(3)This aggregate figure comprises various awards made under the Legacy Share Plans. The awards are in the form of conditional awards.
Save as set out in paragraphs 3.1, 3.4 and 4 of this Part III (Additional Information), no Director (nor any person connected with a Director): (a) has any interests (beneficial or non-beneficial) in the share capital of Indivior or Indivior Pharmaceuticals; or (b) holds any interest in any other securities of the Group.
5.Directors’ remuneration
5.1Non-Executive Directors
Following the Scheme Effective Time, each Non-Executive Director of Indivior Pharmaceuticals will be subject to Indivior Pharmaceuticals’ non-employee director compensation policy. The Group’s approach to the amount and structure of its compensation of senior management and Non-Executive Directors (including the Chair) is not expected to change substantively as a result of the Scheme, but its structure will continue to be brought into line with U.S. market practice for
U.S. listed companies of a similar size and profile.
6.Interests of major shareholders
6.1As at 6 November 2025 (being the Latest Practicable Date), in so far as it has been notified to Indivior pursuant to the DTRs, the name of each person who, directly or indirectly, has a notifiable interest in 3 per cent. or more of Indivior’s issued share capital (excluding shares held in treasury), and the amount of such person’s interest are set forth below:

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Shares Beneficially Held Immediately Prior to the Scheme
Shares Beneficially Held Immediately Following the Scheme

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Name

Number of Indivior Shares

Percentage of Indivior Share Capital

Number of Indivior Pharmaceuticals Shares

Percentage of Indivior
Pharmaceuticals Share Capital

Oaktree Capital Management (UK)
LLP (and certain affiliated funds) .	11,009,125	8.81%	11,009,125	8.81%
Deerfield Management Company,
L.P. (Series C) . . . . . . . . . . . . . . .	10,567,160	8.45%	10,567,160	8.45%
Goldman Sachs International . . . . .	9,789,169	7.83%	9,789,169	7.83%
Two Seas Capital LP . . . . . . . . . . . .	9,254,152	7.40%	9,254,152	7.40%
BlackRock Institutional Trust . . . . . .	8,467,176	6.77%	8,467,176	6.77%
Madison Avenue Partners LP . . . . . .	7,922,178	6.34%	7,922,178	6.34%
Millennium Management . . . . . . . . .	5,947,353	4.76%	5,947,353	4.76%
The Vanguard Group . . . . . . . . . . . .	5,647,309	4.52%	5,647,309	4.52%
Societe Generale . . . . . . . . . . . . . .	5,568,248	4.45%	5,568,248	4.45%
Morgan Stanley . . . . . . . . . . . . . . .	4,665,206	3.73%	4,665,206	3.73%
Rubric Capital Management LP . . . .	4,647,179	3.72%	4,647,179	3.72%
6.2None of the major shareholders listed above will have voting rights that are different to those of any other holder of Indivior Pharmaceuticals.
6.3Save as disclosed in paragraph 6.1 of this Part III (Additional Information), Indivior is not aware of any person who is as at the Latest Practicable Date, or will be immediately following the Scheme, directly or indirectly, interested in 3 per cent. or more of the Indivior Shares.
6.4Indivior is not aware of any person who, following implementation of the Scheme, directly or indirectly, acting jointly or with others or acting alone, could exercise control over Indivior Pharmaceuticals.
7.Summary of significant differences between English and Delaware company law
There are a number of differences between the Companies Act and relevant Delaware and U.S. federal law which could impact upon the rights of Indivior Pharmaceuticals Shareholders. Your attention is drawn to Part V (Comparison of Corporate Governance and Shareholder Rights and Description of Capital Stock of Indivior Pharmaceuticals after the Scheme) of this document for further information on the differences between English and Delaware company law.
8.Summary of the Indivior Pharmaceuticals Constitutional Documents
Your attention is drawn to Part V (Comparison of Corporate Governance and Shareholder Rights and Description of Capital Stock of Indivior Pharmaceuticals after the Scheme) of this document, which contains a summary of the Indivior Pharmaceuticals Constitutional Documents.
9.Further information for Overseas Shareholders
If you are a citizen, resident or national of a jurisdiction outside of the United Kingdom and the United States, your attention is drawn to paragraph 11 of Part II (Explanatory Statement) of this document for further details concerning the Scheme.
Certain U.S. securities law considerations
The Indivior Pharmaceuticals Shares to be issued to Indivior Shareholders in connection with the Scheme have not been, will not be, and are not required to be, registered under the U.S. Securities Act in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act. Pursuant to Section 3(a)(10), Indivior and Indivior Pharmaceuticals will advise the Court that they will rely on the Section 3(a)(10) exemption based on the Court’s approval of the Scheme, and the Court will hold the Court Hearing at which it will consider the Scheme’s fairness to Indivior Shareholders. Indivior will give timely notice of such fairness hearing, the Court Hearing, to all Indivior Shareholders, each of whom will be entitled to appear. The Indivior Pharmaceuticals Shares will not be registered under the securities laws of any state of the United

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States, and will be issued pursuant to the Scheme in reliance on available exemptions from such state law registration requirements. Neither the SEC nor any other U.S. federal or state securities commission or other regulatory authority has approved or disapproved of the Scheme or passed or will pass any opinion upon the accuracy or adequacy of this document.
10.Taxation
U.K. Taxation
The following statements are intended only as a general guide to certain U.K. tax considerations and do not purport to be a complete analysis of all potential U.K. tax consequences of the Scheme or of acquiring, holding or disposing of Indivior Pharmaceuticals Shares. They are based on current U.K. law and what is understood to be the current practice of HMRC as at the date of this document, all of which may change, possibly with retroactive effect. They apply only to Shareholders who are resident and, in the case of individuals, domiciled for tax purposes in (and only in) the U.K. (except insofar as express reference is made to the treatment of non-U.K. residents), who hold their Shares as an investment (other than where a tax exemption applies, for example where the Shares are held in an individual savings account or pension arrangement) and who are the absolute beneficial owners of both the Shares and any dividends paid on them (“U.K. Holders”). The tax position of certain categories of Shareholder who are subject to special rules is not considered and it should be noted that they may incur liabilities to U.K. tax on a different basis to that described below. This includes persons acquiring their Shares in connection with employment, dealers in securities, insurance companies, collective investment schemes, charities, exempt pension funds, temporary non-residents and non-residents carrying on a trade, profession or vocation in the U.K. The following statements do not purport to be a legal opinion.
Shareholders who are in any doubt as to their tax position or who may be subject to tax in another jurisdiction should consult their professional advisers without delay.
10.1Treatment of U.K. Holders as a result of the implementation of the Scheme
(a)Taxation of income
The Scheme should not be treated as involving a distribution subject to U.K. tax as income.
(b)Taxation of chargeable gains
For the purposes of U.K. capital gains tax and corporation tax on chargeable gains (“U.K. CGT”), the cancellation of the Scheme Shares and the issue of Indivior Pharmaceuticals Shares should be treated as a scheme of reconstruction. Accordingly, Scheme Shareholders should not be treated as making a disposal of all or part of their holding of Scheme Shares and no liability to
U.K. CGT should arise. Instead, the Indivior Pharmaceuticals Shares acquired and the Scheme Shares cancelled will, for U.K. CGT purposes, be treated as the same asset and as having been acquired at the same time as the Scheme Shares.
If a Scheme Shareholder alone, or together with persons connected with such Scheme Shareholder, holds more than 5 per cent. of, or of any class of, the shares in or debentures of Indivior, such Scheme Shareholder will be eligible for the above treatment only if the Scheme is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is avoidance of liability to U.K. CGT. If these conditions are not met, then such a Scheme Shareholder will be treated as receiving Indivior Pharmaceuticals Shares in consideration for the transfer of their Scheme Shares which may, depending on the individual circumstances, give rise to a chargeable gain or allowable loss for
U.K. CGT purposes. No application has been made to HMRC under Section 138 Taxation of Chargeable Gains Act 1992 for clearance that these conditions will be met. Any Scheme Shareholder that is in any doubt as to their tax position should consult an appropriate tax adviser.
10.2Income from Indivior Pharmaceuticals Shares
Liability to U.K. tax on dividends will depend upon the individual circumstances of a Indivior Pharmaceuticals Shareholder.

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(a)Individual U.K. Holders
Dividend income received by U.K. Holders who are individuals will be subject to U.K. income tax. Under current U.K. tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “dividend allowance”) for the first £500 of non-exempt dividend income in any tax year and different rates of tax for dividend income that exceeds the dividend allowance. For these purposes “dividend income” includes U.K. and non-U.K. source dividends and certain other distributions in respect of shares. For U.K. income tax purposes, the gross amount of the dividend paid before the deduction of U.S. withholding taxes (if applicable) must generally be brought into account.
An individual U.K. Holder who receives a dividend from Indivior Pharmaceuticals will not be liable to U.K. tax on the dividend to the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) that dividend falls within the dividend allowance.
To the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) the dividend exceeds the dividend allowance, it will be subject to income tax at 8.75 per cent. to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other non-exempt dividend income received by the shareholder in the same tax year) it falls above the threshold for higher rate income tax then the dividend will be taxed at 33.75 per cent. to the extent that it is within the higher rate band, or 39.35 per cent. to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a shareholder’s income. In addition, dividends within the dividend allowance which would (if there was no dividend allowance) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.
As detailed in paragraph 10.7(b) of this Part III (Additional Information), dividends paid on the Indivior Pharmaceuticals Shares to a U.K. Holder will generally be subject to U.S. federal withholding tax on the gross amount of the dividend at a rate of 30 per cent., unless such U.K. Holder is eligible for a reduced rate of withholding tax under the U.K.-U.S. double taxation convention and provides proper certification of its eligibility for such reduced rate.
U.K. Holders may be able to claim a partial or full credit for U.S. federal withholding tax withheld.
HMRC will generally give credit for any U.S. federal withholding tax withheld from a dividend paid by Indivior Pharmaceuticals and not recoverable from the U.S. Internal Revenue Service against income tax payable by an individual U.K. Holder in respect of the dividend (having taken into account any benefits under the U.K.-U.S.A. double taxation convention). The amount of the credit will normally be equal to the lesser of: (i) the amount withheld once available double tax treaty claims have been made by the U.K. Holder to mitigate U.S. federal withholding tax suffered; and
(ii) the liability to U.K. tax on the dividend.
(b)Corporate U.K. Holders
It is likely that most dividends paid on the Indivior Pharmaceuticals Shares to corporate U.K. Holders would fall within one or more of the classes of dividend qualifying for exemption from U.K. corporation tax under Part 9A Corporation Tax Act 2009. However, it should be noted that the exemptions are not comprehensive and are also subject to anti-avoidance rules.
As detailed above, under the dividend exemption rules of Part 9A Corporation Tax Act 2009, it is likely that any corporate U.K. Holder would not be subject to corporation tax on dividends paid by Indivior Pharmaceuticals. On benefiting from the dividend exemption, no credit for any U.S. federal withholding tax withheld from a dividend paid by Indivior Pharmaceuticals will be available to a corporate U.K. Holder.
However, under the dividend exemption rules an election can be made for a dividend to not be exempt from corporation tax. If such an election is made, HMRC will generally give credit for any
U.S. federal withholding tax withheld from a dividend paid by Indivior Pharmaceuticals and not recoverable from the U.S. Internal Revenue Service against the corporation tax payable by the

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corporate U.K. Holder in respect of the dividend. As with individual U.K. Holders, the amount of the credit will normally be equal to the lesser of: (i) the amount withheld once available double tax treaty claims have been made by the U.K. Holder to mitigate U.S. federal withholding tax suffered; and (ii) the liability to U.K. tax on the dividend.
If you are in any doubt about your tax position, you should consult your own professional adviser without delay.
10.3Disposal of Indivior Pharmaceuticals Shares
A disposal or deemed disposal of Indivior Pharmaceuticals Shares (including DTC book-entry interests held through DRS and Indivior Pharmaceuticals DIs) by a U.K. Holder may, depending upon the U.K. Holder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of U.K. CGT.
10.4U.K. stamp duty and SDRT
(a)Implementation of the Scheme
No U.K. stamp duty or Stamp Duty Reserve Tax (“SDRT”) should be payable in respect of the cancellation of Scheme Shares and the issue of Indivior Pharmaceuticals Shares under the Scheme.
(b)Transfers of Indivior Pharmaceuticals Shares
No U.K. stamp duty should be payable on transfers of Indivior Pharmaceuticals Shares (whether held through DTC or directly through DRS), provided that any written instrument of transfer is executed and retained outside of the U.K. and does not relate to any property situated in the U.K. or to any matter or thing to be done in the U.K.
No U.K. SDRT will be payable in respect of any agreement to transfer Indivior Pharmaceuticals Shares (whether held through DTC or directly through DRS) on the assumption that the Indivior Pharmaceuticals Shares will not be registered in a register kept in the U.K. by or on behalf of Indivior Pharmaceuticals.
(c)Transfers of Indivior Pharmaceuticals DIs
No U.K. stamp duty should arise on transfers of Indivior Pharmaceuticals DIs provided that no written instrument of transfer is used to effect such a transfer.
No U.K. SDRT should arise on transfers of Indivior Pharmaceuticals DIs, provided that (i) the Indivior Pharmaceuticals Shares represented by the Indivior Pharmaceuticals DIs are of the same class as Indivior Pharmaceuticals Shares that are listed on a ‘recognised stock exchange’ for U.K. tax purposes, (ii) the Indivior Pharmaceuticals Shares are not registered in a register that is kept in the U.K., and (iii) Indivior Pharmaceuticals (as a non-U.K. incorporated company) remains centrally managed and controlled outside the U.K.. Indivior Pharmaceuticals Shares that are officially listed in the U.S. and admitted to trading on Nasdaq are regarded as listed on a recognised stock exchange for U.K. tax purposes.
10.5Inheritance tax
From 6 April 2025, liability to U.K. inheritance tax may arise in respect of Indivior Pharmaceuticals Shares on the death of, or on a gift of Indivior Pharmaceuticals Shares by, an individual Indivior Pharmaceuticals Shareholder who is a “long-term U.K. resident” for the purposes of the Inheritance Tax Act 1984. Subject to certain exceptions, an individual will be “long-term U.K. resident” if they have been U.K. resident for at least 10 of the previous 20 tax years.
The Indivior Pharmaceuticals Shares, if held directly, rather than as Indivior Pharmaceuticals DIs, should not be assets situated in the U.K. for the purposes of U.K. inheritance tax. Accordingly, neither the death of a Indivior Pharmaceuticals Shareholder nor a gift of such Indivior Pharmaceuticals Shares by a Indivior Pharmaceuticals Shareholder should give rise to a liability to U.K. inheritance tax if the Indivior Pharmaceuticals Shareholder is not a “long-term U.K.

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resident”. However, Indivior Pharmaceuticals DIs may be treated as assets situated in the U.K. for the purposes of U.K. inheritance tax. Accordingly, the death of a holder of Indivior Pharmaceuticals DIs or a gift of Indivior Pharmaceuticals DIs by a holder may give rise to a liability to U.K. inheritance tax, even if the holder is not a “long-term U.K. resident”.
For inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. Special rules also apply to close companies and to trustees of settlements who hold Indivior Pharmaceuticals Shares, bringing them within the charge to inheritance tax.
Shareholders should consult an appropriate tax adviser if they make a gift or transfer at less than full market value or if they intend to hold any Indivior Pharmaceuticals Shares or Indivior Pharmaceuticals DIs through trust arrangements.
U.S. Taxation
The following is a general summary based on present law of certain U.S. federal income tax considerations relevant to the cancellation of Scheme Shares, the issuing of Indivior Pharmaceuticals Shares (including Indivior Pharmaceuticals DIs) pursuant to the Scheme and the ownership of Indivior Pharmaceuticals Shares. It addresses only Scheme Shareholders that hold their Scheme Shares and will hold their Indivior Pharmaceuticals Shares as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and use the U.S. dollar as their functional currency. Although not free from doubt, a holder of an Indivior Pharmaceuticals DI generally should be treated for U.S. federal income tax purposes as holding the Indivior Pharmaceuticals Shares represented by the Indivior Pharmaceuticals DI. The following discussion assumes that such treatment applies and references below to Indivior Pharmaceuticals Shares include references to Indivior Pharmaceuticals DIs. Holders of Indivior Pharmaceuticals DIs should consult their tax advisers regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
This summary is for general information only and is not a substitute for tax advice. It is not a complete description of all of the tax considerations that may be relevant to a particular Shareholder. This discussion is based on the Internal Revenue Code proposed, temporary and final Treasury Regulations promulgated under the Internal Revenue Code (the “U.S. Treasury Regulations”), and judicial and administrative interpretations thereof, all as at the Latest Practicable Date. All of the foregoing is subject to change. Such change may apply retroactively and may affect the tax considerations described in this paragraph 10. It does not address all of the considerations relevant to Shareholders subject to special tax regimes, such as banks and other financial institutions, insurance companies, dealers in currencies and securities, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, tax-exempt entities, U.S. expatriates, investors liable for alternative minimum tax or persons holding Scheme Shares or Indivior Pharmaceuticals Shares as part of a hedge, straddle, conversion or other integrated financial transaction. It does not consider consequences for persons that own directly, indirectly or constructively, 5 per cent. or more (by voting power or value) of the equity interests of Indivior or of Indivior Pharmaceuticals. It also does not address U.S. federal taxes other than the income tax (such as estate and gift tax) or U.S. state and local tax or non-U.S. tax considerations.
If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the tax treatment of your partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) and the partners (or other owners) in such partnerships (or such other pass-through entities) should consult their tax advisers regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
10.6Treatment as a result of the implementation of the Scheme
For U.S. federal income tax purposes, the Scheme is intended to qualify as either a reorganisation within the meaning of Section 368(a) of the Internal Revenue Code, a tax-free exchange within the meaning of Section 351 of the Internal Revenue Code, or both (collectively, the “Intended Tax Treatment”). The proper U.S. federal income treatment of the Scheme is not certain, however, and neither Indivior nor Indivior Pharmaceuticals has sought a ruling from U.S. federal tax authorities on the proper treatment of the Scheme. If the U.S. Internal Revenue Service were to

33

successfully challenge the Intended Tax Treatment, the tax consequences would differ from those set forth herein, and holders could be subject to U.S. federal income tax upon the receipt of Indivior Pharmaceuticals Shares in the Scheme.
Although the discussion in this section assumes that the Scheme constitutes a tax-free reorganisation or a tax-free incorporation exchange, Scheme Shareholders should consult their own tax advisers about the proper U.S. federal, state and local income tax treatment of the Scheme.
(a)U.S. Holders
As used in this paragraph 10, “U.S. Holder” means a beneficial owner of Scheme Shares or Indivior Pharmaceuticals Shares that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the U.S.; (ii) a corporation organised in or under the laws of the U.S., any state thereof, or the District of Columbia; (iii) a trust that: (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code); or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.
Assuming that the Scheme is a tax-free reorganisation or a tax-free incorporation exchange, a
U.S. Holder will recognise no gain or loss on the cancellation of Scheme Shares and the issue of Indivior Pharmaceuticals Shares. A U.S. Holder’s basis in Indivior Pharmaceuticals Shares will equal such U.S. Holder’s aggregate adjusted tax basis in the Scheme Shares cancelled in the Scheme, and a U.S. Holder’s holding period in the Indivior Pharmaceuticals Shares will include the period such U.S. Holder held the Scheme Shares. If a U.S. Holder acquired different blocks of Scheme Shares at different times or at different prices, the U.S. Holder’s basis and holding period in the Indivior Pharmaceuticals Shares will be determined separately for each block of Scheme Shares.
U.S. Holders may be required (i) to attach to their tax returns (in respect of the year in which they receive Indivior Pharmaceuticals Shares) a statement regarding the application of the tax-free reorganisation requirements (including information about the Scheme Shares cancelled and the Indivior Pharmaceuticals Shares issued) and (ii) to maintain certain records regarding the Scheme.
Passive Foreign Investment Company
Indivior believes, and this discussion assumes, that Indivior currently is not, has not been, and, prior to the Scheme Effective Date, will not become a passive foreign investment company (generally, a non-U.S. corporation that has a specified percentage of “passive” income or assets, after the application of certain “look-through” rules) for U.S. federal income tax purposes. However, there can be no assurances in this regard. If Indivior were a passive foreign investment company for any taxable year during which a U.S. Holder held Scheme Shares, certain adverse tax consequences could apply to such U.S. Holder as a result of the Scheme. A U.S. Holder should consult its own tax adviser with respect to the U.S. federal income tax consequences of the Scheme if such U.S. Holder believes that Indivior was a passive foreign investment company for any taxable year during which it held Scheme Shares.
U.S. Holders are encouraged to consult their tax advisers to determine the specific tax consequences to them of the Scheme, Including the effect of any U.S. federal, state, local, non-U.S. or other tax laws.
(b)Non-U.S. Holders
As used in this paragraph 10, “Non-U.S. Holder” means a beneficial owner of Scheme Shares or Indivior Pharmaceuticals Shares that for U.S. federal income tax purposes is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realised on the cancellation of Scheme Shares or the issue of Indivior Pharmaceuticals Shares in the Scheme. A Non-U.S. Holder generally will not recognise any loss realised on the cancellation of Scheme Shares or issue of Indivior Pharmaceuticals Shares in the Scheme for U.S. federal income tax

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purposes. Assuming a Non-U.S. Holder is not engaged in the conduct of a trade or business within the U.S., no U.S. federal income tax filings will generally be required solely on account of the cancellation of Scheme Shares and the issue of Indivior Pharmaceuticals Shares.
Non-U.S. Holders are encouraged to consult their tax advisers to determine the specific tax consequences to them of the Scheme, Including the effect of any U.S. federal, state, local, non-U.S. or other tax laws.
10.7Income from Indivior Pharmaceuticals Shares
(a)U.S. Holders
In general, any distributions made to a U.S. Holder with respect to Indivior Pharmaceuticals Shares, to the extent paid out of Indivior Pharmaceuticals current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Subject to certain holding period and other requirements, such dividends will generally be eligible for the dividends received deduction in the case of corporate U.S. Holders and will generally be treated as “qualified dividend income” eligible for reduced rates of taxation for non-corporate U.S. Holders (including individuals). Corporate U.S. Holders should also consider the effect of Section 1059 of the Internal Revenue Code, which, under certain circumstances, requires a U.S. Holder to reduce the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends received deduction. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the U.S. Holder’s adjusted tax basis in its Indivior Pharmaceuticals Shares and then, to the extent such distribution exceeds the U.S. Holder’s adjusted tax basis, as gain realised from the sale or other disposition of such Indivior Pharmaceuticals Shares, which will be treated as described in paragraph 10.8(a) of this Part III (Additional Information).
(b)Non-U.S. Holders
In general, any distributions made to a Non-U.S. Holder with respect to Indivior Pharmaceuticals Shares, to the extent paid out of Indivior Pharmaceuticals’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), will be subject to U.S. federal withholding tax from the gross amount of the dividend at a rate of 30 per cent., unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on a U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will not be subject to U.S. federal withholding tax and will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Indivior Pharmaceuticals Shares and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realised from the sale or other disposition of such Indivior Pharmaceuticals Shares, which will be treated as described in paragraph 10.8(a) of Part III (Additional Information).
Dividends paid by Indivior Pharmaceuticals to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder) will generally not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing a U.S. Internal Revenue Service Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 per cent. (or such lower rate as may be specified by an applicable income tax treaty).

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10.8Disposal of Indivior Pharmaceuticals Shares
(a)U.S. Holders
On a sale or other disposition of Indivior Pharmaceuticals Shares, a U.S. Holder generally will recognise gain or loss in an amount equal to the difference between the amount realised on the sale of the Indivior Pharmaceuticals Shares and the U.S. Holder’s tax basis in its Indivior Pharmaceuticals Shares. Gain or loss recognised by a U.S. Holder on a sale or other disposition of Indivior Pharmaceuticals Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the Indivior Pharmaceuticals Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the Indivior Pharmaceuticals Shares is more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to significant limitations.
(b)Non-U.S. Holders
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realised on a sale or other disposition of Indivior Pharmaceuticals Shares unless:
(i)such Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realised will generally be subject to a flat 30 per cent. U.S. federal income tax;
(ii)the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30 per cent. (or such lower rate as may be specified by an applicable income tax treaty); or
(iii)Indivior Pharmaceuticals Shares constitute U.S. real property interests (“USRPIs”) by reason of Indivior Pharmaceuticals status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
With respect to paragraph 10.8(b)(iii), although there can be no assurances in this regard, Indivior Pharmaceuticals does not anticipate becoming a USRPHC. Because the determination of whether Indivior Pharmaceuticals is a USRPHC depends on the fair market value of its USRPIs relative to the fair market value of its other business assets and its non-U.S. real property interests, however, there can be no assurance Indivior Pharmaceuticals will not become a USRPHC in the future. Even if Indivior Pharmaceuticals were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Indivior Pharmaceuticals Shares will not be subject to
U.S. federal income tax if Indivior Pharmaceuticals Shares are “regularly traded on an established securities market” (as defined by applicable U.S. Treasury Regulations), and such Non-U.S. Holder owned, actually and constructively, 5 per cent. or less of the total Indivior Pharmaceuticals Shares issued and outstanding throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Non-U.S. Holders are encouraged to consult their tax advisers regarding the possible consequences to them if Indivior Pharmaceuticals were to become a USRPHC.
10.9U.S. Holders—Net Investment Income Tax
In addition to the United States federal income tax, discussed above, certain U.S. Holders are subject to an additional 3.8 per cent. Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals a U.S. Holder’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. The net investment income tax is determined in a manner which is different than the manner in which the U.S. federal income tax is determined. U.S. Holders are urged to consult their own tax advisers regarding the implications of the net investment income tax.

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10.10Foreign Account Tax Compliance Act
Sections 1471 to 1474 of the Internal Revenue Code and the U.S. Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as “FATCA”) generally impose withholding at a rate of 30 per cent. in certain circumstances on dividends in respect of securities (including Indivior Pharmaceuticals Shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution: (i) enters into, and complies with, an agreement with the U.S. Internal Revenue Service to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments; or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which Indivior Pharmaceuticals Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Indivior Pharmaceuticals Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30 per cent., unless such entity either: (a) certifies to the applicable withholding agent that such entity does not have any “substantial U.S. owners”; or (b) provides certain information regarding the entity’s “substantial U.S. owners,” which will in turn be provided to the U.S. Treasury Department.
All holders should consult their tax advisers regarding the possible implications of FATCA on their investment in Indivior Pharmaceuticals Shares.
U.S. Holders and Non-U.S. Holders are encouraged to consult their tax advisers to determine the specific tax consequences to them of holding and disposing of Indivior Pharmaceuticals Shares, Including the effect of any U.S. federal, state, local, non-U.S. or other tax laws.
The discussion above is a general summary. It does not cover all tax matters that may be important to a particular holder. Scheme Shareholders should consult their own tax advisers about the tax consequences of participating in the Scheme and holding Indivior Pharmaceuticals Shares under the Scheme Shareholder’s own circumstances.
11.Employee Share Schemes
11.1Legacy Share Plans
In connection with the Scheme, it is expected that the Legacy Share Plans will be assumed by Indivior Pharmaceuticals. This means that any outstanding awards under the Legacy Share Plans that currently relate to Indivior Shares will be exchanged for awards relating to Indivior Pharmaceuticals Shares on a one for one basis (subject to participants’ consent where required). Other terms, including the vesting schedule, exercise prices, and any vesting conditions, are expected to remain the same. It may be necessary to make minor administrative changes to the terms of the awards. Further details of the impact of the Scheme on participants in the Legacy Share Plans will be sent separately to the participants at a later date.
11.2New Share Plan
In order to continue to provide share-based incentives to employees within the Group, the Directors expect that Indivior Pharmaceuticals will adopt the New Share Plan, a U.S.-style omnibus equity incentive plan, conditional on the Scheme becoming effective.
11.3Employee Benefit Trust
Indivior has an employee benefit trust which is administered by Apex Group Fiduciary Services Limited. It is intended that the employee benefit trust will be wound up prior to the Scheme Effective Date.

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Part IV
SETTLEMENT AND DEALINGS IN INDIVIOR PHARMACEUTICALS SHARES FOLLOWING THE SCHEME EFFECTIVE TIME
Indivior Shareholders are advised to read this Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) carefully to ensure that they understand the arrangements that will apply to them following the Scheme Effective Time.
1.Indivior Shares held in certificated form
At the Scheme Effective Time, Indivior Pharmaceuticals Shareholders who held their Indivior Shares in certificated form immediately prior to the Scheme Effective Time will be entered as the registered owner of the relevant number of Indivior Pharmaceuticals Shares on Indivior Pharmaceuticals’ share register. Following the Scheme Effective Time, the Exchange Agent shall mail to each Indivior Pharmaceuticals Shareholder who held their Indivior Shares in certificated form immediately prior to the Scheme Effective Time: (i) a letter of transmittal (which shall specify that release and delivery to them of the record of entitlement to their new Indivior Pharmaceuticals Shares shall be effected only upon proper delivery of their Indivior Share certificates to the Exchange Agent); and (ii) instructions for surrendering their Indivior Share certificates in exchange for the release and delivery to them of their new Indivior Pharmaceuticals Shares. Following proper delivery of their Indivior Share certificates to the Exchange Agent, each holder’s new Indivior Pharmaceuticals Shares will be released and delivered to them through DRS. DRS is a method of recording entitlement to Indivior Pharmaceuticals Shares in book-entry form which enables the Transfer Agent to maintain those Shares electronically in Indivior Pharmaceuticals’ records without the need for a physical share certificate to be issued. Shares held in DRS have all the traditional rights and privileges of shares held in certificated form. Indivior Pharmaceuticals Shareholders who receive their Indivior Pharmaceuticals Shares through DRS will be sent a book-entry account statement of ownership evidencing such shareholder’s ownership of Indivior Pharmaceuticals Shares by the Transfer Agent following the Scheme Effective Time. Along with the statement of ownership, such Indivior Pharmaceuticals Shareholders will also be sent information about DRS, including further details on how Indivior Pharmaceuticals Shares can be held, transferred or otherwise traded through DRS (the “DRS Advice”). Proxy materials, annual reports and other shareholder communications will be mailed from Indivior Pharmaceuticals and/or its voting agent directly to Indivior Pharmaceuticals Shareholders who hold their Indivior Pharmaceuticals Shares through DRS.
Persons holding Indivior Pharmaceuticals Shares through DRS who wish to dispose of their Indivior Pharmaceuticals Shares may do so by contacting the Transfer Agent in the manner set out in the DRS Advice or any broker or custodian that is a DTC participant. The dealing services provided by, and fees chargeable by, different brokers may change from time to time and will vary between each broker and custodian. Any dividends paid on Indivior Pharmaceuticals Shares held through DRS will be paid to holders of Indivior Pharmaceuticals Shares by cheque, provided that a holder of Indivior Pharmaceuticals Shares may, if such holder so wishes and subject to certain limitations, contact the Transfer Agent (including through its online shareholder portal) requesting that payment in respect of dividends or other distributions (if any) on such Indivior Pharmaceuticals Shares be made directly to such holder’s bank account (assuming, in each case, that such person remains a holder of Indivior Pharmaceuticals Shares as at any relevant dividend record date). Further information will be set out in the DRS Advice.
Indivior Pharmaceuticals Shareholders who receive Indivior Pharmaceuticals Shares through DRS, but subsequently wish to hold Indivior Pharmaceuticals Shares through a DTC participant, may instruct their broker (who must be a DTC participant) to transfer their Indivior Pharmaceuticals Shares into such DTC participant’s account. Details of the manner in which such instructions may be given are available from the Transfer Agent upon request by contacting the Transfer Agent, or by contacting their DTC broker and providing them with a copy of the DRS Advice.
Holders of Indivior Pharmaceuticals Shares in DRS will require their unique holder identification number, as printed on their DRS Advice, when contacting their broker to trade or when transferring their Indivior Pharmaceuticals Shares to such broker’s account. Any such holders in DRS with questions in relation to transferring to a broker should contact their chosen broker for instructions, timings and any applicable fees. For questions in relation to trading Indivior Pharmaceuticals Shares in DRS through services provided by the Transfer Agent, please contact the Transfer Agent using the contact details provided on the DRS Advice.

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All mandates relating to the payment of dividends given (or deemed to be given) to Indivior by Scheme Shareholders which relate to holdings of Indivior Shares held in certificated form in force at the Scheme Record Time will be deemed valid in respect of the corresponding Indivior Pharmaceuticals Shares. Other instructions (or deemed instructions, including communication preferences) may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals Shares.
2.Indivior Shares held in uncertificated form as Indivior DIs
Issue of Indivior Pharmaceuticals DIs
Shortly following the Scheme Effective Time, the existing Indivior DI facility will be cancelled and replaced with an equivalent facility for Indivior Pharmaceuticals, such that each Indivior DI will be replaced by a Indivior Pharmaceuticals DI on a one-for-one basis.
The Indivior Pharmaceuticals DI facility will be structured in substantively the same way as the Indivior DI facility such that Computershare Trust Company N.A. will continue to act as custodian of the Indivior Pharmaceuticals Shares represented by DTC book entry interests underlying the Indivior Pharmaceuticals DIs (the “DI Custodian”), which will hold those DTC book entry interests as custodian for Computershare U.K., acting in its capacity as depositary for the Indivior Pharmaceuticals DIs (the “DI Depositary”). The DI Depositary will issue Indivior Pharmaceuticals DIs representing such Indivior Pharmaceuticals Shares on a one-to-one basis through CREST to the CREST accounts in which each relevant Indivior Pharmaceuticals DI Holder previously held Indivior DIs.
Indivior Pharmaceuticals DIs will be created and issued under the terms of the deed poll made by the DI Depositary constituting the Indivior Pharmaceuticals DIs (the “Indivior Pharmaceuticals DI Deed”), which will govern the relationship between the DI Depositary and the holders of Indivior Pharmaceuticals DIs. This deed poll will have substantively the same terms as the deed poll which created and issued the Indivior DIs. A draft of the Indivior Pharmaceuticals DI Deed will be available on request in due course, please contact the DI Depositary by phone on 0370 707 1820 or +44 (0) 370 707 1820 (from outside the U.K., international rates apply) to request a copy. Lines are open 8.30 a.m. to 5.30 p.m. (U.K. time) Monday to Friday (excluding U.K. public holidays).
The registered holder of Indivior Pharmaceuticals Shares represented by Indivior Pharmaceuticals DIs will be Cede & Co., as nominee of DTC. The custodian of those Indivior Pharmaceuticals Shares will be the DI Custodian who will hold the book entry interest in such shares through the DTC clearing system for the DI Depositary. The DI Depositary will hold the book entry interests in those Indivior Pharmaceuticals Shares on trust (as bare trustee under English law) for the holders of Indivior Pharmaceuticals DIs as tenants in common. The DI Depositary will maintain a register of holders of Indivior Pharmaceuticals DIs and will make a copy of such register available to Indivior Pharmaceuticals.
Rights attaching to Indivior Pharmaceuticals DIs
Under the Indivior Pharmaceuticals DI Deed, the DI Depositary will: (a) send out notices of general meetings to the holders of Indivior Pharmaceuticals DIs; and (b) produce a definitive list of holders of Indivior Pharmaceuticals DIs at the record date for such general meetings. In addition, holders of Indivior Pharmaceuticals DIs will be entitled to provide voting instructions via the DI Depositary to the DI Custodian (being the custodian of Indivior Shares underlying Indivior Pharmaceuticals DIs) in respect of the underlying Indivior Shares.
As a result, the holders of Indivior Pharmaceuticals DIs will be able to:
•receive notices of general meetings of Indivior Pharmaceuticals;
•give directions as to voting at general meetings of Indivior Pharmaceuticals;
•request that the DI Custodian appoint such holder as proxy in respect of Indivior Pharmaceuticals Shares underlying their Indivior Pharmaceuticals DIs, enabling them to attend and speak at general meetings of Indivior Pharmaceuticals; and
•have made available to them, at their request, copies of the annual report and accounts of Indivior Pharmaceuticals and all other documents issued by Indivior Pharmaceuticals to Indivior Pharmaceuticals Shareholders generally.

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Holders of Indivior Pharmaceuticals DIs will otherwise be treated in the same manner as if they were registered holders of Indivior Pharmaceuticals Shares underlying their Indivior Pharmaceuticals DIs, so far as is possible in accordance with applicable law, the CREST arrangements and the Indivior Pharmaceuticals DI Deed. This will include being able to receive dividends and participate in capital events, so far as practicable, in the same manner as registered holders of Indivior Pharmaceuticals Shares.
Holders of Indivior Pharmaceuticals DIs can choose to cancel their Indivior Pharmaceuticals DIs (as described below) and trade the underlying Indivior Pharmaceuticals Shares on Nasdaq. Holders of Indivior Pharmaceuticals Shares through an appointed CREST custodian or nominee should contact their chosen custodian or nominee in the event that they wish to cancel Indivior Pharmaceuticals DIs that they receive following the Scheme Effective Time so as to receive their interest in Indivior Pharmaceuticals Shares through DTC or directly on the Indivior Pharmaceuticals Share register through DRS.
Withdrawal of Indivior Pharmaceuticals Shares underlying Indivior Pharmaceuticals DIs
Holders of Indivior Pharmaceuticals DIs will be able to cancel their Indivior Pharmaceuticals DIs by submitting a cross-border instruction (in the form of a CREST stock withdrawal message) for the underlying book-entry interests in DTC held by the DI Custodian to be: (i) transferred within DTC to another bank, broker or nominee (selected by the holder) who is a participant in DTC; or (ii) withdrawn from DTC and to hold the underlying Indivior Pharmaceuticals Shares in DRS (in which case, the relevant book-entry interests held by the DI Custodian within DTC shall be cancelled and a corresponding number of Indivior Pharmaceuticals Shares will be transferred from Cede & Co. as nominee for DTC, to the holder named in the CREST stock withdrawal message), in each case in accordance with the rules and practices of the DI Depositary, for which a service fee may be payable (and details of which are available on request from the DI Depositary). This message must include the account information of the nominated DTC participant or, if underlying shares are to be recorded in DRS, the full name and address of the shareholder to which Indivior Pharmaceuticals Shares should be delivered, in accordance with the rules and practices of the DI Depositary, CREST and DTC.
Valid instructions received by the DI Depositary are typically completed within 48 hours (excluding any day that is not a business day in any relevant jurisdictions), and holders of Indivior Pharmaceuticals DIs should consider this timing, and the timing requirements of their chosen broker, when instructing corresponding trades on Nasdaq.
Other terms of the Indivior Pharmaceuticals DI Deed
Holders of Indivior Pharmaceuticals DIs will be required to warrant, among other things, that any Indivior Pharmaceuticals Shares issued or transferred to the DI Depositary (or the DI Custodian on its behalf) will be free and clear of all third party security interests and that such transfers are not in contravention of any contractual obligation, law or regulation.
Subject to certain exceptions, the DI Depositary and any custodian or agent appointed by it (and their respective officers, employees and agents) are entitled to be indemnified against all liabilities incurred in the performance of their obligations under the Indivior Pharmaceuticals DI Deed. The DI Depositary may: (i) make deductions from income or capital receipts which would otherwise be due to the Indivior Pharmaceuticals DI Holder; and/or (ii) sell the underlying Indivior Pharmaceuticals Shares and make such deductions from the proceeds of sale, as may be required for this purpose or to meet any tax liability of such Indivior Pharmaceuticals DI Holder in respect of which the DI Depositary is required to make any deduction or withholding.
The Indivior Pharmaceuticals DI Deed contains provisions excluding and limiting the DI Depositary’s liability. The DI Depositary will not be liable for any acts or omissions of Indivior Pharmaceuticals, the CREST Operator or any third party reasonably appointed by the DI Depositary outside its group to provide services in connection with Indivior Pharmaceuticals DIs.
The DI Depositary may terminate the Indivior Pharmaceuticals DI Deed by giving at least 30 days’ notice to Indivior Pharmaceuticals DI Holders. The DI Depositary may amend the Indivior Pharmaceuticals DI Deed by giving 30 days’ notice to Indivior Pharmaceuticals DI Holders where such amendments do not, in the reasonable opinion of the DI Depositary, materially affect the interests of holders of Indivior

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Pharmaceuticals DIs. For any amendment which shall, in the reasonable opinion of the DI Depositary, be materially prejudicial to the interests of the Indivior Pharmaceuticals DI Holders as a whole, such amendments shall not take effect until 40 days after service of notice on the Indivior Pharmaceuticals Holders.
The DI Depositary (or any other duly appointed nominee or custodian) may require any holder of Indivior Pharmaceuticals DIs to provide information in relation to their holdings of Indivior Pharmaceuticals DIs on the same basis as such information may be required from a holder of Indivior Pharmaceuticals Shares.
In relation to distribution payments arising from dividends payable in respect of interests in Indivior Pharmaceuticals Shares held in the form of Indivior Pharmaceuticals DIs, the DI Depositary will pay such distributions to the relevant holders of Indivior Pharmaceuticals DIs in U.S. dollars unless the relevant holders of Indivior Pharmaceuticals DIs have lodged a valid currency payment election through the CREST system for such payments to be payable in a permitted alternative currency such as pounds sterling instead of in U.S. dollars.
All mandates relating to the payment of dividends given (or deemed to be given) to Indivior by Indivior DI Holders in force at the Scheme Record Time will not be deemed valid in respect of the corresponding Indivior Pharmaceuticals Shares. Other instructions (or deemed instructions, including communication preferences) may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals DIs.

3.Indivior Shares held in uncertificated form as Indivior DIs in the Indivior CSN The Indivior CSN
Shortly following the Scheme Effective Time, the existing Indivior CSN will be cancelled and replaced with an equivalent facility for Indivior Pharmaceuticals, such that each Indivior DI held within the Indivior CSN will be replaced by a Indivior Pharmaceuticals DI on a one-for-one basis to be held within the Indivior Pharmaceuticals CSN.
The Indivior Pharmaceuticals CSN will be structured in substantively the same way as the Indivior CSN such that book entry interests will be issued through DTC to the account of the DI Custodian, which will hold those Indivior Pharmaceuticals Shares represented by DTC book entry interests as custodian for the DI Depositary. The DI Depositary will issue the Indivior Pharmaceuticals DIs representing such Indivior Pharmaceuticals Shares through CREST to the account of the CSN Nominee. The CSN Nominee will, in turn, hold those Indivior Pharmaceuticals DIs as nominee and trustee under the Indivior Pharmaceuticals CSN (details of which are included in the Indivior Pharmaceuticals CSN Terms and Conditions).
Each Indivior Pharmaceuticals CSN Holder will receive a statement of entitlement from the CSN Nominee detailing their holding and explaining how they may deal in their Indivior Pharmaceuticals Shares through the Indivior Pharmaceuticals CSN, including details of ongoing services and details of the special dealing facility, where eligible.
Indivior Pharmaceuticals CSN Holders who wish to lodge a trade with a third party may withdraw from the Indivior Pharmaceuticals CSN (as described below) before lodging a trading instruction with their chosen third party broker (who must be capable of trading in the Indivior Shares through DTC).
All mandates relating to the payment of dividends given (or deemed to be given) to Indivior by Indivior CSN Holders in force at the Scheme Record Time will not be deemed valid in respect of the corresponding Indivior Pharmaceuticals DIs held through the Indivior Pharmaceuticals CSN. Other instructions (or deemed instructions, including communication preferences) may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals DIs held through the Indivior Pharmaceuticals CSN.
Withdrawal from the Indivior Pharmaceuticals CSN
Indivior Pharmaceuticals CSN Holders will be able to withdraw from the Indivior Pharmaceuticals CSN by completing the relevant form provided by the CSN Nominee and providing details of the CREST account to which the Indivior Pharmaceuticals DIs, or the DTC participant to which the underlying Indivior

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Pharmaceuticals Shares, should be delivered, in accordance with the rules and practices of the CSN Nominee, CREST and DTC. Indivior Pharmaceuticals CSN Holders may also request that the underlying Indivior Pharmaceuticals Shares are withdrawn from the Indivior Pharmaceuticals CSN and registered in their name directly through DRS.
Valid instructions received by the CSN Nominee are typically completed within 48 hours (excluding any day that is not a business day in any relevant jurisdictions) and Indivior Pharmaceuticals CSN Holders should consider these timings, and those of their chosen broker, when instructing trades.
Withdrawal from the Indivior Pharmaceuticals CSN is subject to a charge, being £50 at the Latest Practicable Date, but a grace period of 30 days from the Scheme Effective Time will be provided during which Indivior Pharmaceuticals CSN Holders can withdraw from the Indivior Pharmaceuticals CSN free of charge.
Other terms of the Indivior Pharmaceuticals CSN
The CSN Nominee will hold Indivior Pharmaceuticals DIs for Indivior Pharmaceuticals CSN Holders on the Indivior Pharmaceuticals CSN Terms and Conditions. Under the Indivior Pharmaceuticals CSN Terms and Conditions, Indivior Pharmaceuticals CSN Holders are the beneficial owners of the Indivior Pharmaceuticals DIs to which they relate and may give instructions to transfer the Indivior Pharmaceuticals DIs or underlying Indivior Pharmaceuticals Shares. By participating in the Indivior Pharmaceuticals CSN, Indivior Pharmaceuticals CSN Holders warrant and undertake that they will not grant any liens, charges or encumbrances over their Indivior Pharmaceuticals DIs.
The CSN Nominee agrees to pass on communications from Indivior Pharmaceuticals and act on Indivior Pharmaceuticals CSN Holders instructions to exercise voting and other rights in relation to their underlying Indivior Pharmaceuticals Shares (provided that it is put in funds if it is required to make any payment) and to take all reasonable steps to treat Indivior Pharmaceuticals CSN Holders, so far as possible, in the same way as a registered holder of Indivior Pharmaceuticals Shares, as described above for Indivior Pharmaceuticals DI Holders.
The CSN Nominee is appointed as agent for the Indivior Pharmaceuticals CSN Holders to give CREST instructions. The CSN Nominee is not responsible for losses incurred from acts or omissions of the CREST member through whom messages are delivered into CREST on its behalf or arising from CREST. Indivior Pharmaceuticals CSN Holders are required to indemnify the CSN Nominee for costs and liabilities which may arise if they require the CSN Nominee to give CREST instructions which cannot be completed for any reasons connected with the Indivior Pharmaceuticals CSN Holder.
The CSN Nominee may terminate a Indivior Pharmaceuticals CSN Holder’s participation in the Indivior Pharmaceuticals CSN if the Indivior Pharmaceuticals CSN Holder materially breaches the Indivior Pharmaceuticals CSN Terms and Conditions, in which case the CSN Nominee will transfer the underlying Indivior Pharmaceuticals DIs to a CREST account, or the underlying Indivior Pharmaceuticals Shares to a DTC participant account, nominated by the Indivior Pharmaceuticals CSN Holder or, in the absence of either CREST or DTC account information, the CSN Nominee will arrange for the Indivior Pharmaceuticals CSN Holder to be placed directly on the Indivior Pharmaceuticals CSN Register.
Indivior Pharmaceuticals CSN Holders may be required to provide information in relation to their underlying holdings of Indivior Pharmaceuticals DIs on the same basis as such information may be required from a holder of Indivior Pharmaceuticals Shares. The Indivior Pharmaceuticals CSN Terms and Conditions can be amended with Indivior Pharmaceuticals’ consent.
The Indivior Pharmaceuticals CSN Terms and Conditions are annexed to this document.
4.Affiliate Shareholders
Indivior Shareholders who are Affiliate Shareholders will, after the Scheme Effective Time, be subject to the same U.S. transfer restrictions relating to the Indivior Pharmaceuticals Shares received pursuant to the Scheme as those to which they are currently subject.

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5.Indivior Shares held in a stock brokerage account or through a broker, bank or other nominee
Following the Scheme Effective Time, beneficial owners of Indivior Shares held through a bank, broker or other nominee which is a DTC participant will not be required to take any action. The ownership of Indivior Pharmaceuticals Shares will be recorded in book-entry form by the relevant nominee (for shares held in “street name”), without the need for any additional action on the part of the beneficial owner.

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Part V
COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS
AND
DESCRIPTION OF CAPITAL STOCK OF INDIVIOR PHARMACEUTICALS AFTER THE SCHEME
1.Comparison of corporate governance and shareholder rights
Indivior is a public limited company incorporated in England and Wales under English law. English law and the Indivior Articles govern the rights of Indivior Shareholders. Indivior Pharmaceuticals is a corporation incorporated under Delaware Law. Delaware corporate law differs in some material respects from English corporate law. In addition, the Indivior Pharmaceuticals Constitutional Documents differ in certain material respects from the Indivior Articles. As a result, when you become an Indivior Pharmaceuticals Shareholder, your rights will differ in some regards as compared to when you were an Indivior Shareholder.

Topic	English law	Delaware law
A. Share capital and distributions

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1.	Dividends and distributions	•Subject to a company’s articles of association, shareholders have the right to receive a proportion of dividends pro rata to their percentage ownership.
•Subject to a company’s certificate of incorporation and bylaws, shareholders have the right to receive a proportion of dividends pro rata to their percentage ownership.
•Different share classes may have different dividend rights. Indivior Pharmaceuticals will only have one class of shares in issue.
•Dividends can only be paid either:
(i) out of a company’s surplus (defined as net assets minus capital); or (ii) if there is no surplus, out of a company’s net profits from the prior fiscal year, provided that no dividend may be paid from net profits if the company’s capital is less than the aggregate amount of capital represented by the issued and outstanding shares of classes having a preference on the distribution of assets.
•Dividends are declared by a company’s board of directors. Shareholders do not vote for or approve the declaration or payment of dividends.
•There is no concept of “interim” or “final” distributions in Delaware.

•Different share classes may have different dividend rights. Indivior only has a single class of shares in issue.
•Dividends can only be paid out of a company’s distributable reserves. These reserves can be created by a reduction of share capital (see below).

•Dividends can be: (i) final dividends    (which    are recommended by the directors and declared by shareholders by way of an ordinary resolution); or
(ii) interim dividends (which are decided and paid by the board).

•Final dividends become a debt of a company once they have been declared by the shareholders. Interim dividends become a debt only after they are paid.
2.	Share buybacks	•Public companies such as Indivior may buy back or redeem their own shares, provided that: (i) they comply with certain procedural requirements (including seeking shareholder approval); and	•A company may buy back or redeem its own shares without shareholder approval, provided that the company’s capital is not impaired and such share buyback would not cause capital

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	Topic	English law	Delaware law

(ii) there are no restrictions contained within their articles of association. There are no restrictions on share buybacks in the Indivior Articles and a general authority for Indivior to purchase its own shares was sought at Indivior’s 2025 annual general meeting.
•Share buybacks must be financed out of distributable profits or the proceeds of a fresh issue of shares made for the purpose of financing the buyback.
•Public companies such as Indivior must also comply with relevant U.K. market abuse regulations which cover, for example, share buyback safe-harbour procedures which can be relied upon in the event that relevant buyback programme complies with certain conditions relating to manner of purchase, timing, price and volume.

impairment (which has been interpreted to mean that a company may only use surplus (defined as net assets minus capital) to effect such share buyback).
•Issuer tender offers are subject to significant procedural and disclosure requirements under the
U.S. Exchange Act.
•Rule 10b-18 under the U.S. Exchange Act provides a safe harbour which can be relied upon so long as the relevant buyback programme complies with certain conditions relating to manner of purchase, timing, price and volume.

3.	Winding up and dissolution
•Subject to a company’s articles of association, shareholders are entitled to a share of the proceeds on the winding-up of the company.
•Shareholders may under certain circumstances seek the winding-up of the company following payment of any claimants.

•Subject to a company’s certificate of incorporation and bylaws, shareholders are entitled to a share of the assets of a winding-up company following payment of any claimants.
•Dissolution must be approved by either: (i) the resolution of a majority of the board followed by approval of a majority of shareholders; or (ii) the unanimous written consent of all shareholders.

4.	Authority to allot shares (and filings connected with increases in authorised capital)
•Authority for the directors to allot shares, or to grant rights to subscribe for or to convert any security into shares, may be included in the company’s articles of association and/or the shareholders may pass a resolution giving the directors such authority. There is no concept of a maximum authorised share capital for U.K. companies.
•The Indivior Articles provide that Indivior can issue shares with any rights or restrictions attached to them as may be determined by ordinary resolution passed by the shareholders or by the directors as

•A company’s certificate of incorporation includes a specific maximum number of authorised shares of each class. The board may authorise the issuance of shares up to the amount specified in the certificate of incorporation without needing to seek shareholder approval under Delaware law.
•Nasdaq may require shareholder approval of certain share issuances, including for the issuance of 20 per cent. or more of a company’s outstanding shares of common stock in private offerings where the shares are sold at a

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	Topic	English law	Delaware law
long as there is no conflict with any resolution passed by the shareholders.
discount to market.
•An amendment to the certificate of incorporation is required to effect any increase in authorised shares or a consolidation or subdivision of shares. Such amendment must receive the approval of a majority of shareholders who vote on such amendment unless a higher threshold is set forth in the company’s certificate of incorporation.

5.	Pre-emption rights
•Shares in a company cannot be issued for cash to any person until an offer has been made (on the same or more favourable terms) to each existing shareholder to subscribe for a proportionate part of any such shares that are issued by the company pro-rata in accordance with their existing holding.
•Indivior Shareholders approve an annual authority in respect of the disapplication of pre-emption rights at its annual general meetings in accordance with guidance set out by the Pre- Emption Group in the United Kingdom and guidance from proxy advisers.

•Unless provided otherwise in a company’s certificate of incorporation or any shareholder agreement, shareholders do not have any pre-emptive rights to subscribe to for shares in connection with issuances of the company’s shares.
•Indivior    Pharmaceuticals Shareholders will not have any pre- emptive rights.

6.	Treasury shares
•Once shares are held as treasury shares, the usual rights attaching to shares (including voting and dividend rights) are suspended and the shares effectively lie dormant pending their sale, transfer or cancellation.

•Once shares are held as treasury shares, the usual rights attaching to shares (including voting and dividend rights) are suspended and the shares effectively lie dormant pending their sale, transfer or retirement.

		•A company may resell treasury shares for cash consideration. Treasury shares can also be used in connection with employee share schemes.	•A company may resell treasury shares for more or less than, or for an amount equal to, the par value (if any) of such shares and for cash, property or any combination thereof.
•Treasury shares may be retired by the board such that they resume the status of authorised but unissued shares.
7.	Limited liability of shareholders	•The liability of a shareholder to a company is limited to the amount (if any) which remains unpaid in respect of their shares. All shares in issue in Indivior are fully paid up.	•Unless provided otherwise in a company’s certificate of incorporation, shareholders are not personally liable for the payment of the company’s debts

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•In the event of an insolvent liquidation, the liquidator is not entitled to any contribution from shareholders to meet the company’s unsatisfied liabilities beyond the amounts (if any) which remain unpaid in respect of its share capital.

except as they may be liable by reason of their own conduct or acts.
•In the event of the dissolution and winding up of a company, the aggregate liability of any shareholder shall not exceed the amount distributed to such shareholder in dissolution.

B. Voting
8.	Resolutions (ordinary versus special and related filing requirements)
•An ordinary resolution of the shareholders (or of a class of shareholders) of a company is a resolution that is passed by a simple majority i.e. when more than 50 per cent. of the votes cast are in favour of the resolution. Ordinary resolutions need only be filed with the Registrar of Companies and will be publicly available in certain circumstances.

•There is no concept of “ordinary” or “special” resolutions under Delaware law. The voting threshold for any particular matter is determined by a company’s certificate of incorporation and bylaws, which may impose different voting thresholds for different shareholder actions, subject to Delaware law.

•A special resolution of the shareholders (or of a class of shareholders) of a company is a resolution passed by a majority of not less than 75 per cent. of the votes cast are in favour of the resolution. All special resolutions must be filed at the Registrar of Companies within 15 days of being passed and will then be publicly available.

9.	Voting rights— particularly on a poll and show of hands
•Subject to the rights of share classes set out in a company’s articles of association, each shareholder has a right to vote on shareholder resolutions of the company.
•Subject to a company’s articles of association, on a resolution at a meeting on a show of hands, each shareholder present has one vote. On a poll, each shareholder has one vote in respect of each share they hold. This concept is reflected in the Indivior Articles and is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time.

•Subject to a company’s certificate of incorporation, each shareholder has one vote per share.
•There is no “poll” or “show of hands” concept in Delaware; all votes and ballots are counted, with no “show of hands,” and reporting companies must publicly disclose the voting results.

•Any five or more persons at a

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	Topic	English law	Delaware law

meeting who are entitled to vote, or the holders of not less than 10 per cent. of the voting rights in a company, can: (i) demand a poll on most resolutions; and (ii) require the directors of the company to obtain an independent report on any poll taken, or to be taken, at a general meeting.
•Voting results must be publicly disclosed.

10.	Requisitioning of resolutions
•Shareholders representing not less than 5 per cent. of a company’s paid-up voting share capital (excluding any paid-up capital held as treasury shares) can requisition a shareholder meeting by specifying a resolution to be proposed at the meeting and circulating relevant explanatory statements.

•Shareholders of a company may call a shareholder meeting if they are given a right to do so in the company’s certificate of incorporation or bylaws and if they satisfy the conditions and procedures set forth therein. The Indivior Pharmaceuticals Bylaws provide that shareholders who collectively own at least 20 per cent. of the Company’s outstanding shares may request that a special shareholders’ meeting be held.
•Shareholders of a company have the right to nominate directors and propose other business to the extent set forth in the company’s certificate of incorporation or bylaws.    The    Indivior Pharmaceuticals Bylaws provide that any shareholder may nominate a director or propose other business in connection with any annual meeting of shareholders, subject to various procedural requirements set forth in such bylaws.
•Under SEC Rule 14a-8, in some circumstances, shareholders have the right to submit shareholder proposals, which must be included in a company’s proxy statement.

C. Minority shareholder protection
11.	Protection of minority interests
•A shareholder may petition the court for an order giving relief on the grounds that a company’s affairs are being (or have been or are going to be) conducted in a manner which is unfairly prejudicial to the interests of its shareholders generally, or to some part of its

•A shareholder may initiate a derivative suit to enforce a right of a company if the company fails to enforce such right.
•A shareholder may file a direct lawsuit against directors and majority shareholders alleging

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	Topic		English law	Delaware law

shareholders (including at least the complainant shareholder).
•A shareholder may bring a derivative claim against a director on behalf of a company where the shareholder can demonstrate that the director has been negligent, in default or has committed a breach of their duties or breach of trust.
breach of fiduciary duty.
D. Acquisitions and transfers of shares
12.	Transfers shares	of
•In general, both the legal and beneficial title to shares are freely transferable at any time and to any person with capacity to hold the shares, unless transfer restrictions are contained in a company’s articles of association or shareholders’ agreement.

•In general, both the legal and beneficial title to shares are freely transferable at any time and to any person with capacity to hold the shares unless transfer restrictions are included in the certificate of incorporation, bylaws or a shareholder agreement.

•Shares not registered under the Securities Act may only be transferred if such shares or transfer fall under an exemption from registration or safe harbour.
13.	Compulsory acquisition
•If a bidder in a takeover offer acquires or contracts to acquire 90 per cent. of the shares and voting rights it does not already own in a company, it has the statutory right to buy the shares of the minority shareholders.
•The minority shareholders have an equivalent right to require the bidder to acquire their shares at the offer price.

•A parent company can force minority shareholders to sell their shares to the parent company in certain circumstances, typically where a shareholder already owns at least 90 per cent. of the company’s common shares or where an acquiror owns at least 50 per cent. of the common shares of a company following a friendly tender or exchange offer.
•The dissenting shareholders have rights to require the bidder to acquire their shares at fair value in certain circumstances.

14.	Schemes arrangement	of
•A company may implement a scheme of arrangement with its shareholders and / or creditors to achieve a number of outcomes (including solvent reorganisations, mergers and insolvent restructurings) with the support of a majority in number representing 75 per cent. in value of each class of shareholder or creditor attending and voting at the meeting. If the necessary statutory majorities are obtained and the court grants an order sanctioning

•There is no Delaware equivalent of a scheme of arrangement in the business acquisition context. A company seeking to effect a merger must obtain the approval of the board of directors and the affirmative vote of shareholders holding a majority of a company’s outstanding shares with voting rights, unless the company’s certificate of incorporation requires a higher threshold for shareholder approval.
•Court approval is not required for a

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	Topic	English law	Delaware law

the scheme, the order must then be delivered to the Registrar of Companies (following which the scheme shall become effective).
•The terms of the scheme will only become effective and binding on a company and all members of the relevant classes (including any dissenting shareholder/creditor and any shareholder/creditor who did not vote) once the court order has been delivered to the Registrar of Companies.
Delaware company to effect a merger, although other regulatory approvals may be required. •The terms of any merger are set forth in a written agreement rather than a scheme of arrangement.
15.	Financial assistance
•Subject to certain exemptions, public companies are prohibited from giving financial assistance for the purpose of the acquisition of its shares or those of a parent company. The prohibition covers any financial assistance given to reduce or discharge any liability incurred by the company or any third party for the purpose of the acquisition.

•There is no statutory restriction on any company giving financial assistance for the purpose of the acquisition of its own shares, or a subsidiary of any company giving financial assistance for the purpose of the acquisition of shares in a private holding company.

E. Information rights
16.	Access to information for shareholders
•Shareholders have the right to receive a copy of the annual report and all corporate action notices and accompanying documentation such as notices of general meetings and related proxy forms, circulars, prospectuses and offer documents.

•Under Delaware law, shareholders as at the record date of the relevant meeting determined by the board of directors are entitled to notice of any meeting of shareholders or any adjournment thereof. Such notice must state the purpose(s) for which the meeting is called.
•Under the U.S. Exchange Act, a company is required to deliver a proxy statement and annual report to its shareholders before it can solicit proxies for a shareholder meeting.
•U.S. federal law and stock exchange rules regulate the proxy solicitation process, including the preparation, filing and distribution of proxy materials to shareholders.

F. Shareholder meetings and directors
17.	Annual general meeting	•Public companies are obliged by statute to hold an annual general meeting each year.	•A company is required to hold an annual meeting of shareholders every 13 months. Nasdaq requires each listed company to hold an annual meeting of shareholders no

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	Topic		English law	Delaware law
later than one year after the end of the company’s fiscal year-end.
18.	Quorum	of
•Pursuant to the Indivior Articles, two or more persons entitled to vote at least one-third of the company’s issued shares (excluding any shares held as treasury shares) at the meeting, present in person or represented by a proxy, shall constitute a quorum.

•The Indivior Pharmaceuticals Bylaws provide that a majority in voting power of the outstanding shares of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

shareholder
meetings
19.	Removal directors	of	•Shareholders have the absolute power, by ordinary resolution, to remove a director from office before the expiration of their period of office.
•Any director or the entire board may be removed by a majority shareholder vote: (i) for cause only if the board is classified (where the board of directors is divided into different classes, with each class serving staggered terms); and
(ii) with or without cause if the board is not classified. Because the Indivior Pharmaceuticals Board will not be classified, a majority of shareholders may remove a director with or without cause.

20.	Appointment directors	of	•Pursuant to the Indivior Articles, a director can be appointed by the Indivior Board or following shareholder approval of an ordinary resolution.
•Pursuant to the Indivior Pharmaceuticals Bylaws, directors are elected annually by the shareholders. In an uncontested election, directors shall be elected by a majority of the votes cast (provided that a director shall offer to tender such person’s resignation to the Indivior Pharmaceuticals Board if such director fails to receive a majority of the votes cast), and in a contested election, directors shall be elected by a plurality of the votes cast.

•At every annual shareholder meeting, each of the directors shall retire from office and may offer themselves up for re- appointment by the shareholders.
•A vacancy on the board may be filled by a new director appointed with the affirmative vote of a majority of the remaining directors.
21.	Indemnification of directors and officers
•Public companies can only indemnify their directors against certain liabilities to third parties, including legal costs, damages and interest awarded in civil proceedings. Public companies generally cannot protect their directors from liabilities arising from negligence or breaches of duty.

•A company may, subject to limitations set forth by law and by contract, indemnify its directors and officers for expenses or losses incurred in connection with litigation or other proceedings related to their service to the company.

•Public companies are not required to annually disclose the existence

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	Topic	English law	Delaware law

•Public companies must disclose the existence of any qualifying third-party indemnity provisions in their annual report.
•Indivior currently indemnifies its directors, to the extent permitted by law, through a deed of indemnification.

of third-party indemnification provisions but may on occasion be required to disclose such information in connection with filing registration statements.
•Indivior Pharmaceuticals will indemnify its directors, to the extent permitted by law, through individual indemnification agreements in addition to their indemnification under the Indivior Pharmaceuticals Constitutional Documents.

22.	Directors’ duties
•Directors owe duties to the company and not to shareholders. These include: (i) the duty to act in accordance with the company’s constitution and to use powers for the purpose for which they were conferred; (ii) the duty to promote the success of the company for the benefit of its members; (iii) the duty to exercise independent judgement; (iv) the duty to exercise reasonable care, skill and diligence; (v) the duty to avoid conflicts of interest, other than arising from a transaction/ arrangement with the company (subject to exceptions where, for example, the conflict has been authorised); (vi) the duty to declare any interest in a proposed transaction or arrangement with the company; and (vii) the duty not to accept benefits from third parties.

•Directors owe duties both to the company and its shareholders, including the primary fiduciary duties of the duty of care and the duty of loyalty. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. The duty of loyalty requires that a director act in good faith and in a manner he or she reasonably believes to be in the best interests of the company.

2.Description of capital stock of Indivior Pharmaceuticals after the Scheme
2.1Overview
The following description of the material terms of Indivior Pharmaceuticals’ capital stock includes a summary of certain provisions of Delaware law and the Indivior Pharmaceuticals Constitutional Documents. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indivior Pharmaceuticals Constitutional Documents and the provisions of applicable law. All Indivior Shareholders are encouraged to read each of the Indivior Pharmaceuticals Certificate of Incorporation and the Indivior Pharmaceuticals Bylaws when they are available.
2.2Authorised capitalisation
The total amount of our authorised capitalised stock will consist of 700,000,000 Indivior Pharmaceuticals Shares and 70,000,000 Indivior Pharmaceuticals Preferred Shares immediately after the Scheme Effective Date. We expect that Indivior Pharmaceuticals will have approximately 125,024,430 Indivior Pharmaceuticals Shares (calculated based on the number of Indivior Shares

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issued and outstanding as at the Latest Practicable Date, without giving effect to share repurchases and any shares that may be issued with respect to outstanding equity awards) and no Indivior Pharmaceuticals Preferred Shares outstanding immediately after the Scheme Effective Date.
2.3Indivior Pharmaceuticals common stock
(a)Voting rights
Each holder of Indivior Pharmaceuticals Shares will be entitled to one vote in person or by proxy for each Indivior Pharmaceuticals Share held on all matters on which stockholders generally are entitled to vote apart from, except as otherwise required by applicable law, any amendment to the Indivior Pharmaceuticals Certificate of Incorporation which relates solely to the terms of one or more outstanding classes or series of Indivior Pharmaceuticals Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Indivior Pharmaceuticals Certificate of Incorporation or Delaware law. The holders of Indivior Pharmaceuticals Shares will not have cumulative voting rights. Except as otherwise required in the Indivior Pharmaceuticals Certificate of Incorporation or by applicable law, the holders of Indivior Pharmaceuticals Shares will vote together as a single class on all matters on which stockholders are generally entitled to vote.
(b)Dividend rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of Indivior Pharmaceuticals Preferred Shares or any class or series of stock having a preference over, or the right to participate with, the Indivior Pharmaceuticals Shares with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of Indivior Pharmaceuticals, dividends and other distributions may be declared by the Indivior Pharmaceuticals Board from time to time and paid rateably on the Indivior Pharmaceuticals Shares out of the assets of Indivior Pharmaceuticals that are available by law at such times and in such amounts as the Indivior Pharmaceuticals Board in its discretion shall determine.
(c)Rights upon liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Indivior Pharmaceuticals, subject to the right, if any, of the holders of any outstanding series of Indivior Pharmaceuticals Preferred Shares or any class or series of stock having a preference over or the right to participate with the Indivior Pharmaceuticals Shares in distributions upon dissolution, liquidation or winding up of Indivior Pharmaceuticals, the holders of issued and outstanding Indivior Pharmaceuticals Shares shall be entitled to receive rateably, in proportion to the total number of Indivior Pharmaceuticals Shares held by each holder, all the remaining assets and funds of Indivior Pharmaceuticals available for distribution to its stockholders, whether from capital or surplus, in accordance with Delaware law.
(d)Pre-emptive rights
Holders of Indivior Pharmaceuticals Shares will not be entitled to any pre-emptive, subscription, redemption or conversion rights.
2.4Indivior Pharmaceuticals preferred stock
The Indivior Pharmaceuticals Board is empowered, without any stockholder action or vote (except as may otherwise be provided by the terms of any series of Indivior Pharmaceuticals Preferred Shares then outstanding): (a) to authorise by resolution or resolutions from time to time the issuance of one or more series of Indivior Pharmaceuticals Preferred Shares; (b) to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Indivior Pharmaceuticals Preferred Shares and the number of shares constituting each such series; and (c) to increase or decrease the number of shares of any such series to the extent permitted by Delaware law. The powers (including voting powers), preferences and relative, participating, optional and other special rights of each series of Indivior Pharmaceuticals Preferred Shares and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series. The issuance of

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Indivior Pharmaceuticals Preferred Shares could have the effect of decreasing the trading price of Indivior Pharmaceuticals Shares, restricting dividends on the capital stock of Indivior Pharmaceuticals, diluting the voting power of Indivior Pharmaceuticals Shares, impairing the liquidation rights of the capital stock of Indivior Pharmaceuticals, or delaying or preventing a change in control of Indivior Pharmaceuticals.
2.5Dividends
The Indivior Pharmaceuticals Board has discretion, subject to the Indivior Pharmaceuticals Constitutional Documents and certain requirements of Delaware law, over whether to declare or pay dividends. If the Indivior Pharmaceuticals Board decides to pay dividends, the form, frequency and amount will depend upon future operations and earnings, capital requirements and surplus, Indivior Pharmaceuticals’ general financial condition, contractual restrictions and other factors that the Indivior Pharmaceuticals Board may deem relevant.
2.6Annual stockholder meetings
The Indivior Pharmaceuticals Bylaws provide that the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with the Indivior Pharmaceuticals Bylaws will be held at such date, time and place, if any, as will be determined by the Indivior Pharmaceuticals Board and stated in the notice of the meeting. The Indivior Pharmaceuticals Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. To the extent permitted under applicable law, the meeting can be held in whole or in part by means of remote communication.
2.7Election and removal of Directors; vacancies
Indivior Pharmaceuticals will have an unclassified board and, in accordance with Indivior’s usual practice, members of the Indivior Pharmaceuticals Board will stand for election each year. To be elected, director candidates must receive the affirmative vote of the holders of a majority of votes cast at the meeting for the election of directors at which a quorum is present, except that, in the case of a contested election, the election will be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee and “abstentions” and “broker non-votes” are not counted as votes cast with respect to that director nominee’s election. Other than in a contested election, if a director is not elected due to a failure to receive a majority of the votes cast and no successor has been elected, the director shall offer to tender such person’s resignation to the Indivior Pharmaceuticals Board. The Nomination Committee of the Indivior Pharmaceuticals Board will make a recommendation to the Indivior Pharmaceuticals Board as to whether to accept or reject any tendered resignation, or whether other action should be taken. The Indivior Pharmaceuticals Board will act on the tendered resignation, taking into account the Nomination Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director nominee who tenders a resignation will not participate in the recommendation of the Nomination Committee or the decision of the Indivior Pharmaceuticals Board with respect to such person’s resignation.
Subject to the rights of the holders of any series of Indivior Pharmaceuticals Preferred Shares then outstanding, directors of Indivior Pharmaceuticals may be removed from office at any time with or without cause by the affirmative vote of the holders representing a majority of the voting power of the then outstanding shares of Indivior Pharmaceuticals entitled to vote generally in the election of directors, at a meeting of stockholders called for that purpose. Unless otherwise provided by the Indivior Pharmaceuticals Certificate of Incorporation, the Indivior Pharmaceuticals Board has the power to determine the number of directors from time to time by resolution, but in any event the total number of directors constituting the Indivior Pharmaceuticals Board shall be no less than one and no more than fifteen.
Newly created directorships resulting from any increase in the authorised number of directors and vacancies on the Indivior Pharmaceuticals Board resulting from death, resignation, disqualification, removal or any other cause will only be filled by the affirmative vote of a majority of the directors

55

then in office or by a sole remaining director, even though less than a quorum of the Indivior Pharmaceuticals Board, and any director appointed in this manner will hold office until the first annual meeting of stockholders held after such director’s appointment for the purpose of electing directors and, unless the number of directors is reduced effective at such annual meeting of stockholders in accordance with the provisions of the Indivior Pharmaceuticals Constitutional Documents, until such director’s successor will have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.
2.8Quorum
Unless otherwise required by law or the Indivior Pharmaceuticals Constitutional Documents, at each meeting of stockholders, a majority in voting power of the outstanding shares of Indivior Pharmaceuticals entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. The chair of the meeting shall have the power to recess, reschedule, postpone and/or adjourn meetings of stockholders for any (or no) reason from time to time and, if a quorum will not be present or represented by proxy at any meeting of the stockholders, the stockholders present in person or represented by proxy will have the power, by the affirmative vote of a majority in voting power of the outstanding shares of Indivior Pharmaceuticals present and entitled to vote thereon, to adjourn the meeting from time to time, in the manner provided in the Indivior Pharmaceuticals Bylaws, until a quorum will be present or represented by proxy.
2.9Authorised but unissued capital stock
Delaware law does not require stockholder approval for any issuance of authorised shares. However, the rules of Nasdaq, which will apply to Indivior Pharmaceuticals if and so long as the Indivior Pharmaceuticals Shares remain listed on Nasdaq, require a listed company to obtain stockholder approval prior to issuing common stock (or securities convertible into or exercisable for common stock) if the aggregate number of such shares of common stock will equal or exceed 20 per cent. of either the then outstanding voting power of all capital stock or the then outstanding number of shares of common stock, unless such issuance is a public offering for cash or any other financing that is for cash and over a certain minimum price per share. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, capital raises or acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Indivior Pharmaceuticals Board to issue shares to persons who are friendly to current management without offering pre-emptive rights to existing stockholders, which issuance could render more difficult or discourage an attempt to obtain control of Indivior Pharmaceuticals by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their Indivior Pharmaceuticals Shares at prices higher than prevailing market prices.
2.10Special meetings
Unless otherwise required by law or by the Indivior Pharmaceuticals Constitutional Documents, special meetings of stockholders, for any purpose or purposes, may be called by: (a) the Chair of the Indivior Pharmaceuticals Board or the Chief Executive Officer; (b) the Corporate Secretary within 10 calendar days after receipt of a request in writing or by electronic transmission of a majority of the Indivior Pharmaceuticals Board to call a special meeting of stockholders; or (c) the Corporate Secretary after receipt of a written request to call a special meeting of stockholders (a “Special Meeting Request”) from stockholders of record who collectively Own (as defined in the Indivior Pharmaceuticals Bylaws), in the aggregate, at least 20 per cent. of the voting power of the outstanding shares of Indivior Pharmaceuticals then entitled to vote on the matter or matters to be brought before the proposed special meeting, in each case, subject to the requirements and limitations set forth in the Indivior Pharmaceuticals Bylaws. The Indivior Pharmaceuticals Bylaws limit business transacted at a special meeting of stockholders to only such business brought before the meeting pursuant to Indivior Pharmaceuticals’ notice of meeting and the purpose stated by the person calling the special meeting or, in the case of a special meeting requested by stockholders, the purpose stated in the Special Meeting Request, provided that the Indivior Pharmaceuticals

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Board is not prohibited from submitting matters to the stockholders at any special meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of Indivior Pharmaceuticals.
2.11Stockholder action by written consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorise or take such action at a meeting at which all shares of a corporation’s stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. However, the Indivior Pharmaceuticals Certificate of Incorporation provides that, any action required or permitted to be taken by the stockholders of Indivior Pharmaceuticals may be taken only at a duly called annual or special meeting of stockholders, and the power of stockholders to act by consent without a meeting is specifically denied. However, to the extent expressly permitted by the certificate of designation relating to one or more series of Indivior Pharmaceuticals Preferred Shares, any action required or permitted to be taken by the holders of such series of Indivior Pharmaceuticals Preferred Shares, voting separately as a series or separately as a class with one or more other such series, may be taken by consent in lieu of a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of such series having not less than the minimum number of votes that would be necessary to authorise or take such action at a meeting at which all shares of such series entitled to vote thereon were present and voted and shall be delivered to Indivior Pharmaceuticals in accordance with applicable law.
2.12Amendments to the Indivior Pharmaceuticals Constitutional Documents
The DGCL governs the procedures under which a Delaware corporation may amend its certificate of incorporation. Subject to certain exceptions, the DGCL generally requires any amendment of the certificate of incorporation to be approved by: (a) the board of directors of the corporation; and (b) the holders of a majority of the then outstanding shares of capital stock of the corporation, unless the certificate of incorporation requires a higher vote. If the capital stock of a corporation is classified into different classes, certain amendments to the certificate of incorporation of a Delaware corporation also require a separate class vote. Furthermore, Delaware corporations are also permitted to amend their certificate of incorporation without a stockholder vote to change the name of the corporation and to effect certain types of forward stock splits and associated increases in the authorised number of shares. The Indivior Pharmaceuticals Certificate of Incorporation provides that any provisions therein may be amended, altered or repealed in the manner prescribed by the DGCL.
The Indivior Pharmaceuticals Constitutional Documents provide that the Indivior Pharmaceuticals Bylaws may be amended, altered or repealed from time to time by either: (a) the Indivior Pharmaceuticals Board; or (b) the affirmative vote of holders of a majority of the voting power of the then outstanding shares of Indivior Pharmaceuticals entitled to vote thereon, which vote will be in addition to any vote of the holders of any class or series of capital stock of Indivior Pharmaceuticals required by the Indivior Pharmaceuticals Certificate of Incorporation (including any certificate of designation relating to any series of Indivior Pharmaceuticals Preferred Shares).
2.13Limitations on liability and indemnification of officers and directors
Subject to certain exceptions, the DGCL authorises corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties. Under the Indivior Pharmaceuticals Constitutional Documents, to the fullest extent permitted by the DGCL, a director or officer of Indivior Pharmaceuticals will not be personally liable to Indivior Pharmaceuticals or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. Currently, the DGCL does not permit exculpation of: (a) a director or officer for breach of the director’s or officer’s duty of loyalty to Indivior Pharmaceuticals or its stockholders; (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a director for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided

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under Section 174 of the DGCL; (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (e) an officer in any action by or in the right of the corporation. Under the Indivior Pharmaceuticals Constitutional Documents, Indivior Pharmaceuticals is required to indemnify and advance expenses to each of its directors and certain of its officers, to the fullest extent permitted by the DGCL, subject to certain exceptions.
2.14Exclusive jurisdiction of certain actions
The Indivior Pharmaceuticals Certificate of Incorporation requires, unless Indivior Pharmaceuticals consents in writing to the selection of an alternative forum, that the Court of Chancery (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of Indivior Pharmaceuticals; (b) any action asserting a claim of breach of a duty (including any fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of Indivior Pharmaceuticals to Indivior Pharmaceuticals or Indivior Pharmaceuticals’ stockholders; (c) any action asserting a claim against Indivior Pharmaceuticals or any current or former director, officer, employee, agent or stockholder of Indivior Pharmaceuticals arising out of or relating to any provision of the DGCL, the Indivior Pharmaceuticals Certificate of Incorporation or the Indivior Pharmaceuticals Bylaws; (d) any action to interpret, apply, enforce or determine the validity of the Indivior Pharmaceuticals Certificate of Incorporation or the Indivior Pharmaceuticals Bylaws; (e) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; or (g) any action as to which the DGCL confers jurisdiction on the Court of Chancery. This exclusive forum provision may not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the U.S. Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Indivior Pharmaceuticals Certificate of Incorporation provides that unless Indivior Pharmaceuticals consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the U.S. Securities Act against Indivior Pharmaceuticals or any director, officer, employee or agent of Indivior Pharmaceuticals.
2.15The Indivior Pharmaceuticals Constitutional Documents
If the Scheme becomes effective, the Indivior Pharmaceuticals Constitutional Documents and Delaware law will govern Indivior Pharmaceuticals and the rights of Indivior Pharmaceuticals’ stockholders instead of the Indivior Articles and the Companies Act. From and after the Scheme Effective Date, the Indivior Articles will be substituted with the Post-Scheme Articles of Association, which will reflect, among other things, the modified corporate structure wherein Indivior will be a wholly owned subsidiary of Indivior Pharmaceuticals.

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Part VI FREQUENTLY ASKED QUESTIONS
1.Why is Indivior proposing the Scheme?
Following Indivior’s U.S. listing on Nasdaq in June 2023 and subsequent cancellation of its secondary listing in London in July 2025, the Indivior Board is recommending the proposed change in domicile of the parent company of the Group to maximize the benefits of the Group’s U.S. stock listing, including:
•expanding Indivior’s U.S. capital markets presence;
•increasing potential U.S. equity indexation;
•simplifying corporate governance and reducing complexity; and
•further positioning Indivior as a U.S. based treatment innovator, enabling closer collaboration with public health leaders on advancing SUBLOCADE® for opioid use disorder.
Inserting a new U.S. parent company—to be named Indivior Pharmaceuticals, Inc.—above the existing
U.K. parent company will also align the Group’s domicile with the significant majority of the existing shareholder base.
2.Why is Indivior implementing the redomiciliation by way of a scheme of arrangement?
The Scheme is a formal procedure under Part 26 of the Companies Act 2006 which is commonly used to carry out corporate reorganisations. The Scheme requires the approval of Indivior Shareholders and the sanction of the Court. All Indivior Shareholders have the right to attend the Court Hearing in person or by proxy to support or oppose the sanctioning of the Scheme (subject to obtaining a Letter of Representation in the case of Indivior DI Holders and Indivior CSN Holders). If the relevant approvals are obtained, all Indivior Shareholders will be bound by the Scheme regardless of whether or how they voted.
3.When will the Scheme become effective?
It is currently anticipated that the Scheme will become effective on 23 January 2026. It is important that you vote in favour of the Scheme at the Court Meeting and the Special Resolutions relating to the Scheme to be proposed at the Extraordinary General Meeting (each to be held on 11 December 2025). See answer to question 1 of this Part VI (Frequently Asked Questions) for more information.
4.What will I end up with after the Scheme comes into effect and the Indivior Pharmaceuticals Shares are listed in the U.S.?
If the Scheme becomes effective, you will receive one Indivior Pharmaceuticals Share in place of each Indivior Share held at the Scheme Record Time (which is currently anticipated to be 6.00 p.m. (New York time) on the Scheme Effective Date). The share register of Indivior Pharmaceuticals will be updated to reflect your shareholding following the Scheme becoming effective.
Indivior Shareholders who currently hold Indivior Shares in certificated form
If you hold Indivior Shares in certificated form immediately prior to the Scheme Record Time, the Indivior Pharmaceuticals Shares that you receive will also be held by you directly after the Nasdaq Listing Effective Time. However, legal title to the Indivior Pharmaceuticals Shares which you receive will instead be evidenced through the DRS. DRS is a method of holding legal title to securities but without the need to be issued with and retain a physical share certificate, with shareholders instead receiving an account statement detailing their shareholding.
If you are a registered holder (i.e., a shareholder of record) of Scheme Shares held in certificated form, you are not required to immediately return your existing Indivior Share certificates, but, until such time as you do so, the record of entitlement to your new Indivior Pharmaceuticals Shares will not be released and delivered to you. You will be required to return your Indivior Share certificates to the Exchange Agent at or before the time you decide to transfer your Indivior Pharmaceuticals Shares to another party, including when depositing your Indivior Pharmaceuticals Shares into DTC or DRS. Further details are set out in paragraph 12 of Part II (Explanatory Statement) and in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time).

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Indivior Shareholders who are currently holders of Indivior DIs (outside the Indivior CSN)
If you hold Indivior DIs immediately prior to the Scheme Record Time, the Indivior Pharmaceuticals Shares that you receive will be held under a new depositary interest facility, such that each Indivior DI that you held will be replaced by a Indivior Pharmaceuticals DI on a one-for-one basis.
Holders of Indivior Pharmaceuticals DIs can choose to cancel their Indivior Pharmaceuticals DIs (as described in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) of this document) and hold their entitlements to Indivior Pharmaceuticals Shares through an account within DTC, directly in the Indivior Pharmaceuticals share register through DRS, and/or trade the underlying Indivior Pharmaceuticals Shares on Nasdaq. Holders of Indivior Pharmaceuticals Shares through an appointed CREST custodian or nominee should contact their chosen custodian or nominee in the event that they wish to cancel Indivior Pharmaceuticals DIs that they receive following the Scheme Effective Time so as to receive their interest in Indivior Pharmaceuticals Shares through DTC or directly on the Indivior Pharmaceuticals Share register through DRS. Further details are set out in paragraph 12 of Part II (Explanatory Statement) and in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time).
Indivior Shareholders who are currently holders of Indivior DIs in the Indivior CSN
If you hold Indivior DIs immediately prior to the Scheme Record Time through the Indivior CSN, the Indivior Pharmaceuticals Shares that you receive will be held under a new Indivior Pharmaceuticals CSN facility, such that each Indivior DI that you held within the Indivior CSN will be replaced by a Indivior Pharmaceuticals DI on a one-for-one basis to be held within the Indivior Pharmaceuticals CSN. Further details are set out in paragraph 12 of Part II (Explanatory Statement) and in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time).
Further details are set out in paragraph 12 of Part II (Explanatory Statement) and in Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time).
Indivior Shareholders who currently hold their beneficial interest in Indivior Shares in a stock brokerage account or through a broker, bank or other nominee
Following the Scheme Effective Time, beneficial owners of Indivior Shares held through a bank, broker or other nominee which is a DTC participant will not be required to take any action. Your ownership of Indivior Pharmaceuticals Shares will be recorded in book-entry form by your nominee (for shares held in “street name”), without the need for any additional action on your part.
5.What do I do with my old share certificates?
When the Scheme becomes effective, your holding of Indivior Shares will be replaced by an equivalent holding of Indivior Pharmaceuticals Shares. Thus, all your certificates for Indivior Shares held in certificated form will cease to be valid and will need to be exchanged for the release and delivery to you of the record of entitlement to your new Indivior Pharmaceuticals Shares. Following the Scheme Effective Time the Exchange Agent will mail to each holder of record of a certificate a letter of transmittal, including instructions for use in effecting the surrender of the certificate(s) in exchange for the release and delivery to them of their new Indivior Pharmaceuticals Shares.
6.Will I receive share certificates for my Indivior Pharmaceuticals Shares?
Shareholders who prior to the Scheme Effective Time held share certificates in respect of their Indivior Shares will not receive share certificates in respect of Indivior Pharmaceuticals Shares issued to them on the Scheme Effective Time. The legal title to such Indivior Pharmaceuticals Shares will instead be evidenced through the DRS, and you will be sent an account statement detailing your shareholding together with details on how to transact through DRS and the Transfer Agent, upon exchange of your Indivior Shares. Further information on how you will hold Indivior Pharmaceuticals Shares is described in answer to question 4 of this Part VI (Frequently Asked Questions).
7.Do I have to pay anything under the Scheme?
No. All Indivior Pharmaceuticals Shares being issued to Indivior Shareholders pursuant to the Scheme are being exchanged for their existing Indivior Shares. No additional payment is required.

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8.What will the share capital of Indivior be following the Scheme taking effect?
Under the Scheme, all of the existing Indivior Shares will be cancelled by way of a reduction of share capital. The reserve arising from the Indivior Reduction of Capital will be used in paying up the same number of new shares in Indivior to be issued to Indivior Pharmaceuticals so as to ensure that Indivior Pharmaceuticals is the sole shareholder of Indivior Shares.
9.Does this mean that the annual meetings will now be held in the U.S.?
Yes. Following the Scheme Effective Time, annual meetings of Indivior Pharmaceuticals Shareholders will be held in the United States or virtually in accordance with the Indivior Pharmaceuticals Constitutional Documents and Delaware law.
10.What effect will the Scheme have on the Legacy Share Plans?
The Legacy Share Plans will be assumed by Indivior Pharmaceuticals. This means that any outstanding awards under the Legacy Share Plans that currently relate to Indivior Shares will be exchanged for awards relating to Indivior Pharmaceuticals Shares on a one for one basis (subject to participants’ consent where required). Other terms, including the vesting schedule, exercise prices and any vesting conditions, are expected to remain the same. Related notices and communications will be issued to the relevant participants to notify them of the rollover of their existing awards.
11.Why am I being sent this document?
The Scheme, as set out in this document, requires Indivior Shareholders to vote on certain matters at both the Court Meeting and the Extraordinary General Meeting. This document contains information to assist you in your voting decision for both the Court Meeting and the Extraordinary General Meeting in relation to the Scheme.
12.Do I need to vote?
For reasons set out in this document, the Indivior Board unanimously recommends that Indivior Shareholders vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolutions relating to the Scheme to be proposed at the Extraordinary General Meeting.
It is important that as many Indivior Shareholders as possible cast their votes (whether in person or by proxy). This applies to both the Court Meeting and the Extraordinary General Meeting. In particular, it is important that as many votes as possible are cast at the Court Meeting so as to demonstrate to the Court that there is a fair representation of Indivior Shareholder opinion.
All matters for consideration at both the Court Meeting and the Extraordinary General Meeting will be decided on a poll rather than on a show of hands. This means that each Indivior Shareholder has one vote for every Indivior Share held.
If you are a direct shareholder and you do not wish, or are unable, to attend the Court Meeting and/or the Extraordinary General Meeting you may appoint someone (known as a “proxy”) to act on your behalf and vote at the Court Meeting and/or the Extraordinary General Meeting. You may appoint your proxy by completing the blue-banded Form of Proxy (in relation to the Court Meeting) and the purple-banded Form of Proxy (in relation to the Extraordinary General Meeting) and returning them in accordance with the instructions set out in paragraph 5 of Part I (Letter from the Chair) and paragraph 16 of Part II (Explanatory Statement) of this document and on the relevant Form of Proxy, Form of Instruction or Form of Direction (as applicable).
The Directors strongly encourage you to complete, sign and return the enclosed Forms of Proxy, Forms of Instruction or Forms of Directions (as applicable) as soon as possible, and, in any event:
•in the case of the BLUE-BANDED Form of Proxy (direct shareholders), by no later than
12.00 p.m. (U.K. time) on 9 December 2025;
•in the case of the PURPLE-BANDED Form of Proxy (direct shareholders), by no later than
12.15 p.m. (U.K. time) on 9 December 2025;

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•in the case of the BLUE-BANDED Form of Instruction (Indivior DI Holders), by no later than
12.00 p.m. (U.K. time) on 8 December 2025;
•in the case of the PURPLE-BANDED Form of Instruction (Indivior DI Holders), by no later than 12.15 p.m. (U.K. time) on 8 December 2025;
•in the case of the BLUE-BANDED Form of Direction (Indivior CSN Holders), by no later than
12.00 p.m. (U.K. time) on 5 December 2025; and
•in the case of the PURPLE-BANDED Form of Direction (Indivior CSN Holders), by no later than 12.15 p.m. (U.K. time) on 5 December 2025.
You are strongly encouraged to complete, sign and return your BLUE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) and PURPLE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) as soon as possible.
Should an Indivior DI Holder or Indivior CSN Holder, or a representative of that Indivior DI Holder or Indivior CSN Holder, wish to attend, speak and vote at the Court Meeting/Extraordinary General Meeting, please inform Computershare U.K. at csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting, and 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Extraordinary General Meeting. Computershare U.K. will provide a Letter of Representation with respect to the relevant Indivior DI holding that will enable the Indivior DI Holder or Indivior CSN Holder, or a representative of the Indivior DI Holder or Indivior CSN Holder, to attend, speak and vote the Indivior Shares underlying the Indivior DIs at the Court Meeting/Extraordinary General on Computershare U.K.’s behalf. The completed Letter of Representation must be brought to the meetings and shown at the registration point to gain access to the meetings.
Should you later change your mind and decide to attend the Court Meeting and/or the Extraordinary General Meeting in person, having returned the Forms of Proxy, Forms of Instruction and/or Forms of Direction will not preclude you from doing so (subject to obtaining a Letter of Representation for attendance in the case of Indivior DI Holders and Indivior CSN Holders).
In the case of other beneficial owners, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
13.What documents should I have received?
Please check that you have received the following:
•a BLUE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) for use of the relevant form in respect of the Court Meeting on 11 December 2025;
•a PURPLE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) for use of the relevant form in respect of the Extraordinary General Meeting on 11 December 2025; and
•a reply-paid envelope for use in the United Kingdom or the United States (as applicable) for the return of the BLUE-BANDED Form of Proxy, Form of Instruction or Form of Direction and the PURPLE-BANDED Form of Proxy, Form of Instruction or Form of Direction.
If you have not received the documents which are applicable to you, please contact the Shareholder Helpline on the number indicated below.
14.Why are there two meetings and do I need to attend both?
As explained in the answer to question 1 of this Part VI (Frequently Asked Questions), the redomiciliation is being implemented by way of a Scheme of Arrangement which requires two shareholder meetings to be held. These meetings, being the Court Meeting and the subsequent Extraordinary General Meeting, are being called for different purposes and will be held on 11 December 2025 at the same venue (the offices of Freshfields LLP, 100 Bishopsgate, London, EC2P 2SR), one directly after the other.

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The sole purpose of the Court Meeting is to seek the Indivior Shareholders’ approval of the Scheme. In order for the Scheme to be approved, a majority in number of shareholders representing not less than three-fourths of the voting rights of the shares held by shareholders voting (in person or by proxy) will need to support the Scheme.
The subsequent Extraordinary General Meeting, which will be held immediately after the Court Meeting, is being called to enable Indivior Shareholders to approve various matters in connection with the Scheme.
If you are not able to attend either or both of the Court Meeting and the Extraordinary General Meeting in person, your vote is still important and you are encouraged, regardless of the number of shares you own, to complete, sign and return the relevant Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable) in accordance with the instructions set out in paragraph 5 of Part I (Letter from the Chair) and paragraph 16 of Part II (Explanatory Statement) of this document and on the relevant Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable).
15.Will I have to pay any tax as a result of the Scheme?
It is intended that there will generally be no U.S. federal income tax or U.K. tax liabilities for U.S. Holders or U.K. Holders (each as defined in paragraph 10 of Part III (Additional Information)) arising from the implementation of the Scheme and the listing of the Indivior Pharmaceuticals Shares. For information on
U.K. and U.S. federal taxation, your attention is drawn to paragraph 10 of Part III (Additional Information) of this document. However, the summary information on taxation in this document is intended as a guide only, and the tax consequences of the Scheme and the listing of the Indivior Pharmaceuticals Shares are complex and will depend on a holder’s particular circumstances.
If you are in any doubt about your tax position, or are resident for tax purposes in countries other than the U.K. or the U.S., you should consult a professional adviser.
16.Will my tax position change as a result of the Scheme?
As Indivior Pharmaceuticals is a Delaware corporation, it generally will be required to withhold U.S. tax from payments of dividends to Indivior Pharmaceuticals Shareholders that are not U.S. Holders following completion of the Scheme. There may also be other tax implications for certain shareholders, as a result of holding shares in Indivior Pharmaceuticals rather than shares in Indivior. A summary of the principal tax implications for U.K. Holders and U.S. Holders is contained in paragraph 10 of Part III (Additional Information). Please note that this is not a comprehensive summary and the circumstances of each shareholder may differ.
If you are in any doubt about your tax position, or are resident for tax purposes in countries other than the U.K. and the U.S., you should consult a professional adviser.
17.Do I need to take further action?
It is important that you vote at the Court Meeting and the Extraordinary General Meeting. You are strongly encouraged to complete, sign and return your Forms of Proxy, Forms of Instruction and/or Forms of Direction (as applicable), as soon as possible. See answer to question 13 of this Part VI (Frequently Asked Questions) and the instructions set out in paragraph 5 of Part I (Letter from the Chair) and paragraph 16 of Part II (Explanatory Statement) of this document and on the relevant Form of Proxy, Form of Instruction or Form of Direction (as applicable).
In the case of other beneficial owners, you may have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting on the voting instruction form that will accompany this document. Please note that your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
18.What if I still have questions?
If you have read this document and still have questions, please call the Shareholder Helpline, further details of which are included at the beginning of the summary on page 3 of this document.

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Part VII
THE SCHEME OF ARRANGEMENT
IN THE HIGH COURT OF JUSTICE    CR-2025-004138 BUSINESS AND PROPERTY COURTS
OF ENGLAND AND WALES COMPANIES COURT (ChD)
IN THE MATTER OF INDIVIOR PLC
-AND-
IN THE MATTER OF THE COMPANIES ACT 2006
SCHEME OF ARRANGEMENT
(under Part 26 of the Companies Act 2006) between
INDIVIOR PLC
and
THE HOLDERS OF THE SCHEME SHARES
(as each is hereinafter defined)
PRELIMINARY
1.In this Scheme, unless inconsistent with the subject or context, the following expressions shall, bear the following meanings:
“Capital Reduction”    the reduction of the Company’s share capital under Section 648 of the Companies Act provided for by the Scheme;

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“certificated” or “in certificated form”

in relation to a share or other security, a share or other security which is not in uncertificated form;
“CSN Nominee”    (i) prior to the Scheme Effective Time, Computershare Company
Nominees Limited, as nominee under the Indivior CSN; and
(ii)from the Scheme Effective Time, Computershare Company Nominees Limited, as nominee under the Indivior Pharmaceuticals CSN;
“Companies Act”    the Companies Act 2006 (as amended, modified, consolidated, re-enacted or replaced from time to time);
“Company” or “Indivior”    Indivior PLC, a company incorporated in England and Wales with registered number 09237894;
“Computershare U.K.”    Computershare Investor Services PLC;
“Court”    the High Court of Justice in England and Wales;
“Court Hearing”    the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act;
“Court Meeting”    the meeting of Scheme Shareholders (including any adjournment thereof), convened with the permission of the Court under Part 26 of the Companies Act to consider and, if thought fit, to approve this Scheme (with or without modification);

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“Court Order”    the order of the Court sanctioning the Scheme under Part 26 of the Companies Act and confirming the Capital Reduction under Section 648 of the Companies Act;
“CREST”    the relevant system to facilitate the transfer of title to shares in uncertificated form (as defined in the CREST Regulations) in respect of which Euroclear is the Operator (as defined in the CREST Regulations);
“CREST Regulations”    the Uncertificated Securities Regulations 2001 of the United
Kingdom, as amended from time to time;
“DI Register”    the Company’s register of Indivior DI Holders;
“DRS”    the Direct Registration System;
“DTC”    the Depositary Trust Company;
“Effective”    the date on which this Scheme becomes effective in accordance with its terms, currently anticipated to occur on the Scheme Effective Date on 23 January 2026;
“Euroclear”    Euroclear U.K. & International Limited;
“Exchange Agent”    Computershare Trust Company, N.A., the exchange agent in
connection with the Scheme;
“holder”    a registered holder, including any person entitled by transmission;
“Indivior CSN”    the corporate sponsored nominee facility arranged by Indivior with
Computershare U.K.;
“Indivior CSN Holder(s)”    Indivior DI Holders via the Indivior CSN;
“Indivior CSN Register”    the Company’s register of Indivior CSN Holders;
“Indivior DI(s)”    a depositary interest issued through CREST by the DI Depositary representing a beneficial interest in an Indivior Share;
“Indivior DI Holder(s)”    a holder of Indivior DIs;
“Indivior Pharmaceuticals”    Indivior Pharmaceuticals, Inc. a Delaware corporation, with its registered office in the State of Delaware at 8 The Green, Suite R, Dover, Delaware 19901;

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“Indivior Pharmaceuticals CSN”
“Indivior Pharmaceuticals Shares”

the corporate sponsored nominee facility arranged by Indivior Pharmaceuticals with Computershare U.K.;
common stock, par value U.S.$0.001 per share, of Indivior Pharmaceuticals, to be issued in connection with the Scheme;
“Indivior Shareholder”    holder of Indivior Shares from time to time;
“Indivior Share(s)”    the fully paid ordinary shares of U.S.$0.50 in the capital of Indivior in issue prior to the Scheme Effective Time;
“Latest Practicable Date”    6 November 2025;
“members”    members of the Company on the register of members at any relevant date;
“New Indivior Shares”    ordinary shares of U.S.$0.50 in the capital of Indivior to be issued to Indivior Pharmaceuticals pursuant to the Scheme;

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“Overseas Shareholder”    Indivior Shareholders who are resident in, or citizens or nationals of, jurisdictions outside the United Kingdom and the United States or who are nominees of, or custodians or trustees for, citizens or nationals of countries other than the United Kingdom and the United States;
“Registrar of Companies”    the Registrar of Companies in England and Wales;
“Scheme”    this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court;
“Scheme Circular”    the shareholder circular prepared in relation to the Scheme and in accordance with U.K. company law and of which this Scheme forms part;
“Scheme Effective Date”    a day, currently expected to be 23 January 2026, on which the Scheme will become effective;
“Scheme Effective Time” the time at which the Scheme becomes effective in accordance with its terms, expected to be not later than 6.59 p.m. (New York time) on the Scheme Effective Date;
“Scheme Record Time”    the time at which the record of the register of members of Indivior is taken, expected to be 6.00 p.m. (New York time) on the Scheme Effective Date;
“Scheme Shareholder”    a holder of Scheme Share(s);
“Scheme Shares”    Indivior Shares:
(a)in issue at the date of the Scheme Circular and remaining in issue at the Scheme Record Time;
(b)(if any) issued after the date of the Scheme Circular but before the Scheme Voting Record Time and remaining in issue at the Scheme Record Time; and
(c)(if any) issued at or after the Scheme Voting Record Time and before the Scheme Record Time and remaining in issue at the Scheme Record Time on terms that the holders will be bound by this Scheme;

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“Scheme Voting Record Time”

12.15 p.m. (U.K. time) on 9 December 2025 or, in the case of an adjourned meeting, then two U.K. business days before the date set for such adjourned Meeting for direct shareholders (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Scheme Voting Record Time for both meetings will be the time that is two U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting);
“Statement of Capital”    the statement of capital approved by the Court showing the information required by Section 649 of the Companies Act with respect to Indivior’s share capital as altered by the Capital Reduction;
“Transfer Agent”    Computershare Trust Company, N.A.;
“uncertificated” or “in uncertificated form”

in relation to a share or other security, a share or other security title to which is recorded on the relevant register of the share or security concerned as being held in uncertificated form;

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“United Kingdom” or “U.K.”    the United Kingdom of Great Britain and Northern Ireland; and
“United States” or “U.S.”    the United States of America.
and references to Clauses are references to clauses of this Scheme.
2.The issued share capital of Indivior as at 6 November 2025 (being the Latest Practicable Date prior to the date of this Scheme) was $62,512,215 consisting of 125,024,430 Indivior Shares, all of which are in issue and fully paid up. On 6 November 2025 (being the Latest Practicable Date prior to the date of this Scheme), Indivior held zero (0) Indivior Shares in treasury. No Scheme Shares are or will be owned by Indivior Pharmaceuticals.
3.Indivior Pharmaceuticals was incorporated on 28 October 2025 under the name Indivior Pharmaceuticals, Inc. The share capital of Indivior Pharmaceuticals as at the date of this document is $0.001.
4.Indivior Pharmaceuticals has agreed to appear by counsel at the Court Hearing to sanction this Scheme and to submit to be bound by and undertake to the Court to be bound by this Scheme and to execute and do, or procure to be executed and done, all such documents, acts or things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to this Scheme.
5.Indivior Pharmaceuticals will rely upon the Court’s sanctioning of the Scheme for the purpose of qualifying for the exemption from the registration requirements of the U.S. Securities Act, provided by Section 3(a)(10) thereof with respect to the Indivior Pharmaceuticals Shares to be issued pursuant to the Scheme.

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THE SCHEME
1.Cancellation of Scheme Shares
1.1The issued share capital of Indivior shall be reduced by cancelling and extinguishing all of the Scheme Shares.
1.2Subject to and forthwith upon the said Capital Reduction referred to in Clause 1.1 taking effect, the credit arising in the books of account of Indivior as a result of the said Capital Reduction shall be capitalised and applied in paying up, in full at par, such number of New Indivior Shares as shall be equal to the number (and aggregate nominal value) of the Scheme Shares cancelled in accordance with Clause 1.1 above which shall be allotted and issued, credited as fully paid (free from all liens, charges, encumbrances, rights of pre-emption, equitable interests and any other third party rights of any nature whatsoever), to Indivior Pharmaceuticals.
2.Indivior Pharmaceuticals Shares
2.1In consideration of the cancellation of the Scheme Shares and the issuance of the New Indivior Shares as provided for in Clause 1, Indivior Pharmaceuticals shall (subject as herein provided), issue Indivior Pharmaceuticals Shares to the Scheme Shareholders (as appearing in the register of members of Indivior at the Scheme Record Time) on the following basis:
one Indivior Pharmaceuticals Share for each Scheme Share held at the Scheme
Record Time.
2.2The Indivior Pharmaceuticals Shares shall be validly issued, fully paid and non-assessable, shall rank equally in all respects with all other Indivior Pharmaceuticals Shares and shall be entitled to all dividends and other distributions declared, paid or made by Indivior Pharmaceuticals by reference to any record date which falls after the Scheme Effective Time.
2.3The provisions of Clause 2.1 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any Overseas Shareholder, Indivior Pharmaceuticals is advised that the issue of Indivior Pharmaceuticals Shares pursuant to Clause 2.1 would or might infringe the laws of any jurisdiction outside the United Kingdom and the United States or would or might require Indivior Pharmaceuticals to obtain any governmental or other consent or effect any registration, filing or other formality with which, in the opinion of Indivior Pharmaceuticals, it would be unable to comply or which it regards as unduly onerous, then Indivior Pharmaceuticals may in its sole discretion determine that such Indivior Pharmaceuticals Shares shall be sold, in which event the Indivior Pharmaceuticals Shares shall be issued to such Overseas Shareholder and Indivior Pharmaceuticals shall appoint a person to act pursuant to this Clause 2.3 and such person shall be authorised on behalf of such Overseas Shareholder to procure that any shares in respect of which Indivior Pharmaceuticals has made such a determination shall, as soon as practicable following the Scheme Effective Time, be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale shall (after the deduction of all expenses and commissions, including any amount in respect of value added tax payable thereon) be paid to such Overseas Shareholder in accordance with the provisions of Clause 3.1 below. To give effect to any such sale, the person so appointed shall be authorised on behalf of such Overseas Shareholder to execute and deliver a form of transfer and to give such instructions and do all such things which he may consider necessary or expedient in connection with such sale. In the absence of bad faith or willful default, none of Indivior, Indivior Pharmaceuticals, any appointee referred to in this Clause 2.3 or any broker or agent of any of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.
3.Certificates and payments
3.1As soon as practicable after the Scheme Effective Time, Indivior Pharmaceuticals shall:
(a)issue the Indivior Pharmaceuticals Shares which it is required to issue to Scheme Shareholders pursuant to Clause 2; and

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(b)in the case of Indivior Pharmaceuticals Shares sold pursuant to Clause 2.3 and issued in respect of Scheme Shares, procure the despatch to the persons entitled thereto of a cheque for the sums payable to them respectively or otherwise procure that payment is made through such other form of payment as would be appropriate.
3.2All deliveries of documents and cheques required to be made pursuant to the Scheme shall be effected by posting the same by first class post in pre-paid envelopes addressed to the persons respectively entitled thereto at their respective addresses appearing in the register of members of Indivior at the Scheme Record Time or in accordance with any special instructions regarding communications received at the registered office of Indivior prior to the Scheme Record Time, and neither Indivior, Indivior Pharmaceuticals, any person appointed to act under Clause 2.3, nor their respective agents or nominees shall be responsible for any loss or delay in the transmission of documents or cheques sent in accordance with this Clause 3, which shall be sent at the risk of the person entitled thereto. For security reasons, no payments shall be made to any person recorded as ‘gone away’ in the books of the Transfer Agent or the CSN Nominee, unless and until they contact the Transfer Agent or CSN Nominee with evidence of identity.
3.3Payments made by cheque shall be payable to the Scheme Shareholder concerned, or in the case of joint holders, to all named joint holders, and the dispatch of any such cheque shall be a complete discharge of Indivior Pharmaceuticals’ obligations under this Scheme to pay the relevant monies.
3.4In respect of payments through CREST for Indivior DI Holders, Indivior Pharmaceuticals shall ensure that an assured payment obligation is created, via the DI Depositary, in accordance with the CREST assured payment arrangements. The creation of such an assured payment arrangement shall be a complete discharge of Indivior Pharmaceuticals’ obligations under this Scheme with reference to payments through CREST.
3.5This Clause 3 shall take effect subject to any prohibition or condition imposed by law.
4.Certificates representing Scheme Shares
For Scheme Shareholders holding Scheme Shares in certificated form, the release and delivery of new Indivior Pharmaceuticals Shares to such Scheme Shareholders will be subject to customary exchange procedures established by the Exchange Agent. With effect from and including the Scheme Effective Time, all certificates representing holdings of Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and the Exchange Agent shall mail to each certificated Indivior Shareholder a letter of transmittal (which shall specify that release and delivery of the record of entitlement to their new Indivior Pharmaceuticals Shares shall be effected only upon proper delivery of their Indivior Share certificates to the Exchange Agent) and instructions for use in effecting the surrender of their Indivior Share certificates in exchange for the release and delivery of the record of entitlement to their new Indivior Pharmaceuticals Shares. Every holder of Scheme Shares shall be required to deliver their Scheme Share certificates to the Exchange Agent, in exchange for the release and delivery of their new Indivior Pharmaceuticals Shares at or before the time they decide to transfer their Indivior Pharmaceuticals Shares to another party, including when depositing into DTC or DRS.
5.Record of Cancellation of Scheme Shares
5.1Appropriate entries shall be made in Indivior’s register of members, with effect from the Scheme Effective Time, to reflect the cancellation of the Scheme Shares.
5.2In the case of Scheme Shares for which at the Scheme Record Time, Cede & Co or Computershare
U.K. is the registered holder, the entitlement to the Indivior Pharmaceuticals Shares shall be credited to the relevant stock account as directed by the relevant person entitled to such Indivior Pharmaceuticals Shares as soon as practicable, in any event not later than 14 days, after the Scheme Effective Date.
5.3Euroclear shall be instructed to cancel the entitlements to Indivior DIs in uncertificated form and appropriate entries shall be made in Indivior’s DI Register and the Indivior CSN Register, with effect from the Scheme Effective Time, to reflect their cancellation.

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6.Mandates and instructions
6.1All mandates relating to the payment of dividends given (or deemed to be given) to Indivior by holders of Indivior Shares in certificated form in force at the Scheme Record Time will be deemed valid in respect of the corresponding Indivior Pharmaceuticals Shares. Other instructions (or deemed instructions, including communication preferences) may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals Shares.
6.2All mandates relating to the payment of dividends given (or deemed to be given) to Indivior by Indivior DI Holders and Indivior CSN Holders in force at the Scheme Record Time will not be deemed valid in respect of the corresponding Indivior Pharmaceuticals DIs and Indivior Pharmaceuticals DIs held through the Indivior Pharmaceuticals CSN (respectively). Other instructions (or deemed instructions, including communication preferences) may be deemed valid, where possible, in respect of the corresponding Indivior Pharmaceuticals DIs and Indivior Pharmaceuticals DIs held through the Indivior Pharmaceuticals CSN (respectively).
7.Scheme Effective Time
7.1The Scheme shall become Effective as soon as a copy of the Court Order (including a copy of the related Statement of Capital) shall have been duly delivered to the Registrar of Companies for registration.
7.2Unless the Scheme shall have become Effective on or before 31 December 2026 or such later date, if any, as Indivior and Indivior Pharmaceuticals may agree and the Court may allow, this Scheme shall never become Effective.
8.Modification
Indivior and Indivior Pharmaceuticals may jointly consent on behalf of all persons concerned to any modification of, or addition to, the Scheme or to any condition which the Court may think fit to approve or impose. For the avoidance of doubt, no modification to the Scheme may be made pursuant to this Clause 8 once the Scheme has taken effect.
9.Costs
Indivior is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation of the Scheme.
10.Governing Law
This Scheme is governed by English law and is subject to the jurisdiction of the English courts.

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Part VIII DEFINITIONS
The following definitions apply throughout this document, unless the context requires otherwise.
“Affiliate(s)”    a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person (pursuant to Rule 405 promulgated under the U.S. Securities Act of 1933);
“Affiliate Shareholder”    any Indivior Shareholder and/or Indivior Pharmaceuticals
Shareholder which is considered to be an Affiliate of Indivior and/or Indivior Pharmaceuticals for the purposes of the U.S. federal securities laws;

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“certificated” or “in certificated form”

in relation to a share or other security, a share or other security which is not in uncertificated form;
“Chair”    the chair of Indivior from time to time;
“Code”    has the meaning given to such term in paragraph 3.2 of Part I (Letter from the Chair) of this document;
“Companies Act”    the Companies Act 2006 (as amended, modified, consolidated, re-enacted or replaced from time to time);
“Compensation Committee”    the Compensation Committee of Indivior or, following the Scheme
Effective Time, the Compensation Committee of Indivior Pharmaceuticals;
“Computershare U.K.”    Computershare Investor Services PLC;
“Conditions”    the conditions to the implementation of the Scheme set out in paragraph 3 of Part II (Explanatory Statement) of this document and a “Condition” shall mean any one of them;
“Court”    the High Court of Justice in England and Wales;
“Court Hearing”    the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act;
“Court Meeting”    the meeting (or any adjournment thereof) of the Scheme
Shareholders to be convened with the permission of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, approve the Scheme (with or without modification), notice of which is set out in Part IX (Notice of Court Meeting) of this document (including any adjournment thereof);
“Court of Chancery”    the Delaware Court of Chancery;
“Court Order”    the order of the Court sanctioning the Scheme under Part 26 of the Companies Act;
“CREST”    the system for the paperless settlement of trades in securities and the holding of uncertificated securities in accordance with the CREST Regulations operated by Euroclear U.K. & International Limited;
“CREST Applications Host”    the system that is operated to receive, manage and control the processing of messages by the CREST system;
“CREST Manual”    the manual, as amended from time to time, produced by Euroclear
U.K. & International Limited describing the CREST system, and supplied by Euroclear U.K. & International Limited to users and participants thereof;

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“CREST Operator”    as defined in the CREST Regulations;
“CREST Regulations”    the Uncertificated Securities Regulations 2001 of the United
Kingdom, as amended from time to time;
“CREST Voting Instruction”    has the meaning given to such term in paragraph 16 of Part II
(Explanatory Statement) of this document;
“CSN Nominee”    (i) prior to the Scheme Effective Time, Computershare Company
Nominees Limited, as nominee under the Indivior CSN; and
(ii) from the Scheme Effective Time, Computershare Company Nominees Limited, as nominee under the Indivior Pharmaceuticals CSN;
“DGCL”    the Delaware General Corporation Law;
“DI Custodian”    (i) prior to the Scheme Effective Time, Computershare Trust Company, N.A., in its capacity as the custodian of the Indivior Shares represented by DTC book entry interests underlying the Indivior DIs; and (ii) from the Scheme Effective Time, Computershare Trust Company, N.A., in its capacity as the custodian of the Indivior Pharmaceuticals Shares represented by DTC book entry interests underlying the Indivior Pharmaceuticals DIs;
“DI Depositary”    (i) prior to the Scheme Effective Time, Computershare U.K., in its capacity as the depositary for the Indivior DIs; and (ii) from the Scheme Effective Time, Computershare U.K., in its capacity as the depositary for the Indivior Pharmaceuticals DIs;
“DI Register”    the Company’s register of Indivior DI Holders;
“Director(s)”    (i) prior to the Scheme Effective Time, the directors of Indivior; and
(ii) from the Scheme Effective Time, the directors of Indivior Pharmaceuticals (referred to singularly as a “Director”);
“DRS”    the Direct Registration System;
“DRS Advice”    has the meaning given to such term in paragraph 1 of Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) of this document;
“DTC”    the Depositary Trust Company;
“DTRs”    the Disclosure Guidance and Transparency Rules;
“Euroclear” or “EUI”    Euroclear U.K. & International Limited, the Operator of CREST;
“Executive Director”    the executive Director(s) of Indivior prior to the Scheme Effective
Time or of Indivior Pharmaceuticals from the Scheme Effective Time, as the context requires;
“Exchange Agent”    Computershare Trust Company, N.A., the exchange agent in connection with the Scheme;

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“Extraordinary General Meeting”

the general meeting of Indivior to be held at the offices of Freshfields LLP at 100 Bishopsgate, London, EC2P 2SR on 11 December 2025 at 12.15 p.m. (U.K. time) or as soon thereafter as the Court Meeting shall have been concluded or adjourned, and any adjournment thereof;
“FATCA”    sections 1471 to 1474 of the Internal Revenue Code and the U.S. Treasury Regulations and administrative guidance promulgated thereunder;
“FCA”    the Financial Conduct Authority of the United Kingdom;

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“Form(s) of Direction”    the blue-banded form of direction for use at the Court Meeting and the purple-banded form of direction for use at the Extraordinary General Meeting (or either of them as the context may require), which are being sent to Indivior CSN Holders;
“Form(s) of Instruction”    the blue-banded form of instruction for use at the Court Meeting and the purple-banded form of instruction for use at the Extraordinary General Meeting (or either of them as the context may require), which are being sent to Indivior DI Holders;
“Form(s) of Proxy”    the blue-banded form of proxy for use at the Court Meeting and the purple-banded form of proxy for use at the Extraordinary General Meeting (or either of them as the context may require), which are being sent to Indivior Shareholders;
“FSMA”    the Financial Services and Markets Act 2000;
“General Principles”    has the meaning given to such term in paragraph 6(b) of Part II
(Explanatory Statement) of this document;
“Group” or “Indivior Group”    (i) prior to the Scheme Effective Time, Indivior, together with its consolidated subsidiaries from time to time; and (ii) from the Scheme Effective Time, Indivior Pharmaceuticals, together with its consolidated subsidiaries from time to time;
“HMRC”    HM Revenue & Customs;
“holder”    a registered holder (including any person(s) entitled by transmission);
“Indivior” or “Company”    Indivior PLC;
“Indivior Articles”    the existing articles of association of Indivior;
“Indivior Board”    the board of directors of Indivior;
“Indivior CSN”    the corporate sponsored nominee facility arranged by Indivior with Computershare U.K.;
“Indivior CSN Holder(s)”    a holder of Indivior DIs via the Indivior CSN;
“Indivior CSN Register”    the Company’s register of Indivior CSN Holders;
“Indivior DI(s)”    a depositary interest issued through CREST by the DI Depositary representing a beneficial interest in an Indivior Share;
“Indivior DI Holder(s)”    a holder of Indivior DIs;
“Indivior DR(s)”    a depositary receipt issued by Computershare representing a beneficial interest in an Indivior Share;
“Indivior Pharmaceuticals”    Indivior Pharmaceuticals Inc., a Delaware corporation, with its registered office in the State of Delaware at 8 The Green, Suite R, Dover, Delaware 19901;

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“Indivior Pharmaceuticals Board”
“Indivior Pharmaceuticals Bylaws”
“Indivior Pharmaceuticals Certificate of Incorporation”
“Indivior Pharmaceuticals Constitutional Documents”

the board of directors of Indivior Pharmaceuticals; the bylaws of Indivior Pharmaceuticals;
the certificate of incorporation of Indivior Pharmaceuticals;

the Indivior Pharmaceuticals Certificate of Incorporation and Indivior Pharmaceuticals Bylaws, collectively;

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“Indivior Pharmaceuticals CSN”    the corporate sponsored nominee facility arranged by Indivior
Pharmaceuticals with Computershare U.K.;

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“Indivior Pharmaceuticals CSN Holder(s)”
“Indivior Pharmaceuticals CSN Register”
“Indivior Pharmaceuticals CSN Terms and Conditions”

a holder of Indivior Pharmaceuticals DIs via the Indivior Pharmaceuticals CSN;
Indivior Pharmaceuticals’ register of Indivior Pharmaceuticals CSN Holders;
the terms and conditions under which Computershare U.K. provides the Indivior Pharmaceuticals CSN, as amended from time to time, a copy of which is available on Indivior’s website at www.indivior.com/en/investors/shareholder-information/ redomiciliation;
“Indivior Pharmaceuticals DI(s)”    a depositary interest issued through CREST by the DI Depositary representing a beneficial interest in an Indivior Pharmaceuticals Share;
“Indivior Pharmaceuticals DI Deed”

“Indivior Pharmaceuticals DI Holder(s)”
“Indivior Pharmaceuticals Preferred Shares”
“Indivior Pharmaceuticals Shareholders”

“Indivior Pharmaceuticals Shares”

“Indivior Pharmaceuticals Subscriber Share”

has the meaning given to such term in paragraph 1 of Part IV (Settlement and Dealings in Indivior Pharmaceuticals Shares following the Scheme Effective Time) of this document;
a holder of Indivior Pharmaceuticals DI(s);

the shares of preferred stock, par value $0.01 per share, of Indivior Pharmaceuticals;
the holders of Indivior Pharmaceuticals Shares from time to time (and “Indivior Pharmaceuticals Shareholder” means any one of them);
the shares of common stock, par value $0.001 per share, of Indivior Pharmaceuticals to be issued in connection with the Scheme;
the one issued and outstanding Indivior Pharmaceuticals Share to be issued and outstanding immediately prior to the Scheme Effective Time;
“Indivior Reduction of Capital”    the reduction of Indivior’s share capital associated with the cancellation and extinguishing of the Scheme Shares provided for in the Scheme and under Section 641 of the Companies Act;
“Indivior Shareholders”    holders of Indivior Shares from time to time (excluding Indivior
Pharmaceuticals);
“Indivior Shares”    the fully paid ordinary shares of U.S.$0.50 in the capital of Indivior in issue prior to the Scheme Effective Time;
“Internal Revenue Code”    has the meaning given to such term in paragraph 10.5 of Part III
(Additional Information) of this document;
“Intended Tax Treatment”    has the meaning given to such term in paragraph 10.6 of Part III
(Additional Information) of this document;
“Latest Practicable Date”    6 November 2025;
“Legacy Share Plans”    the Indivior 2024 Long-Term Incentive Plan, the Indivior Long-Term
Incentive Plan, the Indivior Group Deferred Bonus Plan 2018, the Indivior 2024 U.K. Savings Related Share Option Plan, the Indivior
U.K. Savings Related Share Option Plan, and the Indivior PLC U.S. Employee Stock Purchase Plan;

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“Letter of Representation”    a letter from the DI Custodian allowing Indivior CSN Holders and
Indivior DI Holders to vote at the Meetings on behalf of the DI Custodian;
“Listing Effective Date”    a day, currently expected to be 26 January 2026, on which Indivior
Pharmaceuticals Shares will begin to be listed on Nasdaq;
“London Delisting”    the cancellation on 25 July 2025 of (i) the secondary listing of
Indivior Shares on the Equity Shares (Transition) category of the Official List of the U.K. Financial Conduct Authority; and (ii) the admission to trading of Indivior Shares on the London Stock Exchange’s main market for listing securities;
“London Stock Exchange”    London Stock Exchange plc;
“Meeting(s)”    the Court Meeting and/or the Extraordinary General Meeting, as the case may be (and “Meeting” shall be construed accordingly);
“Nasdaq”    the Global Select Market of The Nasdaq Stock Market LLC;
“Nasdaq Listing Effective Time”    start of trading on the Listing Effective Date;
“net investment income tax”    has the meaning given to such term within paragraph 10.9 of
Part III (Additional Information) of this document;
“New Share Plan”    the Indivior Pharmaceuticals Omnibus Equity Plan;
“Nominated Person”    a person nominated under Section 146 of the Companies Act 2006 to enjoy information rights;
“Non-Executive Directors”    the non-executive Directors of Indivior prior to the Scheme
Effective Time or of Indivior Pharmaceuticals from the Scheme Effective Time, as the context requires;
“Non-U.S. Holder”    has the meaning given to such term in paragraph 10.6 of Part III
(Additional Information) of this document;
“Notice of Court Meeting”    the notice for the Court Meeting as set out in Part IX (Notice of
Court Meeting) of this document;

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“Notice of Extraordinary General Meeting”

the notice for the Extraordinary General Meeting as set out in Part X (Notice of Extraordinary General Meeting) of this document;
“Official List”    the Official List of the U.K. Financial Conduct Authority;
“Operator”    as defined in the CREST Regulations
“Overseas Shareholders”    Indivior Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom and the United States or who are nominees of, or custodians or trustees for, citizens or nationals of countries other than the United Kingdom and the United States;
“Panel”    the Panel on Takeovers and Mergers of the United Kingdom;
“Post-Scheme Articles of Association”

articles of association of a private company limited by shares in customary form and as available for inspection as set out in section 15 of Part II (Explanatory Statement) of this document;
“Pre-Emption Group”    a U.K. body that publishes guidance on the disapplication of pre-
emption rights in the United Kingdom;
“Registrar of Companies”    the Registrar of Companies in England and Wales;
“Scheme” or “Scheme of Arrangement”

the proposed scheme of arrangement made under Part 26 of the Companies Act between Indivior and the Scheme Shareholders

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(with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Indivior and Indivior Pharmaceuticals) particulars of which are set out in Part III (Additional Information) of this document, in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Indivior and Indivior Pharmaceuticals;
“Scheme Circular”    the shareholder circular prepared in relation to the Scheme and in accordance with U.K. company law and of which this Scheme forms part;
“Scheme Effective Date”    a day, currently expected to be 23 January 2026, on which the
Scheme will become effective;
“Scheme Effective Time”    the time at which the Scheme becomes effective in accordance with its terms, expected to be not later than 6.59 p.m. (New York time) on the Scheme Effective Date;
“Scheme Record Time”    the time at which the record of the register of members of Indivior is taken, expected to be 6.00 p.m. (New York time) on the Scheme Effective Date;
“Scheme Shareholder”    a holder of Scheme Shares;
“Scheme Shares”    the Indivior Shares:
(i)in issue at the date of this document and remaining in issue at the Scheme Record Time;
(ii)(if any) issued after the date of this document but before the Voting Record Time for direct shareholders and remaining in issue at the Scheme Record Time; and
(iii)(if any) issued at or after the Voting Record Time for direct shareholders and before the Scheme Record Time and remaining in issue at the Scheme Record Time on terms that the holders will be bound by the Scheme;
“SDRT”    has the meaning given to such term within paragraph 10.4(a) of Part III (Additional Information) of this document;
“SEC”    the U.S. Securities and Exchange Commission;
“Shareholder”    holders of Indivior Shares prior to the Scheme Effective Time and holders of Indivior Pharmaceuticals Shares from and subsequent to the Scheme Effective Time, as the context requires;
“Shares”    Indivior Shares prior to the Scheme Effective Time and Indivior Pharmaceuticals Shares from and subsequent to the Scheme Effective Time, as the context requires;
“Special Meeting Request”    has the meaning given to such term in paragraph 2.10 of Part V
(Comparison of Corporate Governance and Shareholder Rights and Description of Capital Stock of Indivior Pharmaceuticals after the Scheme) of this document;
“Special Resolutions”    the special resolutions which are set out in Part X (Notice of
Extraordinary General Meeting) of this document, to be proposed to be passed at the Extraordinary General Meeting in connection with, inter alia, the implementation of the Scheme and certain amendments to be made to the Indivior Articles;
“subsidiary”    has the meaning given in Section 1159 of the Companies Act 2006;

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“Transfer Agent” or
“Computershare”

Computershare Trust Company, N.A.;

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“U.K. CGT”    has the meaning given to such term in paragraph 10.1 of Part III (Additional Information) of this document;
“U.K. Corporate Governance Code”

the Financial Reporting Council’s U.K. Corporate Governance Code, 2024, as amended from time to time;
“U.K. Holder”    has the meaning given to such term in paragraph 11 of Part III (Additional Information) of this document;
“uncertificated” or “in uncertificated form”

refers to a share or other security recorded on the relevant register of the share or security concerned as being held in uncertificated form;
“United Kingdom” or “U.K.”    the United Kingdom of Great Britain and Northern Ireland;
“United States” or “U.S.”    the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;
“U.S. Exchange Act”    the U.S. Securities Exchange Act 1934, as amended from time to time, and the rules and regulations promulgated thereunder;
“U.S. GAAP”    United States generally accepted accounting principles, as in effect from time to time;
“U.S. Holder”    has the meaning given to such term in paragraph 10.6 of Part III (Additional Information) of this document;
“U.S. Shareholder”    has the meaning given to such term in paragraph 11 of Part II
(Explanatory Statement) of this document;
“USRPIs”    has the meaning given to such term in paragraph 10.5 of Part III (Additional Information) of this document;
“USRPHC”    has the meaning given to such term in paragraph 10.5 of Part III (Additional Information) of this document;
“U.S. Securities Act”    the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder;
“U.S. Treasury Regulations”    has the meaning given to such term in paragraph 10.5 of Part III
(Additional Information) of this document;
“Voting Record Time”    (i)    in relation to the Indivior direct shareholders, 12.15 p.m. (U.K.
time) on 9 December 2025 or, if either Meeting is adjourned,
12.15 p.m. (U.K. time) on the date which is two U.K. business days before the date fixed for the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for direct shareholders for both meetings will be the time that is two U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting);
(ii)in relation to the Indivior DI Holders and Indivior CSN Holders,
6.00 p.m. (U.K. time) on 5 December 2025 or, if either Meeting is adjourned, 6.00 p.m. (U.K. time) on the date which is four
U.K. business days before the date fixed for the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for Indivior DI Holders and Indivior CSN Holders for both meetings will be the time that is four U.K. business days before the time and date set for the

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later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting); and
(iii)in relation to beneficial owners of Indivior Shares held in a stock brokerage account or through a bank, broker or other nominee which is a DTC participant, 5.00 p.m. (New York time) on 28 November 2025 or, if the Meetings are adjourned, on such other date as is communicated to beneficial owners.
“2024 Annual Report”    the annual report and accounts of Indivior dated 17 March 2025.
All times referred to are U.K. time unless otherwise stated.
All references to “pence”, “sterling”, “£” or “p” are to the lawful currency of the United Kingdom. All references to “U.S. dollar”, “$” or “cents” are to the lawful currency of the United States.
All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

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Part IX
NOTICE OF COURT MEETING
IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT (ChD)

CR-2025-004138

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IN THE MATTER OF INDIVIOR PLC
and
IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an Order dated 7 November 2025 made in the above matters, the Court has given permission for a meeting (the “Court Meeting”) to be convened of the holders of Scheme Shares (as defined in the Scheme of Arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made pursuant to Part 26 of the Companies Act 2006 (the “Companies Act”) between Indivior PLC (the “Company”), and the holders of the Scheme Shares (as defined in the Scheme of Arrangement) and that the Court Meeting will be held at the offices of Freshfields LLP, 100 Bishopsgate, London, EC2P 2SR, at 12.00 p.m. (U.K. time) on 11 December 2025, at which place and time all holders of Scheme Shares are requested to attend (in person or by proxy).
Copies of the Scheme of Arrangement and of the explanatory statement required to be published pursuant to Section 897 of the Companies Act are incorporated in the document of which this Notice forms part.
Voting on the resolution to approve the Scheme will be by poll, which shall be conducted as the Chair of the Court Meeting may determine.
Right to Appoint a Proxy; Procedure for Appointment
Holders of Scheme Shares entitled to attend and vote at the Court Meeting may vote in person at such meeting or they may, if they are entitled to do so, appoint another person or persons, whether a member of the Company or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting.
A BLUE-BANDED Form of Proxy, Form of Instruction and Form of Direction for use at the Court Meeting, has been provided (as applicable). Instructions for its use are set out on the form. It is requested that the BLUE-BANDED Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) (together with any power of attorney or other authority under which it is signed, or a duly certified copy thereof) be returned:
(a)in respect of Form of Instruction and Form of Direction, to Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ; and
(b)in respect of Form of Proxy, to Computershare Trust Company, N.A. at P.O. Box 43118, Providence, RI 02940-5132, U.S.A.
These can be returned either: (i) by post; or (ii) (during normal business hours only) by hand, to be received not later than:
(a)12.00 p.m. (U.K. time) on 9 December 2025 in the case of the Form of Proxy;
(b)12.00 p.m. (U.K. time) on 8 December 2025 in the case of the Form of Instruction, or
(c)12.00 p.m. (U.K. time) on 5 December 2025 in the case of the Form of Direction.
In the case of an adjournment of the Court Meeting, the Form of Proxy should be received, by no later than 48 hours (excluding any part of a day that is not a U.K. business day) before the time appointed for the adjourned meeting. However, if not so lodged, BLUE-BANDED Form of Proxy (together with any such authority, if applicable) may be handed to the Chair of the Court Meeting

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or to Computershare UK, on behalf of the Chair of the Court Meeting, before the start of the Court Meeting. However, for an adjourned Court Meeting, the BLUE-BANDED Form of Instruction and/or Form of Direction should be received by such other time and date as is communicated to Indivior DI Holders and Indivior CSN Holders.
As a member of the Company, you are entitled to appoint one or more proxies to exercise all or any of your rights to attend, speak and vote on your behalf at the Court Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares. A proxy need not be a member of the Company, but they must attend the Court Meeting to represent you.
The Form of Proxy may alternatively be submitted electronically via the InvestorVote service at www.investorvote.com/INPLGM where full details of the procedure are given. Shareholders are advised to read the terms and conditions of use before proceeding and will need the Control Number as set out on the Form of Proxy which is enclosed with this Scheme Circular. For an electronic proxy appointment to be valid, the appointment must be validly received by the Transfer Agent, Computershare Trust Company, N.A., by no later than 12.00 p.m. (U.K. time) on 9 December 2025 or, if the Court Meeting is adjourned, not less than 48 hours (excluding any part of a day that is not a U.K. business day) prior to the time and date set for the adjourned meeting.
The Form of Instruction and Form of Direction may alternatively be submitted electronically by logging on to the following website www.investorcentre.co.uk/eproxy and following the instructions there. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the enclosed Form of Instruction and/or Form of Direction (as applicable). For an electronic instruction to be valid:
•In respect of a Form of Instruction, the instruction must be validly received by no later than
12.00 p.m. (U.K. time) on 8 December 2025, or, if the Court Meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders.
•In respect of a Form of Direction, the instruction must be validly received by no later than
12.00 p.m. (U.K. time) on 5 December 2025, or, if the Court Meeting is adjourned, by such other time and date as is communicated to Indivior CSN Holders.
Indivior DI Holders who wish to issue an instruction through the CREST electronic voting appointment service may do so by using the procedures detailed in the CREST Manual (available from Euroclear.com). CREST Personal Members or other CREST sponsored members (and those CREST members who have appointed (a) voting service provider(s)) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for instructions made using the CREST service to be valid, the appropriate CREST Voting Instruction must be properly authenticated in accordance with the specifications of EUI and must contain the information required for such instructions, as described in the CREST Manual. The message (regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K.) must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 3RA50) by no later than
12.00 p.m. (U.K. time) on 8 December 2025, or, if the Court Meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.
Completion and return of a Form of Proxy, Form of Instruction and/or Form of Direction (as applicable) or the appointment of a proxy electronically using CREST (or any other procedure described in paragraph 16 of Part II (Explanatory Statement) of the document of which this Notice forms part), will not prevent a holder of Scheme Shares from attending, speaking and voting in person at the Court Meeting, or any adjournment thereof, if such Shareholder wishes and is entitled to do so.
In order to attend the Court Meeting, Indivior DI Holders and Indivior CSN Holders will need to obtain a Letter of Representation from Computershare U.K. in advance of the Court Meeting. Accordingly, should such holder, or a representative of that holder, wish to attend the Court

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Meeting and/or vote at the Court Meeting, they must notify the DI Depositary in writing or email csnditeam@computershare.co.uk by no later than 12.00 p.m. (U.K. time) on 3 December 2025 (for Indivior CSN Holders) and 4 December 2025 (for Indivior DI Holders) in respect of the Court Meeting.
Scheme Voting Record Time
Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting by direct shareholders, will be determined by reference to the register of members of the Company at 12.15 p.m. (U.K. time) on 9 December 2025 or, if the Court Meeting is adjourned, 12.15 p.m. (U.K. time) on the date which is two U.K. business days before the date fixed for the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Scheme Voting Record Time for direct shareholders for both meetings will be the time that is two U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting). Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.
Voting Record Time
Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting by Indivior DI Holders, will be determined by reference to the register of Indivior DI Holders of the Company at 6.00 p.m. (U.K. time) on 5 December 2025 or, if the Court Meeting is adjourned, 6.00 p.m. (U.K. time) on the date which is four U.K. business days before the date fixed for the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for Indivior DI Holders for both meetings will be the time that is four U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting). Changes to the register of Indivior DI Holders after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.
Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting by Indivior CSN Holders, will be determined by reference to the register of Indivior CSN Holders of the Company at 6.00 p.m. (U.K. time) on 5 December 2025 or, if the Court Meeting is adjourned, 6.00 p.m. (U.K. time) on the date which is four U.K. business days before the date fixed for the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the Voting Record Time for Indivior CSN Holders for both meetings will be the time that is four U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting). Changes to the register of Indivior CSN Holders after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.
Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting by beneficial owners other than Indivior DI Holders and Indivior CSN Holders, will be determined by reference only to those beneficial owners holding Indivior Shares as at 5.00 p.m. (New York time) 28 November 2025 or, if the Court Meeting is adjourned, on such other date as is communicated to beneficial owners.
Joint Holders
In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.
Corporate Representatives
As an alternative to appointing a proxy, any Scheme Shareholder which is a corporation may appoint one or more corporate representatives who may exercise on its behalf all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

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By the said Order, the Court has appointed the Chair or, failing him, any other director of the Company to act as Chair of the Court Meeting and has directed the Chair to report the result thereof to the Court.
The Scheme of Arrangement will be subject to the subsequent sanction of the Court.
Dated 14 November 2025
Freshfields LLP 100 Bishopsgate London EC2P 2SR
Solicitors for the Company

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Nominated Persons
Any person to whom this Notice of Court Meeting is sent who is a person nominated under Section 146 of the Companies Act 2006 to enjoy information rights (a “Nominated Person”) does not, in that capacity, have a right to appoint a proxy, such right only being exercisable by a member of the Company. However, Nominated Persons may, under agreement with the member who nominated them, have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting. If a Nominated Person does not have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting, or does not wish to exercise such a right, they may still have the right under an agreement between themselves and the member who nominated them to give instructions to the member as to the exercise of voting rights at the Court Meeting.

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Part X
NOTICE OF EXTRAORDINARY GENERAL MEETING
NOTICE OF EXTRAORDINARY GENERAL MEETING OF INDIVIOR PLC
NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Indivior plc (“Indivior” or the “Company”) will be held at the offices of Freshfields LLP (100 Bishopsgate, London, EC2P 2SR) on 11 December 2025 at 12.15 p.m. (U.K. time) (or as soon thereafter as the Court Meeting (as defined in the document of which this notice forms part) shall have been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolutions, all of which shall be proposed as Special Resolutions:
SPECIAL RESOLUTIONS
THAT:
For the purpose of giving effect to, and/or in connection with, the Scheme of Arrangement dated 14 November 2025 between the Company and the holders of the Scheme Shares (as defined in said Scheme of Arrangement), a print of which has been produced to this meeting and for the purpose of identification signed by the chair of the Extraordinary General Meeting hereof, in its original form or subject to any modification, addition or condition agreed between the Company and Indivior Pharmaceuticals, Inc. (a Delaware corporation) (“Indivior Pharmaceuticals”) and approved or imposed by the High Court of Justice in England and Wales (the “Scheme”);
1.the directors of the Company (or a duly authorised committee of the directors) be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;
2.at the Scheme Effective Time, the share capital of the Company be reduced by cancelling and extinguishing all of the Scheme Shares (as defined in the Scheme of Arrangement);
3.subject to and forthwith upon the reduction of share capital referred to in resolution 2 above taking effect and notwithstanding anything to the contrary in the articles of association of the Company:
(a)the reserve arising in the books of account of the Company as a result of the reduction of share capital referred to in resolution 2 above be capitalised and applied in paying up in full at par such number of new ordinary shares of $0.50 each in the capital of the Company (the “New Indivior Shares”) as shall be equal to the aggregate number of Scheme Shares cancelled pursuant to resolution 2 above, and such New Indivior Shares be allotted and issued, credited as fully paid, to Indivior Pharmaceuticals; and
(b)the directors of the Company be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the Companies Act 2006 to allot the New Indivior Shares referred to in resolution 3(a) above, provided that: (1) the maximum aggregate nominal amount of the shares which may be allotted under this authority shall be the aggregate nominal amount of the said New Indivior Shares created pursuant to resolution 3(a) above; (2) this authority shall expire on the fifth anniversary of the date of this resolution; and (3) this authority shall be in addition and without prejudice to any other authority under the said Section 551 of the Companies Act 2006 previously granted and in force on the date on which this resolution is passed;
4.with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 136:
“SHARES NOT OTHERWISE SUBJECT TO THE SCHEME”
“136”
(a)In this Article 136 only, references to the “Scheme” are references to the scheme of arrangement between the company and its members dated 14 November 2025 under Part 26 of the Companies Act 2006, in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court and (save as defined in this Article 136) expressions defined in the Scheme shall have the same meaning in this Article 136.

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(b)Notwithstanding any other provisions in these articles, if any ordinary shares are allotted and issued to any person other than Indivior Pharmaceuticals, Inc. (and/or its nominee) (a “New Member”) after the time at which this Article 136 becomes effective and before the Scheme Record Time (as defined in the Scheme), such ordinary shares shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares (as defined in the Scheme) for the purposes thereof and the New Member, and any subsequent holder other than Indivior Pharmaceuticals, Inc. and/or its nominee or nominees, shall be bound by the terms of the Scheme.
5.subject to and conditional upon the Scheme becoming effective, the Company be re-registered as a private company limited by shares under the Companies Act 2006 by the name of Indivior Limited; and
6.subject to and conditional upon the re-registration of Indivior as a private company limited by shares, the Post-Scheme Articles of Association, as produced to this meeting and for purpose of identification signed by the Chair hereof, be approved and adopted as the articles of association of the Company in substitution for and to the exclusion of the existing articles of association of the Company.

By order of the Indivior Board
Alice G. Givens Company Secretary 14 November 2025

Registered Office: 234 Bath Road, Slough, Berkshire,
United Kingdom SL1 4EE

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Notes
Poll voting
1.The resolutions contained in this Notice will be put to a vote on a poll. A poll reflects the number of voting rights exercisable by each member and so the Indivior Board considers it a more democratic method of voting. Poll voting is in line with practice adopted by many U.K. public companies. Holders of Indivior Shares who are entitled to attend and vote at general meetings of the Company have one vote in respect of each Indivior Share on a poll. Members and proxies attending the Extraordinary General Meeting will be asked to complete a poll card to indicate how they wish to cast their votes. These cards will be collected at the end of the meeting. The results of the poll will be published on the Company’s website and announced via a Form 8-K once the votes have been counted and verified.
Questions
2.Each member has the right to ask questions relating to the business being dealt with at the meeting which, in accordance with section 319A of the Companies Act 2006 and subject to some exceptions, the Company must cause to be answered. Members who wish to ask questions relating to the business of the Extraordinary General Meeting can do so by attending the Extraordinary General Meeting or by sending their questions in advance of the meeting by email to cosec@indivior.com. To ensure that a response is received before the proxy appointment deadline for the Extraordinary General Meeting, members should submit their questions by 12.00 p.m. (U.K. time) on 2 December 2025.
Conduct of the meeting
3.We ask all those present at the meeting to facilitate the orderly conduct of the meeting and we reserve the right, if orderly conduct is threatened by a person’s behaviour, to require that person to leave. For security reasons, all hand luggage may be subject to examination prior to entry to the meeting. Cameras, tape recorders, laptop computers and similar equipment may not be taken into the meeting.
Additional information
4.A copy of this Notice and other information required by section 311A of the Companies Act 2006 can be found at www.indivior.com.
Communication
5.Any shareholder who has queries about their shareholding, voting, the Extraordinary General Meeting or who requires any other assistance should contact Computershare using the contact details set out on page 88 (no other methods of communication will be accepted).
Any electronic address provided either in this Notice, or any related documents (including the Chair’s letter, Form of Proxy, Form of Instruction or Form of Direction), may not be used to communicate with the Company for any purposes other than those expressly stated.
Total voting rights
6.The total number of issued Indivior Shares on 6 November 2025, the latest practicable date prior to publication of this Notice was 125,024,430. Therefore, the total number of votes exercisable as at 6 November 2025 was 125,024,430.
7.The Company’s website will include information on the total number of issued Indivior Shares and voting rights after the date of the publication of this Notice.

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NOTES FOR CERTIFICATED HOLDERS OF ORDINARY SHARES
Entitlement to attend and vote
8.Entitlement to attend and vote at the Extraordinary General Meeting, and the number of votes which may be cast at the meeting, will be determined by reference to the Company’s register of members at 12.15 p.m. (U.K. time) on 9 December 2025 or, if the meeting is adjourned, at 12.15 p.m. (U.K. time) on the day which is two U.K. business days before the day of the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the time that is two U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting). In each case, changes to the register of members after such time will be disregarded.
9.To facilitate entry to the meeting, members are requested to bring with them the attendance slip which is attached to the Form of Proxy. Alternatively, an attendance slip may be downloaded from www.investorvote.com/INPLGM. Registration shall be open from 11.00 a.m. (U.K. time) at the offices of Freshfields LLP, 100 Bishopsgate, London, EC2P 2SR, United Kingdom.
Proxies
10.If you are a member of the Company at the time set out in Note 8 above, you are entitled (subject to the Company’s articles of association) to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the meeting. You can only appoint a proxy using the procedures set out in these Notes and the notes to the PURPLE-BANDED Form of Proxy which is enclosed with this Notice. To appoint a proxy, you may:
•complete and return the enclosed PURPLE-BANDED Form of Proxy (as described in Note 16 below); or
•register your proxy appointment electronically (as described in Note 17 below).
Your PURPLE-BANDED Form of Proxy or electronic proxy appointment must be received by the Company’s Transfer Agent, Computershare Trust Company, N.A., by no later than 12.15 p.m. (U.K. time) on 9 December 2025 or, if the meeting is adjourned, by no later than 48 hours (excluding any part of a day that is not a U.K. business day) before the time of the holding of the adjourned meeting, to be valid.
11.A proxy need not be a shareholder of the Company, but the proxy must attend the Extraordinary General Meeting to represent you. Your proxy could be the Chair of the meeting or any other person who has agreed to represent you. If you appoint the Chair of the meeting as your proxy, the Chair of the meeting will vote in accordance with your instructions. If the Chair of the meeting is given discretion as to how to vote, they will vote in favour of each of the resolutions to be proposed at the Extraordinary General Meeting. If you wish your proxy to speak on your behalf at the Extraordinary General Meeting, you will need to appoint your own choice of proxy (not the Chair of the meeting) and give your instructions directly to them.
12.The appointment of a proxy will not prevent a member from subsequently attending and voting at the meeting in person.
13.In the case of joint holders, any one holder may vote. If more than one holder is present at the meeting, only the vote of the senior will be accepted, seniority being determined in the order in which the names appear on the register.
14.A shareholder may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise the rights attached to a different Indivior Share or Indivior Shares held by that shareholder. You may not appoint more than one proxy to exercise rights attached to any one Indivior Share. A space has been included in the Form of Proxy to allow members to specify the number of Indivior Shares in respect of which that proxy is appointed. Shareholders who return the PURPLE-BANDED Form of Proxy duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all of their Indivior Shares.

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Shareholders who wish to appoint more than one proxy in respect of their shareholding should contact the Company’s Transfer Agent, Computershare Trust Company, N.A., on 1 (866) 644-4127 (in the U.S.) or 1 (781) 575-2906 (outside of the U.S.) for additional PURPLE-BANDED Forms of Proxy, or you may copy the Form of Proxy provided with this document indicating on each copy the name of the proxy you wish to appoint and the number of Indivior Shares in respect of which the proxy is appointed. All PURPLE-BANDED Forms of Proxy should be returned together in the same envelope to the address specified in Note 16. Where you wish to appoint more than one proxy, failure to specify the number of Indivior Shares in respect of which each proxy is appointed or specifying more Indivior Shares than you hold will result in the proxy appointments being invalid.
15.The notes on the PURPLE-BANDED Form of Proxy explain how to direct your proxy to vote on the resolutions or withhold their vote. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or withhold the vote at their discretion. Your proxy will vote (or withhold the vote) as they think fit in relation to any other matter which is put before the Extraordinary General Meeting.
16.To appoint a proxy, the enclosed PURPLE-BANDED Form of Proxy, and any power of attorney or other authority under which it is executed (or a duly certified copy of any such power or authority), must be completed and returned to the Company’s Transfer Agent, Computershare Trust Company, N.A. at P.O. Box 43118, Providence, RI 02940-5132, U.S. A pre-paid envelope is enclosed for the return of the PURPLE-BANDED Form of Proxy. In the case of a member which is a company, the PURPLE-BANDED Form of Proxy must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. This must be received by no later than 12.15 p.m. (U.K. time) on 9 December 2025 or, if the meeting is adjourned, by no later than 48 hours (excluding any part of a day that is not a U.K. business day) before the time of the holding of the adjourned meeting. If lodging a proxy appointment electronically (see Note 17), there is no need to return a hard-copy PURPLE-BANDED Form of Proxy.
Electronic proxy appointments
17.Shareholders may register the appointment of their proxy electronically via the Investor Vote service at www.investorvote.com/INPLGM where full details of the procedure are given. Shareholders are advised to read the terms and conditions of use before proceeding and will need the Control Number as set out on the PURPLE-BANDED Form of Proxy which is enclosed with this Notice. Electronic proxy appointments must be received by the Company’s Transfer Agent, Computershare Trust Company, N.A., by no later than 12.15 p.m. (U.K. time) on 9 December 2025 or, if the meeting is adjourned, by no later than 48 hours (excluding any part of a day that is not a U.K. business day) before the time of the holding of the adjourned meeting.
Changing and revoking proxy instructions
18.Members may change their proxy instructions by submitting a new proxy appointment using the methods set out below. Note that the cut-off time for receipt of proxy appointments (see above) also applies in relation to amended instructions. Any amended proxy appointments received after the relevant cut-off time will be disregarded.
If a member submits more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.
Where a member has appointed a proxy using the hard-copy PURPLE-BANDED Form of Proxy and would like to change their instructions, the member must send another hard-copy Form of Proxy to the Computershare address specified in Note 16. Such members may not submit amended proxy instructions electronically. Before sending another hard-copy PURPLE-BANDED Form of Proxy, members should first contact Computershare using the contact details set out on page 88, to inform Computershare of their intention to submit another hard-copy PURPLE-BANDED Form of Proxy with amended proxy instructions with a view to ensuring that their amended instructions are taken into account.

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Where a member has appointed a proxy electronically, and would like to change their instructions, the member must register a new proxy appointment to the InvestorVote service as specified in Note 17 above. Such members may not submit amended proxy instructions using a hard-copy PURPLE-BANDED Form of Proxy.
A member may revoke a hard-copy or electronic proxy instruction by informing the Company in writing by sending a signed hard-copy notice clearly stating the member’s intention to revoke the proxy appointment to the Company’s Transfer Agent, Computershare Trust Company, N.A. at
P.O. Box 43118, Providence, RI 02940-5132, U.S. In the case of a member that is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice.
The revocation notice must be received by Computershare Trust Company, N.A. by no later than
12.15 p.m. (U.K. time) on 9 December 2025 or, if the meeting is adjourned, by no later than 48 hours (excluding any part of a day that is not a U.K. business day) before the time of the holding of the adjourned meeting. If a member attempts to revoke a proxy appointment but the revocation is received after the time specified, the original proxy appointment will remain valid.
Nominated Persons
19.The right to appoint a proxy does not apply to persons whose shares are held on their behalf by another person and who have been nominated to receive communications from the Company in accordance with section 146 of the Companies Act 2006 (“Nominated Persons”). Nominated Persons may have a right under an agreement with the member who holds the shares on their behalf to be appointed (or to have someone else appointed) as a proxy.
Alternatively, if Nominated Persons do not have such a right, or do not wish to exercise it, they may have a right under such an agreement to give instructions to the person holding the shares as to the exercise of voting rights. The main point of contact in terms of the investment of Nominated Persons in the Company remains the member who holds shares on their behalf (or the custodian or broker of the Nominated Person). All queries relating to the personal details or investment of Nominated Persons should be directed to the relevant member and not the Company. The only exception is where the Company expressly requests a response to communications from a Nominated Person.
Corporate representative
20.A corporation which is a member can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder provided that no more than one corporate representative exercises powers over the same share.

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NOTES FOR HOLDERS OF INDIVIOR PLC DEPOSITARY INTERESTS (“INDIVIOR DIs”) (OTHER THAN VIA THE INDIVIOR CSN)
Entitlement to vote
21.Only those holders of Indivior DIs (“Indivior DI Holders”) entered in the Company’s register of Indivior DI Holders (the “DI Register”) as at 6.00 p.m. (U.K. time) on 5 December 2025 or, if the meeting is adjourned, at 6.00 p.m. (U.K. time) on the day which is four U.K. business days before the day of the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the time that is four U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting), shall be entitled to provide voting instructions to Computershare Investor Services PLC (“Computershare U.K.”), the depositary, in respect of the number of Indivior DIs registered in their name at that time. Changes to entries in the DI Register after that time shall be disregarded in determining the rights of any Indivior DI Holders to provide voting instructions to Computershare
U.K. in regard to the Extraordinary General Meeting.
Voting Instructions
22.You may instruct Computershare U.K. to vote the Indivior Shares underlying your Indivior DIs by any of the methods set out in Notes 23 to 25.
23.Electronically: You may complete a Form of Instruction on Computershare U.K.’s website at www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the enclosed PURPLE-BANDED Form of Instruction. Instructions must be validly returned and received by Computershare U.K. by
12.15 p.m. (U.K. time) on 8 December 2025 or, if the meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders.
24.Via CREST: Indivior DI Holders who wish to issue an instruction through the CREST electronic voting appointment service may do so by using the procedures detailed in the CREST Manual (available from Euroclear.com). CREST Personal Members or other CREST sponsored members (and those CREST members who have appointed voting service provider(s)) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for instructions made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited’s (“EUI”) and must contain the information required for such instructions, as described in the CREST Manual. The message (regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K.) must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 3RA50) by no later than 12.15 p.m. (U.K. time) on 8 December 2025 or, if the meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST Applications Host) from which the issuer’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. CREST members (and, where applicable, their CREST sponsors or voting service provider(s)) should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the transmission of CREST Voting Instruction. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST Personal Member or sponsored member or has appointed a voting service provider, to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a CREST Voting Instruction is transmitted by means of the CREST service by any particular time. In this connection, CREST members (and, where applicable, their CREST sponsors or voting service provider(s)) are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

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25.By mail: You may complete and return the enclosed PURPLE-BANDED Form of Instruction to Computershare U.K. using the enclosed reply-paid envelope or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, your PURPLE-BANDED Form of Instruction must be received by Computershare U.K. by 12.15 p.m. (U.K. time) on 8 December 2025 or, if the meeting is adjourned, by such other time and date as is communicated to Indivior DI Holders. Computershare U.K., as the depositary, will then make arrangements to vote the Indivior Shares underlying your Indivior DIs according to your instructions.
Attendance
26.Should an Indivior DI Holder, or a representative of that Indivior DI Holder, wish to attend, speak and vote at the Extraordinary General Meeting, please inform Computershare U.K. at csnditeam@computershare.co.uk by no later than 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior DI Holders) and 4 December 2025 (for Indivior CSN Holders). Computershare will provide a Letter of Representation with respect to the relevant Indivior DI holding that will enable the Indivior DI Holder, or a representative of the Indivior DI Holder, to attend, speak and vote the Indivior Shares underlying the Indivior DIs at the Extraordinary General Meeting on Computershare U.K.’s behalf. The completed Letter of Representation must be brought to the Extraordinary General Meeting and shown at the registration point to gain access to the meeting.

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NOTES FOR HOLDERS OF INDIVIOR PLC DEPOSITARY INTERESTS VIA THE INDIVIOR CSN
Entitlement to vote
27.Only those Indivior DI Holders via the Indivior CSN (“Indivior CSN Holders”) entered in the Company’s register of Indivior CSN Holders (the “Indivior CSN Register”) as at 6.00 p.m. (U.K. time) on 5 December 2025 or, if the meeting is adjourned, at 6.00 p.m. (U.K. time) on the day which is four U.K. business days before the day of the adjourned meeting (provided that if both the Court Meeting and the Extraordinary General Meeting are adjourned to the same date, the time that is four U.K. business days before the time and date set for the later to occur of the adjourned Court Meeting and the adjourned Extraordinary General Meeting), shall be entitled to provide voting instructions to Computershare U.K. in respect of the number of Indivior DIs that such holders are beneficially entitled to at that time. Changes to entries in the Indivior CSN Register after that time shall be disregarded in determining the rights of any Indivior CSN Holders to provide voting instructions to Computershare U.K. in regard to the Extraordinary General Meeting.
Voting Instructions
28.You may instruct Computershare U.K., as provider of the Indivior CSN service in which your Indivior DIs are held, on how to vote the Indivior Shares underlying your Indivior DIs held via the Indivior CSN, by any of the methods set out in Notes 29 to 30.
29.Electronically: You may complete a Form of Direction on Computershare U.K.’s website at www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the PURPLE-BANDED enclosed Form of Direction. Instructions must be validly returned and received by 12.15 p.m. (U.K. time) on 5 December 2025 or, if the meeting is adjourned, by such other time and date as is communicated to Indivior CSN Holders.
30.By mail: You may complete and return the enclosed PURPLE-BANDED Form of Direction to Computershare U.K. using the enclosed reply-paid envelope or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, your PURPLE-BANDED Form of Direction must be received by Computershare U.K. by 12.15 p.m. (U.K. time) on 5 December 2025 or, if the meeting is adjourned, by such other time and date as is communicated to Indivior CSN Holders. Computershare U.K., as provider of the Indivior CSN service in which your Indivior DIs are held, will then make arrangements to vote the Indivior Shares underlying your Indivior DIs according to your instructions.
31.Should a Indivior CSN Holder, or a representative of that Indivior CSN Holder, wish to attend, speak and vote at the Extraordinary General Meeting, please inform Computershare U.K. at csnditeam@computershare.co.uk by no later than 12.15 p.m. (U.K. time) on 3 December 2025 (for Indivior DI Holders) and 4 December 2025 (for Indivior CSN Holders). Computershare
U.K. will provide a Letter of Representation with respect to the relevant Indivior CSN holding that will enable the Indivior CSN Holder, or a representative of the Indivior CSN Holder, to attend, speak and vote the Indivior Shares underlying the Indivior DIs at the Extraordinary General Meeting on Computershare U.K.’s behalf. The completed Letter of Representation must be brought to the Extraordinary General Meeting and shown at the registration point to gain access to the meeting.

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NOTES FOR OTHER BENEFICIAL OWNERS
This section applies to beneficial owners of Indivior Shares other than Indivior DI Holders or Indivior CSN Holders.
Entitlement to vote
32.As your Indivior Shares are held in a stock brokerage account or through a broker, bank or other nominee, you are considered the beneficial owner of the Indivior Shares, and this Notice is being made available or forwarded to you by or on behalf of your broker, bank or other nominee.
33.Entitlement to attend and/or vote at the Extraordinary General Meeting requires you to obtain a legal proxy from your broker, bank or other nominee and present it to Computershare UK, at the Extraordinary General Meeting. The Company has specified that only those beneficial owners holding Indivior Shares as at 28 November 2025, (or, if the meeting is adjourned, on such other date as is communicated to beneficial owners) (the “Beneficial Owners Record Date”) shall be entitled to vote at the Extraordinary General Meeting. For the avoidance of doubt, the Beneficial Owners Record Date shall not apply to shareholders who are registered in the Company’s register of members or to Indivior DI Holders or Indivior CSN Holders.
Voting Instructions
34.As the beneficial owner, you may have the right to direct your broker, bank, or other nominee on how to vote your Indivior Shares by following the instructions for voting on the voting instruction form that will accompany this Notice. Your broker, bank or nominee will have their own cut-off time for receipt of voting instructions.
35.If you do not direct your broker, bank, or other nominee on how to vote your Indivior Shares on your voting instruction form, your Indivior Shares will not be voted at the Extraordinary General Meeting.
Attendance
36.If you wish to attend the Extraordinary General Meeting, you should obtain a legal proxy from your broker, bank, or other nominee and present it to Computershare UK at the Extraordinary General Meeting.

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CONTACT DETAILS

Direct shareholders:
Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078, U.S.
TEL: 1 (866) 644-4127 (in the U.S.)
TEL: 1 (781) 575-2906 (outside the U.S.) (calls to this shareholder helpline from outside the U.S. are charged at the applicable international rates)
Email: web.queries@computershare.com
Website: www-us.computershare.com/Investor/#Home (select ‘Contact Us’ at the bottom of the page).
Indivior DI Holders and Indivior CSN Holders:
Computershare Investor Services PLC The Pavilions
Bridgwater Road Bristol
BS99 6ZZ
United Kingdom
TEL: +44 (0) 370 707 1820(1) (calls to this helpline from outside the U.K. are charged at the applicable international rates)

Email: web.queries@computershare.com
Website: www-uk.computershare.com/Investor/#Home (select ‘Contact Us’ at the bottom of the page).

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Key information about this Service
CORPORATE SPONSORED NOMINEE ACCOUNT TERMS AND CONDITIONS
1.1 What Service are we providing?
We agree to provide you with access to the Indivior Pharmaceuticals, Inc. corporate sponsored nominee account (Service). The type of Security held in the corporate sponsored nominee account for you by our Nominee will be Depositary Interests. We are authorised and regulated by the Financial Conduct Authority. These legally binding terms explain to you the relationship between you and us in relation to the Service.

The price of Securities can go down as well as up and the income from Securities is not guaranteed. You may suffer a loss and receive back less than you originally invested. Remember that past performance is no guide to future performance.

Please read these terms and conditions carefully. If there is anything you do not understand, please contact us or seek independent professional advice. We may change these terms and conditions, if we do so, we will let you know beforehand.

We only make the Service available to people over 18 years old living in one of the Permitted Countries and to companies in one of the Permitted Countries. You may not use this Service unless you live in a Permitted Country or (for companies) you are registered in a Permitted Country. In any event, you may not use this Service in a country where it would be either illegal to do so or that would require us to observe regulatory procedures or legal formalities in addition to those required in England and Wales. The Permitted Countries section has further details.

1.2 How much will it cost you to use the Service?
We will not charge you for holding your Securities. The Company is charged an annual administration fee for the provision of the Service. We may charge you a fee for transferring your Securities, or for using some of the services provided under these terms and conditions. If the Company makes a distribution or pays a cash dividend then where we carry out a currency conversion for you we will charge a fee of up to 1.5% of the distribution or cash dividend. So for example if we converted a cash dividend of £100 into another currency for you, you would be charged £1.50.

If, following your instructions, we transfer your Securities to a central securities depository (CSD), a third party brokerage account or you, we will charge you £50. We may deduct our fees directly from your Account before arranging for monies to be sent to you by one of the methods set out in these terms and conditions, or we may request you send us a cheque or make payment to us by another means. You may request an itemised breakdown of total costs and charges. Further information on our charges is available in the What are our Costs section.

1.3 Are we providing you with any advice?
We will not provide you with any investment, taxation or legal advice in relation to either the Service or the purchase, sale or transfer of Securities. We will not assess the suitability or appropriateness of any product, service or transaction and we will not recommend or invite you to sell, transfer or hold your Securities. You will not benefit from the protection of the FCA Rules on assessing appropriateness.
It is your responsibility to make sure the Service is right for you and you may wish to seek independent professional advice before using it.

1.4 How do you contact us?
You can contact us by e-mail at web.queries@computershare.co.uk or by post. You can also telephone us on +44 (0) 370 707 1820 between 08:30 to 17:30 on Business Days. The Contacting Each Other section has further details.

1.5 How do you keep your personal information up to date?
When we contact you we will use the most recent contact details we have for you on our records. Where we make a payment to you it will be to the bank account details we have for you on our records or by cheque that we will send to the most recent address we have for you on our records. You must tell us immediately if you change your contact details or your bank account.

1.6 What happens if you are unhappy with the Service?
We will always aim to provide the Service with reasonable care and skill. If you are not happy with any aspect of the Service, please contact us. The Complaints and Compensation section has further information. Please note that we limit our liability to you under these terms and conditions. Further information is contained in the Limits on our Liability section.

List of technical words used in these terms and what they mean

When a word appears in the these terms that starts with a capital letter, check to see if it appears in the list of defined terms below for its specific meaning.

“Account” means the account managed by our Nominee who shall use it to hold Securities on your behalf;

“Business Day” means any day on which the London Stock Exchange (“LSE”) is open for business;

“Company” means the company in which we hold Securities on your behalf and any other company it has control of or that is controlled by the same people who also control the company, as the context requires;

“CSD” means a central securities depository which is a computer-based system enabling securities to be held and transferred electronically. Relevant depositories include CREST in the UK, the Depository Trust Company in the USA, Nominatif Pur in France and Issuer Sponsored Subregister in Australia;

“DRS” means the Direct Registration System, the system operations of DTC which allows registered owners of securities to hold their securities in book-entry form;

“FCA” means the UK Financial Conduct Authority;

“FCA Rules” means the rules, guidance and principles set out in the FCA handbook;

“Nominee” means one of our group companies which we may nominate to provide the Service, and whose business shall consist solely of acting as a nominee holder of shares or other securities on behalf of others. This company shall initially be Computershare Company Nominees Limited;

“Security” means financial instruments issued by the Company which may include:

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•stock, or shares which are a unit of share capital;
•depository interests or CREST Depository Interests which represent shares and can be held and settled electronically through a CSD; and
•debenture, loan note, right, warrant, or any other type of financial instrument. and “Securities” shall mean any one or combination of these.

“us”, “we”, “our” or “Computershare” means Computershare Investor Services PLC (Company No: 3498808) whose registered address is The Pavilions, Bridgwater Road, Bristol, BS13 8AE, Financial Services Register No. 188534;

“you” means the person holding an interest in the Security. Where our Nominee holds your Security for more than one person, references to “you” in these terms and conditions are to be treated as references to each joint holder jointly and severally.

Interpretation We have referred to some statutes, regulations or other rules. References to them include references to them as amended or replaced from time to time. Where we have referred to a time of day this means UK time, unless we say otherwise. Where we start a phrase with the words ‘including’ or ‘include’, the phrase is to be construed as illustrative only and does not limit the sense of the words preceding those terms.

7. Purchases and Sales of Securities

7.1 If the Company permits it, you may buy more Company Securities and put them in your Account at any time. There may be other instances where we will permit our Nominee to accept additional Securities into your Account.

7.2 If you take part in a dividend reinvestment plan you will have more Securities added to your Account.

7.3 You can only buy or sell your Securities through a facility we may provide, which will be subject to its own terms and conditions.

8. How to Exit or Transfer from the Service Transfer

8.1 You may instruct us to arrange for our Nominee to hold your Securities for someone else or to add someone else as a joint holder of the Securities with you. We will only do this if you send us the correct form confirming that this transfer is a gift from you to them. We will not charge you for this transfer.

8.2 We may reject any transfer instruction provided using the wrong or incorrectly filled in form. You may not amend or cancel any transfer instruction once you have sent it to us.

8.3 We will not accept transfer of Securities into our Nominee unless the Company allows us to do so.

8.4 We may choose to reject an instruction to transfer Securities into the Nominee’s name (provided we have a reasonable basis to do so, for example, if you owe us money or your transfer request is incompatible with these terms and conditions or our legal and regulatory obligations).

Cancellation Rights

8.5 You may cancel participation in the Service up to fourteen calendar days after activation (the Cancellation Period). However, you will lose your cancellation right if you ask us during the Cancellation Period to process any payment to you or sell any of your Securities for you, in accordance with separate dealing terms and conditions.

8.6 If you want to cancel your participation in the Service you must tell us before the Cancellation Period ends. We will not charge you any fees when you cancel. After you have cancelled and we have transferred any Securities these terms and conditions will cease to apply to you. If you do not cancel then we will provide the Service in accordance with these terms and conditions.

Withdrawal Rights

8.7 You may end this agreement for the Service with us at any time. You will have to pay any fees and taxes associated with withdrawing.

What you need to know about both your Withdrawal and Cancellation Options

8.8 When you cancel or decide to withdraw from the Service we will, depending on your instructions and the options available to you as set out in the Key Information section, transfer your Securities from the Service to:

(1)you, so that you may hold a share certificate and be named directly on the Company share register;
(2)you, so that you may hold your Securities through a relevant CSD;
(3)you, so that you may hold your Securities in book entry form on the DRS; or
(4)a third party stock brokerage account.

8.9 You can end the Service by either writing to us, or by using the form we send you. You must give details of the full name and SRN of the account you wish to end and if you wish to end an account in the name of joint holders, then the form must be signed by all joint holders.

9. Our Right to end this Agreement

9.1 We may stop you using the Account at any time on five days’ notice if:
(1)we think you are in material breach of these terms and conditions; or
(2)we or our Nominee is unable to comply with any obligation we or our Nominee are subject to in relation to your Securities.
9.2 If this happens or if the agreement between us and the Company governing the Account ends (in whole or in part) or if you or we choose to end this agreement for the Service or if the Account closes for any other reason then we will, depending on your instructions and the options available, transfer your Securities from the Account to either:
(1)you, so that you may hold a share certificate and be named directly on the Company share register;
(2)you, so that you may hold your Securities through a relevant CSD;
(3)you, so that you may hold your Securities in book entry form on DRS; or
(4)a third party stock brokerage account.

9.3 Even if we end this Service for any of the reasons set out above we will still honour any instructions which you have already sent to us, subject to these terms and conditions. When this Service ends for whatever reasons yours and our rights and responsibilities to each other that continue afterwards, in relation to the Service, shall still be governed by these terms and conditions.

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9.4 Whenever we transfer Securities into your name on the Company share register, the Company may apply any mandates or other instructions given by you under the Service to your registered holding.

9.5 You agree to appoint us to be your agent for the purpose of issuing any instructions to the relevant CSD to give effect to the transfers referred to in these terms and conditions.

10. Joint holders

10.1 We will send all notices and other documents under these terms and conditions to the first named holder on the nominee register, which will then be treated as sent to all of the other joint holders. The first named joint holder who receives the notices or other documents agrees to notify the other joint holders. Only one joint holder may be nominated as proxy to attend, speak and vote at meetings of the Company’s shareholders (where that proxy facility is made available by the CSD and where it is possible under the Company’s constitutional documents).

10.2 Each joint holder therefore agrees that:
(1)we and our Nominee are liable to the joint holders taken together and not separately; and
(2)the joint holders are liable to us and the Nominee together and not separately.

10.3 We will only accept transfer instructions given by or on behalf of all of the joint holders, but we may accept other instructions signed by one or more joint holders which means the joint holder(s) giving the instructions warrant(s) to us that they have the necessary authority to act on behalf of all joint holders. We will only hold Securities for up to four joint holders.

10.4 Where we receive transfer instructions from a corporate holder, we will assume the signatory has the necessary authority to act on behalf of the corporate holder.

General information

1. Limits on our Liability

1.1 We and our Nominee will provide the Service with reasonable care and skill.

1.2 We are not liable for losses unless they are foreseeable by each of us at the time we enter into an agreement governed by these terms and conditions and are caused by our or our Nominee’s breach of these terms and conditions, negligence, wilful default or fraud.

1.3 We are not liable for losses or expenses suffered by you that are caused by:
(1)your failure to obey the law;
(2)third parties (which for this purpose includes banks, custodians the Nominee and CSDs but otherwise excludes our own sub-contractors) subject to the provisions of these terms and conditions;
(3)documents getting lost or delayed in the post;
(4)delays over the internet before your communication reaches the Computershare website;
(5)your online communication being intercepted or hacked before it reaches the Computershare website;
(6)any planned maintenance that we have to carry out which will normally take place outside Business Hours;
(7)fraudulent instructions;
(8)us acting on your instructions; and/or
(9)unclear instructions.

1.4 We are not liable for any indirect losses or consequential loss of any kind and in any event we are not liable for:
(1)loss of opportunity (including investment opportunity);
(2)loss of potential future income, revenue, or increase in value;
(3)loss of income including interest;
(4)loss of goodwill;
(5)loss of anticipated savings; or
(6)any wasted time;
whether they amount to direct or indirect loss.

3.15 Only you or we have any right to enforce these terms and no third party has right to enforce any of the terms by virtue of the Contracts (Rights of Third Parties) Act 1999.

3.16 We will not do anything which we think would or might break any relevant laws, rules, regulations or codes, or risk exposing us to criticism for behaving improperly or not acting in accordance with good market practice.

3.17 We will notify you when we change these terms and conditions and if we make any changes that are to your material disadvantage, we will give you not less than twenty Business Days’ notice before such change becomes effective, and you will be able to withdraw from the Service without suffering any penalty during this period of twenty Business Days if you disagree with the change.

3.18 We may change these terms and conditions without telling you beforehand if we need to change them because the law or regulation changes.

4. Client Money and Assets

4.1 When we provide you with the Service you agree that we can hold your money in a UK bank chosen by us. The money will be held in a separate pooled client money bank account together with other clients’ monies but separate from our money. You will still have the same rights to your money. The account will be governed by the FCA Rules on client money. All money belonging to clients will be held on trust for the sole benefit of clients. We will not pay interest on monies we hold for you.

4.2 Assets will be segregated and held with assets of other customers of our nominee services. You agree that by pooling your Securities with those of other shareholders you retain all rights you have as the legal owner of your assets, but that your entitlement will not be identifiable by separate share certificates or other physical or electronic records of title.

4.3 We will not be responsible for anything a UK bank or any sub-custodian in relation to the assets, does or fails to do with your money or assets.

4.4 Under the FCA Rules, if we, a bank or any sub-custodian becomes insolvent and cannot repay all the money or assets owed to clients this could result in a shortfall. In that case, we will treat money or assets as pooled, which means that any shortfall will be shared equally and proportionally with other shareholders of the Company and other customers of ours who are affected by the shortfall. You may not recover all of your money or assets. In this situation, you may be eligible to claim under the Financial Services Compensation Scheme (FSCS). For more information, please see the Complaints and Compensation section.

4.5 Sometimes, in exceptional circumstances we may hold your money or assets in a bank or sub-custodian based outside of the UK. If we do so, we will take all reasonable steps to protect your money or assets in line with local

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laws, which may be different from the laws in the UK, and your rights in the event of insolvency of the bank or sub-custodian may be reduced.

4.6 If you hold client money with us and there has been no movement in your balance for at least six years, other than charges we may have levied, we may remove this money from the client money bank account and donate it to a registered charity of our choice. You may later claim this sum of money back from us, but you will not be entitled to claim any interest on it. We will let you know at least 28 days before we do this by writing to you at the last email or postal address we have for you. Where the amount is no more than £25 (or equivalent) and you fail to claim it before the 28 day notice period expires, we will donate the money without attempting to contact to you again. If the amount is more than £25 (or equivalent), after the 28 day notice period expires, we will make at least one further attempt to contact you using other means, before donating the money to charity.

4.7 If we have not received any instructions from you for at least twelve years, we may sell assets we hold for you at market value if the law and applicable regulations allow it. You may later claim from us a sum equal to the value of the proceeds at the time your assets were sold. You will not be entitled to claim any interest on this sum. We will let you know at least 28 days before we do this by writing to you at the last email or postal address we have for you. If we have not heard from you within the 28 days’ notice period, we will make at least one further attempt to contact you using other means. After a further 28 day period, we will donate the assets or proceeds to a registered charity of our choice.

Permitted Countries

5.1 The Permitted Countries list may be updated from time to time with the current list displayed on our website. If you are resident in another territory you will be excluded from the Service. If you are unsure of your status please call us.

Data Protection

6.1 In order to provide the Service to you we need to use your personal information. We may also transfer your personal information to other countries which have different data protection laws. We will only do this if we are satisfied that there are adequate safeguards in place to protect your personal information.

6.2 For full details about how we use and share your personal information please see our Privacy Policy, which is available on our website. The Privacy Policy also explains your rights in relation to your personal information and how you can exercise them.

Complaints and Compensation

7.1 If you are dissatisfied with the Service we have provided you or wish to receive a copy of our complaints procedure please write to us or find a copy of our complaints procedure on the Computershare website. If we cannot resolve your complaint, you may refer it to the Financial Ombudsman Service, Telephone: +44 (0)800 023 4567 (free from UK landlines) or 0300 123 9123 (from UK mobiles) or at www.financial-ombudsman.org.uk.

7.2 Under the FSCS you may be entitled to compensation if we cannot meet our financial obligations. You may be covered for up to 100% of the first £85,000 (or equivalent) of your investments (i.e. a maximum of £85,000 per person). Where we hold your money in a client bank account and the relevant UK approved bank becomes insolvent, you may be covered under the FSCS for up to £85,000 of the money on deposit with that bank. Details about our external banking partners are available on request. These amounts may be subject to change. Where we are required to hold your client money in a jurisdiction outside the UK, your rights in the event of insolvency may be reduced. Further details of your rights under the FSCS can be found here: www.fscs.org.uk.

Computershare Investor Services PLC is authorised and regulated by the Financial Conduct Authority, Registered Office: 12 Endeavour Square London E20 1JN. Computershare Investor Services PLC is on the Financial Conduct Authority Register with registration number 188534. Computershare Investor Services PLC is registered in England & Wales, Company No. 3498808, Registered Office: The Pavilions, Bridgwater Road, Bristol, BS13 8AE. The main business of Computershare Investor Services PLC is the provision of share registry and shareholder services.

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